As filed with the Securities and Exchange Commission on February 6, 2015

Registration No.[  ]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(Name of small business issuer in its charter)

Nevada	5070	68-0681552
(State or jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

2451 NW 109 Avenue, Suite 9, Miami, FL 33712

Tel: 1-786-232-3083

Copies to:
Hunter Taubman Weiss LLP
130 W. 42nd Street, Suite 1050
New York, NY 10036

Approximate date of proposed sale to the public:
As soon as practicable after the effective date of the registration statement

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]		Accelerated filer [ ]
Non-accelerated filer [ ]	(Do not check if a smaller reporting company)	Smaller reporting company [X]

CALCULATION OF REGISTRATION FEE

		Proposed	Proposed
		maximum	maximum
		offering	aggregate
Title of each class of securities	Amount to be	price per	offering	Amount of
to be registered	registered (1)(2)	share(3)	price(3)	registration fee
Common Stock, $0.001 par value	51,720,000	$0.08	$4,137,600	$480.79

Total	51,720,000	$0.08	$4,137,600	$480.79

(1)

In addition, pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement includes an indeterminate number of additional shares as may be issuable as a result of stock splits or stock dividends which occur during this continuous offering.

(2)

Representing 49,330,000 shares of common stock issued at a price of $0.03 per share for a total gross cash proceeds of $1,479,900 in a private placement transaction closed on July 19, 2013 and 2,390,000 shares of common stock issued pursuant to a consulting agreement dated May 10, 2014.

(3)

Estimated solely for purposes of calculating the registration fee in accordance with Rule 457(c) under the Securities Act of 1933, as amended based upon the average of the bid and asked price of the Registrant's common stock as quoted on OTCBB of $0.08 per share on February 9, 2015.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED February 10, 2015

PROSPECTUS

51,720,000 Shares of Common Stock

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.

     This prospectus relates to the resale of up to 51,720,000 shares of our common stock, $0.001 par value (the “Common Stock”) including 49,330,000 shares of Common Stock issued at a price of $0.03 per share for a total gross cash proceeds of $1,479,900 in a private placement transaction closed on July 19, 2013 and 2,390,000 shares of common stock issued pursuant to a consulting agreement dated May 10, 2014 between the Company and LP Funding LLC . The selling stockholders named herein may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price, at prices related to such prevailing market price, in negotiated transactions or a combination of such methods of sale. We will not receive any proceeds from the sales by the selling stockholders.

     Our Common Stock is currently quoted on the OTC Bulletin Board and OTCQB under the symbol “JIDG”.

     The selling stockholders, and any broker-dealer executing sell orders on behalf of the selling stockholders, may be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended. Commissions received by any broker-dealer may be deemed underwriting commissions under the Securities Act of 1933, as amended.

     THIS INVESTMENT INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD PURCHASE SHARES ONLY IF YOU CAN AFFORD A COMPLETE LOSS OF YOUR INVESTMENT. SEE “RISK FACTORS” BEGINNING ON PAGE 6 FOR A DISCUSSION OF RISKS APPLICABLE TO US AND AN INVESTMENT IN OUR COMMON STOCK.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES, OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is February 10, 2015

     We have not authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about us that is not contained in this prospectus or in one of our public reports filed with the Securities and Exchange Commission (“SEC”) and incorporated into this prospectus. Information contained in this prospectus or in our public reports may become stale. You should not assume that the information contained in this prospectus, any prospectus supplement or the documents incorporated by reference are accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The selling stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

     Until February 5, 2015, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters.

ITEM 3. SUMMARY INFORMATION, RISK FACTORS AND RATIO OF EARNINGS TO FIXED CHANGES

This summary highlights selected information appearing elsewhere in this prospectus. While this summary highlights what we consider to be the most important information about us, you should carefully read this prospectus and the registration statement of which this prospectus is a part in their entirety before investing in our common stock, especially the risks of investing in our common stock, which we discuss later in “Risk Factors,” and our financial statements and related notes beginning on page 10 and F-1, respectively. Unless the context requires otherwise, the words the “Company,” “Joymain International” “we,” “us” or “our” are references to the combined business of references to the combined business of Joymain International Development Group Inc. (formerly known as Advento Inc.). References to “China” or “PRC” are references to the People’s Republic of China. References to “RMB” are to Renminbi, the legal currency of China, and all references to “$” and dollar are to the U.S. dollar, the legal currency of the United States. All market and industry data provided in this prospectus represents information that is generally available to the public and was not prepared for us for a fee. We did not fund nor were we otherwise affiliated with these sources and we are not attempting to incorporate the information on external web sites into this prospectus. We are only providing textual reference of the information of market and industry data and the web addresses provided in this prospectus are not intended to be hyperlinks and we do not assure that those external web sites will remain active and current.

Special Note Regarding Forward-Looking Statements

This report contains forward-looking statements and information that are based on the beliefs of our management as well as assumptions made by and information currently available to us. Such statements should not be unduly relied upon. When used in this report, forward-looking statements include, but are not limited to, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan” and similar expressions, as well as statements regarding new and existing products, technologies and opportunities, statements regarding market and industry segment growth and demand and acceptance of new and existing products, any projections of sales, earnings, revenue, margins or other financial items, any statements of the plans, strategies and objectives of management for future operations, any statements regarding future economic conditions or performance, uncertainties related to conducting business in China, any statements of belief or intention, and any statements or assumptions underlying any of the foregoing. These statements reflect our current view concerning future events and are subject to risks, uncertainties and assumptions. There are important factors that could cause actual results to vary materially from those described in this report as anticipated, estimated or expected, including, but not limited to: competition in the industry in which we operate and the impact of such competition on pricing, revenues and margins, volatility in the securities market due to the general economic downturn; Securities and Exchange Commission (the “SEC”) regulations which affect trading in the securities of “penny stocks,” and other risks and uncertainties. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward- looking statements, even if new information becomes available in the future. Depending on the market for our stock and other conditional tests, a specific safe harbor under the Private Securities Litigation Reform Act of 1995 may be available. Notwithstanding the above, Section 27A of the Securities Act of 1933, as amended (the “Securities Act”) and Section 21E of the Exchange Act expressly state that the safe harbor for forward-looking statements does not apply to companies that issue penny stock. Because we may from time to time be considered to be an issuer of penny stock, the safe harbor for forward-looking statements may not apply to us at certain times.

Our Company

Corporate Background

We were incorporated in the State of Nevada on August 4, 2010 under the name Advento, Inc.

We originally planned to market and distribute an assortment of residential and commercial shower cabinets produced by Hangzhou Yongsheng Holdings Co., Ltd in the European and North American market. However, in connection with a change of control transaction that closed on March 12, 2013 which is more fully described below under the section below titled “Change of Control”, we appointed a new executive management team and changed our planned business operations.

Change in Control

On March 12, 2013, pursuant to the terms of a Share Exchange Agreement, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of our common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liangwei Wang resigned as president, secretary, treasurer, and director of our company; (b) Mr. Suqun Lin, was appointed as our sole director, president, secretary and treasurer. Our company did not receive any proceeds from the transaction. In accordance with the terms of the agreement our company at the closing of the agreement had no assets and liabilities. We anticipate to raise additional funding for our operating costs and business development activities. There is no assurance that we will be able to successfully raise funds.

Name Change and Increase of Authorized Shares

On March 21, 2013, we received written consent from the holder of 82.92% of our voting securities and our board of directors approved the name change of our company from Advento, Inc. to Joymain International Development Group Inc. and to effect a forward split of our issued and outstanding shares on a basis of 300 new for 1 old. Upon effect of the forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares of common stock, with a par value of $0.001. The board of directors and stockholders also approved to increase our company’s authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, with a par value of $0.001.

Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our Articles of Incorporation to change our name from Advento, Inc. to Joymain International Development Group Inc. and to increase our authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 10, 2013, pursuant to the 300 new for 1 old forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001.

The amendments became effective with the Over-the-Counter Bulletin Board April 10, 2013. Our ticker symbol changed from “ADTO” to “ JIDG ” to better reflect our new name. Our new CUSIP number is 48125Q101.

Plan of Operations and Current Status

We plan to develop, source, market and distribute healthcare related consumer products in the global market and when practicable, acquire an existing company or business in the production or distribution of health consumer goods in the United States. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development and distribution of various healthcare related consumer products and acquisition of a business rather than immediate, short-term earnings.

The analysis of new business opportunities will be undertaken by or under the supervision of our management. Our company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze business opportunities, we will consider the following factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;
•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
•	Strength and diversity of management, either in place or scheduled for recruitment;

•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
•	The cost of participation by our company as compared to the perceived tangible and intangible values and potentials;
•	The extent to which the business opportunity can be advanced;
•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
•	Other relevant factors.

On June 25, 2014, we entered into a distribution agreement with Right Fortune International Limited to distribute Yolexury and Yolexury Travel Pack, a health juice product which increases energy and stamina, helps to maintain healthy cardio vascular function and promotes healthy digestive function. According to the distribution agreement, we were granted exclusive distribution rights in the Greater China (Mainland China, Hong Kong, Macao and Taiwan) territory for calendar year 2014. In addition, the term of exclusivity was automatically renewed annually as we met the annual Yolexury Minimum Order which was 400,000 bottles of 750ml Yolexury as of October 31, 2014. Pursuant to the distribution agreement, Right Fortune manufactures products in accordance with purchase orders placed by us. Furthermore, Right Fortune has provided covenants that all products will meet standards including but not limited to Good Manufacturing Practice standards and qualifications, Certificate of Free Sale and Sanitation standards and qualifications, and are of the highest quality and tested by a third party lab. We are responsible for assuring that manufacturing and packaging is completed within USA standards and practices. We expect that by entering into this distribution agreement, we will start to build up our reputation as a distributor of health products and consumer goods, and expand our distribution network. As of the date of this registration statement, we have distributed Yolexsury and Yolexsury Travel Pack to our first tier distributor in Hong Kong only and this distributor then distributes the products in the Great China to our lower tier distributors. To facilitate our growth, we acquired a HK trading company, Dao Sheng Trading Limited for HK$10,000 and set up Joymain International Intellectual Property Limited in Hong Kong in May 2014. We consider Hong Kong as an ideal location to connect to all Asian markets and it provides a comprehensive and advanced legal system for trading and intellectual property protection.

We are currently in the development stage and have negative working capital, negative stockholders’ equity and have not earned any revenues from operations to date. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating new products and acquisition candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

On May 10, 2014, we entered into a consulting agreement with LP Funding LLC (“LP”), pursuant to which LP will render certain corporate advisory services to us including but not limited to advising us on our business plan and engagement of the financial markets. We agreed to pay LP an annual fee of $72,000 and issue a total number of 2,390,000 shares of common stock.

Employees

We currently have 5 employees including our officers. Our officers are engaged in outside business activities and are anticipated to devote limited time to our business until the acquisition of a successful business opportunity has been identified. Our current officers and director and any other directors and officers hereafter appointed or elected will devote their time to our affairs on an as needed basis, this, depending on the circumstances, could amount to as little as 20 hours per month, or more than 80 hours per month.

Principal Executive Office

On October 30, 2014, in order to better execute our development plan, we moved our principal office from No. 30 N. Zhongshan Road, Floor 40, Gulou District, Nanjing Jiangsu Province, P.R.C. 210008 to 2451 NW 109 Avenue, Suite 9, Miami, FL33712, Tel: 1-786-232-3083.

Risk Factors

The securities offered by this prospectus are speculative and involve a high degree of risk associated with our business. For more discussion of these and other risk factors affecting us and our business, see the “Risk Factors” section beginning on page 14 of this prospectus.

Summary of the Offering

     This offering relates to the offer and sale of our common stock by the selling stockholders identified in this prospectus. The selling stockholders will determine when they will sell their shares, and in all cases will sell their shares at the current market price or at negotiated prices at the time of the sale. Although we have agreed to pay the expenses related to the registration of the shares being offered, we will not receive any proceeds from the sale of the shares by the selling stockholders.

Issuer	Joymain International Development Group Inc.

Common Stock being offered by Selling Stockholders	Up to 51,720,000 shares of Common Stock (1)

Common stock outstanding as of February 9, 2015	1,120,343,373

Shares of common stock outstanding following the Offering:	1,120,343,373

Use of proceeds	We will not receive any proceeds from the sale of shares by the Selling Stockholders.

Risk Factors

An investment in our common stock is speculative and involves substantial risks. You should read the "Risk Factors" section beginning on page 14 of this prospectus for a discussion of certain factors to consider carefully before deciding to invest in shares of our common stock.

Plan of Distribution	The shares of common stock covered by this prospectus may be sold by the selling stockholder in the manner described under "Plan of Distribution."

Stock Symbol	JIDG

________________
(1)

This prospectus relates to the resale by the Selling Stockholders of up to 51,720,000 shares of our Common Stock that are currently issued and outstanding, representing 49,330,000 shares of common stock which were issued at a price of $0.03 per share for a total gross cash proceeds of $1,479,900 in a private placement transaction closed on July 19, 2013 and 2,390,000 shares of Common Stock issued pursuant to a consulting agreement dated May 10, 2014 between the Company and LP Funding LLC. The selling stockholders named herein may sell common stock from time to time in the principal market on which the stock is traded at the prevailing market price, at prices related to such prevailing market price, in negotiated transactions or a combination of such methods of sale. We will not receive any proceeds from the sales by the selling stockholders.

Summary Financial Information

     The following summary financial data for the fiscal years ended April 30, 2014 and 2013, and the period from August 4, 2010 (inception) through April 30, 2014 were derived from the financial statements. This information is only a summary and does not provide all of the information contained in our financial statements and related notes. You should read the “Management’s Discussion and Analysis or Plan of Operation” beginning on page 93 of this prospectus and our financial statements and related notes included elsewhere in this prospectus.

STATEMENT OF OPERATIONS DATA:

			For the Period
			From August 4,
	For the Years Ended		2010 ( Inception )	For the Quarter	For the Six
	April 30,		Through April 30,	ended	Months ended
	2014	2013	2014	October 31, 2014	October 31,2014

REVENUE	$-	$-	$-	$-	$-

EXPENSES	167,465	44,796	230,577	91,110	227,059

Loss from operations	(167,465)	(44,796)	(230,577)	(91,110)	(227,059)
Other Income:

Interest income	1,806	-	1,806	1,257	1,775

Other income	-	-	-	3,396	3,531

Total other income	1,806	-	1,806	4,653	5,306

Loss before income taxes	(165,659)	(44,796)	(228,771)	(86,457)	(221,753)
Provision for income taxes	-	-	-	-	-

NET LOSS	$(165,659)	$(44,796)	$(228,771)	$(86,457)	$(221,753)
BASIC AND DILUTED:
Loss per common share	a	a		a	a
WEIGHTED AVERAGE NUMBER OF COMMON SHARES	945,720,9 59	904,500,0 00		956,316,141	955,099,049

a= Less than ($0.01) per share

BALANCE SHEETS DATA:

	April 30 ,	April 30,	October 31,
	2014	2013	2014
ASSETS
CURRENT ASSETS:
Cash	$1,301,748	$-	$589,251

Prepaid expenses	900	1,945	35,850
Advance to suppliers	-	-	864,471

Marketable securities	-	-	353,531
TOTAL CURRENT ASSETS	1,302,648	1,945	1,843,103
PROPERTY AND EQUIPMENT - Net	1,955	-	1,755

TOTAL ASSETS	$1,304,603	$1,945	$1,844,858
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$12,688	$5,909	$3,888
Due to related parties	39,855	27,113	3,529
Advance from customers			715,600
Other payables			9,684
TOTAL CURRENT LIABILITIES	52,543	33,022	732,701

STOCKHOLDERS' EQUITY (DEFICIT):

Common stock,1,500,000,000 shares authorized, par value $0.001, 953,830,000, 904,500,000 and 956,365,000 shares issued and outstanding at April 30, 2014 and 2013, and October 31, 2014, respectively	953,830	904,500	956,365
Additional Paid-in Capital	1,403,251	3,785	1,482,566
Deficit accumulated during the development stage	(1,105,021)	(939,362)	(1,326,774)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,252,060	(31,077)	1,112,157

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,304,603	$1,945	$1,844,858

RISK FACTORS

Before deciding to purchase, hold or sell our common stock, you should carefully consider the risks described below, as well as the other cautionary statements and risks described elsewhere and the other information contained in this Report and in our other filings with the SEC, including subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. We operate in a rapidly changing environment that involves a number of risks. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also affect our business operations. If any of these known or unknown risks actually occur, our business, financial condition or results of operations could be materially and adversely affected and you may lose all or part of your investment.

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and the other information in this prospectus before investing in our common stock. If any of the following risks occur, our business, operating results and financial condition could be seriously harmed. The trading price of our common stock, when and if we trade at a later date, could decline due to any of these risks, and you may lose all or part of your investment.

RISKS ASSOCIATED TO OUR BUSINESS

We are a development stage company and have commenced limited operations in our business. We expect to incur significant operating losses for the foreseeable future.

We were incorporated on August 4, 2010 and to date have been involved primarily in organizational activities. We have commenced limited business operations. Accordingly, we have no way to evaluate the likelihood that our business will be successful. Potential investors should be aware of the difficulties normally encountered by new distribution companies and the high rate of failure of such enterprises. The likelihood of success must be considered in light of the problems, expenses, difficulties, complications and delays encountered in connection with the operations that we plan to undertake. These potential problems include, but are not limited to, unanticipated problems relating to the ability to generate sufficient cash flow to operate our business, and additional costs and expenses that may exceed current estimates. Prior to shipping fist shower cabinets, we anticipate that we will incur increased operating expenses without realizing any revenues. We expect to incur significant losses into the foreseeable future. We recognize that if the effectiveness of our business plan is not forthcoming, we will not be able to continue business operations. There is no history upon which to base any assumption as to the likelihood that we will prove successful.

To maximize our potential for future growth and achieve our expected revenues, we need to manage growth in our current operations.

In order to maximize potential growth in our current and potential markets, we believe that we must expand our sourcing, market research and marketing operations. This expansion will place a significant strain on our management and on our operational, accounting, and information systems. We expect that as we continue to grow we will need to improve our financial controls, operating procedures, and management information systems to handle increased operations. We will also need to effectively train, motivate, and manage our employees. Failure to manage our growth could disrupt our operations and ultimately prevent us from generating the revenues we expect.

We cannot assure you that our acquisition growth strategy will be successful.

In addition to our organic growth strategy we also expect to grow through strategic acquisitions. We cannot assure you that our acquisitions will be successful or that we will have the funds to pursue any acquisitions. Further, even if we are able to complete strategic acquisitions, as expected, we will face challenges such as integration of systems, personnel and corporate culture that may impact our ability to successfully integrate acquired businesses into our overall corporate structure, which would negatively impact our business, operations and financial performance.

If we are not able to implement our strategies to achieve our business objectives, our business operations and financial performance may be adversely affected.

Our business plan and growth strategy is based on currently prevailing circumstances and the assumption that certain circumstances will or will not occur, as well as the inherent risks and uncertainties involved in various stages of development. However, there is no assurance that we will be successful in implementing our strategies or that our strategies, even if implemented, will lead to the successful achievement of our objectives. If we are not able to successfully implement our strategies, our business operations and financial performance may be adversely affected.

Any funding we raise through the sale of our common stock will result in dilution to existing shareholders and funding through bank loans will increase our liabilities.

We are raising capital in order for our business plan to succeed trough this offering. Such stock issuances will cause stockholders' interests in our company to be diluted. Such dilution will negatively affect the value of investors’ shares. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments.

We have earned very limited revenue and our ability to sustain our operations is dependent on our ability to raise financing. As a result, there is substantial doubt about our ability to continue as a going concern.

Our cash and cash equivalents is our principal source of liquidity. At October 31, 2014, we had $589,251 in cash and cash equivalents, $35,850 in prepaid expenses, $864,471 in advance to suppliers, $353,531 in marketable securities, accounts payable of $3,888, due to related parties of $3,529, advance from customer of $715,600, and other payables of $9,684. In July 2013, we received $1,479,900 from the sale of 49,330,000 shares of common stock and incurred $31,104 offering costs related to the transaction. As of October 31, 2014, we had accumulated deficits of $1,326,774. As of April 30, 2014 and 2013, we had accumulated deficits of $1,105,021 and $939,362. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. RBSM LLP, our independent registered public accounting firm, has expressed substantial doubt about our ability to continue as a going concern. This opinion could materially limit our ability to raise funds. If we fail to raise sufficient capital needed, we will not be able to complete our business plan. As a result we may have to liquidate our business and you may lose your investment. You should consider our independent registered public accountant’s comments when determining if an investment is suitable.

We will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company.

If we are successful in raising the funds from this offering, we plan to start our operations described in Plan of Operation section. We cannot provide investors with any assurance that we will be able to raise sufficient funds to proceed with any work or activities.

We depend on third parties to supply products; any adverse changes in such supply or the costs of products may adversely affect our operations.

We currently obtain our products from third parties. The supply of these products can be adversely affected by any material change in the economic and political conditions in China, which may, in turn, result in increased costs to purchase these products.

We depend on third parties to supply products, and any failure of our products to comply with safety requirements set by government may adversely affect our results from operations.

We currently obtain our products from third parties. We may fail to ensure the supplied goods to be compliance with safety regulation and rules set by government, which may, in turn, results in losing our customers and region distributors which would adversely affect our revenues and stockholder value.

If we do not attract customers or lower tier distributors, we will not make a profit, which ultimately will result in a cessation of operations.

We currently have signed one distribution agreement to distribute exclusively a health juice product in the Greater China (Mainland China, Hong Kong, Macao and Taiwan) area for calendar year 2015 and our exclusive distribution right was automatically renewed for 2015. As the date of this Registration Statement, we have distributed the product only directly to a first tier distributor in Hong Kong who then distributes the product to our lower tier distributors in the Great China. Though we successfully renewed our exclusive distribution rights for 2015, we cannot guarantee that we can attract and expand our lower tier distributors and we have not identified any end customers. Even if we obtain customers or lower tier distributors, there is no guarantee that we will generate a profit as we are heavily rely on the orders received from lower tier distributors and we cannot control how many orders they will receive . If we cannot generate a profit, we will have to suspend or cease operations. You are likely to lose your entire investment if we cannot sell the health juice product at prices which generate a profit.

We operate in a highly competitive environment, and if we are unable to compete with our competitors, our business, financial condition, results of operations, cash flows and prospects could be materially adversely affected.

We operate in a highly competitive environment. Our competition includes large, small and midsized companies, and many of them may distribute the same or similar shower cabinets in our markets at competitive prices. Highly competitive environment could materially adversely affect our business, financial condition, results of operations, cash flows and prospects.

Because company’s operations and managements are located outside of the United States, U.S. investors may experience difficulties in attempting to affect service of process and to enforce judgments based upon U.S. federal securities laws against the company and its non U.S. resident officer and director.

While we are organized under the laws of State of Nevada, our management, our officers and directors are non-U.S. residents, and our headquarters are located outside of the United States. Consequently, it may be difficult for investors to affect service of process on him in the United States and to enforce in the United States judgments obtained in United States courts against him based on the civil liability provisions of the United States securities laws. Since all our assets will be located in China it may be difficult or impossible for U.S. investors to collect a judgment against us. As well, any judgment obtained in the United States against us may not be enforceable.

We may engage in future acquisitions, which may be expensive and time consuming and from which we may not realize anticipated benefits.

We may acquire additional businesses, technologies and products if we determine that these additional businesses, technologies and products are likely to serve our strategic goals. The specific risks we may encounter in these types of transactions include but are not limited to the following:

•

potentially dilutive issuances of our securities, the incurrence of debt and contingent liabilities and amortization expenses related to intangible assets with indefinite useful lives, which could adversely affect our results of operations and financial condition;

•	using cash as acquisition currency may adversely affect interest or investment income, which may in turn adversely affect our earnings and /or earnings per share;
•

difficulty in fully or effectively integrating any acquired technologies or software products into our current products and technologies, which would prevent us from realizing the intended benefits of the acquisition;

•	difficulty in predicting and responding to issues related to product transition such as development, distribution and client support;
•	the possible adverse effect of such acquisitions on existing relationships with third party partners and suppliers of technologies and services;
•

the possibility that staff or clients of the acquired company might not accept new ownership and may transition to different technologies or attempt to renegotiate contract terms or relationships, including maintenance or support agreements;

•

the possibility that the due diligence process in any such acquisition may not completely identify material issues associated with product quality, product architecture, product development, intellectual property issues, key personnel issues or legal and financial contingencies, including any deficiencies in internal controls and procedures and the costs associated with remedying such deficiencies;

•	difficulty in entering geographic and business markets in which we have no or limited prior experience;
•	difficulty in integrating acquired operations due to geographical distance and language and cultural differences; and
•	the possibility that acquired assets become impaired, requiring us to take a charge to earnings which could be significant.

A failure to successfully integrate acquired businesses or technology could, for any of these reasons, have an adverse effect on our financial condition and results of operations.

Because our controlling shareholder owns 66.9% or more of our outstanding common stock, he will make and control corporate decisions that may be disadvantageous to minority shareholders.

As the date of this filing, our controlling shareholder, Mr. Xijian Zhou owns 750,000,000 shares of Common Stock, representing 66.9% of issued and outstanding common stock as the date hereof. Accordingly, he has significant influence in determining the outcome of all corporate transactions or other matters, including the election of directors, mergers, consolidations and the sale of all or substantially all of our assets, and also the power to prevent or cause a change in control. The interests of Mr. Zhou may differ from the interests of the other stockholders and may result in corporate decisions that are disadvantageous to other shareholders.

RISKS ASSOCIATED WITH OUR SECURITIES

There may not be sufficient liquidity in the market for our securities in order for investors to sell their securities and the market price of our common stock may be volatile.

There is currently only a limited public market for our Common Stock and there can be no assurance that a trading market will develop further or be maintained in the future. The market price of our Common Stock has been and will likely continue to be highly volatile, as is the stock market in general. Some of the factors that may materially affect the market price of our Common Stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate or sales of our Common Stock. These factors may materially adversely affect the market price of our Common Stock, regardless of our performance. In addition, the public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of our Common Stock.

The trading in our shares will be regulated by the Securities and Exchange Commission Rule 15g-9 which established the definition of a “penny stock.”

The shares being offered are defined as a penny stock under the Exchange Act and rules of the Commission. The Exchange Act and such penny stock rules generally impose additional sales practice and disclosure requirements on broker-dealers who sell our securities to persons other than certain accredited investors who are, generally, institutions with assets in excess of $2,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 ($300,000 jointly with spouse), or in transactions not recommended by the broker-dealer. For transactions covered by the penny stock rules, a broker dealer must make certain mandated disclosures in penny stock transactions, including the actual sale or purchase price and actual bid and offer quotations, the compensation to be received by the broker-dealer and certain associated persons, and deliver certain disclosures required by the Commission. Consequently, the penny stock rules may make it difficult for you to resell any shares you may purchase, if at all.

The market for penny stocks has experienced numerous frauds and abuses which could adversely impact investors in our stock.

OTC securities are frequent targets of fraud or market manipulation, both because of their generally low prices and because OTC reporting requirements are less stringent than those of the stock exchanges or NASDAQ.

Patterns of fraud and abuse include:

•	Control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer;
•	Manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases;
•	“Boiler room” practices involving high pressure sales tactics and unrealistic price projections by inexperienced sales persons;
•	Excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and
•	Wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the inevitable collapse of those prices with consequent investor losses.

Our management is aware of the abuses that have occurred historically in the penny stock market.

When this registration statement becomes effective, there will be a significant number of shares of Common Stock eligible for sale, which could depress the market price of such stock.

Once this registration statement is effective, a large number of shares of Common Stock will become available for sale in the public market, which could harm the market price of the stock. Further, shares may be offered from time to time in the open market pursuant to Rule 144 if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, and these sales may have a depressive effect as well. In general, a non-affiliate who has held restricted securities for a period of six (6) months may sell such securities into the market and an “affiliate” who has held restricted shares for a period of six (6) months may, upon filing a notification with the SEC on Form 144, sell Common Stock into the market in an amount equal to one percent (1%) of the outstanding shares.

We have not paid dividends in the past and do not expect to pay dividends in the future, and any return on investment may be limited to the value of our stock.

We have never paid any cash dividends on our Common Stock and do not anticipate paying any cash dividends on our Common Stock in the foreseeable future and any return on investment may be limited to the value of our Common Stock. We plan to retain any future earning to finance growth.

RISKS RELATING TO REGULATION OF OUR BUSINESS

Uncertainties with respect to the governing regulations could have a material and adverse effect on us.

There are substantial uncertainties regarding the interpretation and application of the laws and regulations in the greater China area , including, but not limited to, the laws and regulations governing our business and our ownership of the equity interests in our PRC subsidiaries, both of which are wholly foreign owned enterprise under the PRC laws. PRC laws and regulations are frequently subject to change due to rapid economic and social development and many of them were newly enacted within the last 10 years. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business permits and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to the PRC subsidiary by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found to be in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Under the PRC Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China, and such classification would likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress (the “NPC”), approved and promulgated the new PRC Enterprise Income Tax Law (herein referred as the “EIT Law”). The EIT Law took effect on January 1, 2008. Under the EIT Law, Foreign Investment Enterprises (“FIEs”), and domestic companies are subject to a uniform tax rate of 25%.

In addition, under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise. On April 22, 2009, the State Administration of Taxation, or the SAT, issued a circular, or SAT Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China, which include all of the following conditions: (a) the location where senior management members responsible for an enterprise’s daily operations discharge their duties; (b) the location where financial and human resource decisions are made or approved by organizations or persons; (c) the location where the major assets and corporate documents are kept; and (d) the location where more than half (inclusive) of all directors with voting rights or senior management have their habitual residence. Further to SAT Circular 82, on August 3, 2011, the SAT issued the Administrative Measures of Enterprise Income Tax of Chinese-Controlled Offshore Incorporated Resident Enterprises (Trial), or SAT Bulletin 45, to provide more guidance on the implementation of SAT Circular 82; the bulletin became effective on September 1, 2011. SAT Bulletin 45 further clarifies certain issues in the areas of resident status determination, post-determination administration and competent tax authorities. It also specifies that when provided with a copy of Chinese tax resident determination certificate from a resident Chinese controlled offshore incorporated enterprise, the payer should not withhold 10% income tax when paying the Chinese-sourced dividends, interest, royalties, etc. to the Chinese controlled offshore incorporated enterprise. Although SAT Circular 82 and SAT Bulletin 45 only apply to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners, the determining criteria set forth in SAT Circular 82 and SAT Bulletin 45 may reflect the SAT’s general position on how the “de facto management body” text should be applied in determining the tax resident status of all offshore enterprises, regardless of whether they are controlled by PRC enterprises or individuals. Due to lack of applicable legal precedents, it remains unclear how the PRC tax authorities will determine the PRC tax resident treatment of a foreign company controlled by individuals like us.

If the PRC tax authorities determine that we are “resident enterprises” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on offering proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules, dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax Finally, it is possible that “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC enterprise stockholders and with respect to gains derived by our non-PRC enterprise stockholders from transferring our shares and a 20% withholding tax is imposed on dividends we pay to our non-PRC individual stockholders and with respect to gains derived by our non-PRC individual stockholders from transferring our shares. We are actively monitoring the possibility of “resident enterprise” treatment for the applicable tax years and are evaluating appropriate organizational changes to avoid this treatment, to the extent possible.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be credited against our U.S. tax.

We face uncertainty from China’s Circular on Strengthening the Administration of Enterprise Income Tax on Non-Resident Enterprises' Share Transfer (Circular 698 that was released in December 2009 with retroactive effect from January 1, 2008.)

The Chinese State Administration of Taxation released a circular (“Circular 698”) on December 10, 2009 that addresses the transfer of shares by nonresident companies. Circular 698, which is effective retroactively to January 1, 2008, may have a significant impact on many companies that use offshore holding companies to invest in China. Pursuant to Circular 698, where the withholding agent does not withhold in accordance with laws or can’t perform the withholding obligation, the non-resident enterprises shall file a tax declaration with the PRC tax authority located at the place of the resident enterprise whose equity has been transferred, within seven days after the date of the equity transfer provided under the contracts, or the date the transferor receives the income, whichever is earlier.

Where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise by selling the shares in an offshore holding company, and the latter is located in a country or jurisdiction where the effective tax burden is less than 12.5% or where the offshore income of his, her, or its residents is not taxable, the foreign investor is required to provide the tax authority in charge of that Chinese resident enterprise with the relevant information within 30 days upon the execution of the equity transfer agreement.. Moreover, where a foreign investor indirectly transfers equity interests in a Chinese resident enterprise through an abuse of form of organization and there are no reasonable commercial purposes such that the enterprise income tax liability is avoided, the PRC tax authority will have the power to re-assess the nature of the equity transfer in accordance with PRC’s “substance-over-form” principle and deny the existence of the offshore holding company that is used for tax avoidance purposes.

There is uncertainty as to the application of Circular 698. For example, it is possible that the relevant PRC tax authorities have jurisdiction regarding requests for information over a wide range of foreign entities having no direct contact with China. Moreover, the relevant authority has not yet promulgated any formal provisions or formally declared or stated how to calculate the effective tax in the country or jurisdiction and to what extent and the process of the disclosure to the tax authority in charge of that Chinese resident enterprise. In addition, there are no formal declarations with regard to how to decide abuse of form of organization and reasonable commercial purpose, which can be utilized by us to balance if our company complies with the Circular 698. As a result, we may become at risk of being taxed under Circular 698 and we may be required to expend valuable resources to comply with Circular 698 or to establish that we should not be taxed under Circular 698, which could have a material adverse effect on our financial condition and results of operations.

PRC regulations relating to the establishment of offshore holding companies by PRC residents may subject our PRC resident beneficial owners or our PRC subsidiaries to liability or penalties, limit our ability to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us, or may otherwise adversely affect us.

In October 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Return Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, or SAFE Notice 75, which became effective as of November 1, 2005. SAFE has also issued implemented rules to SAFE Notice 75. SAFE Notice 75 and its implementation rules require PRC residents (including both corporate entities and natural persons) to register with SAFE or its competent local branch in connection with their direct or indirect shareholding in any company outside of China referred to as an “offshore special purpose company” established for the purpose of raising funds from overseas to acquire assets of, or equity interests in, PRC companies. Under SAFE Notice 75, a “special purpose vehicle”, or SPV, refers to an offshore entity established or controlled, directly or indirectly, by PRC residents for the purpose of seeking offshore equity financing using assets or interests owned by such PRC residents in onshore companies. In addition, any PRC resident that is the shareholder of an offshore special purpose company is required to amend his or her SAFE registration with the SAFE or its competent local branch, with respect to that offshore special purpose company in connection with any of its increase or decrease of capital, transfer of shares, merger, division, equity investment or creation of any security interest over any assets located in China. The SAFE regulations require retroactive approval and registration of direct or indirect investments previously made by PRC residents in offshore special purpose companies. PRC subsidiaries of an offshore special purpose company are required to coordinate and supervise the filing of SAFE registrations by the offshore holding company’s shareholders who are PRC residents in a timely manner. In the event that a PRC resident shareholder with a direct or indirect investment in an offshore parent company fails to obtain the required SAFE approval and make the required registration, the PRC subsidiaries of such offshore parent company may be prohibited from making distributions of profits to the offshore parent and from paying the offshore parent proceeds from any reduction in capital, share transfer or liquidation in respect of the PRC subsidiaries. Further, failure to comply with the various SAFE approval and registration requirements described above, as currently drafted, could result in liability under PRC law for foreign exchange evasion.

There still remain uncertainties as to how certain procedures and requirements under the aforesaid SAFE regulations will be enforced, and it remains unclear how these existing regulations, and any future legislation concerning offshore or cross-border transactions, will be interpreted, amended and implemented by the relevant government authorities. Although we have requested PRC residents who, to our knowledge, hold direct or indirect interests in our company to make the necessary applications, filings and amendments as required under the SAFE Notice 75 and other related rules, our PRC resident beneficial holders have not completed such approvals and registrations required by the SAFE regulations due to the complexity and procedure requirement involved in securing such SAFE approval. We cannot assure you that such PRC residents will be able to complete the necessary approval and registration procedures required by the SAFE regulations. We will attempt to comply, and attempt to ensure that all of our shareholders subject to these rules comply with the relevant requirements. We cannot, however, assure the compliance of all of our China-resident shareholders. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, including restrictions on certain of our subsidiaries’ ability to pay dividends or hinder our investment in those subsidiaries or affect our ownership structure, which could materially and adversely affect our business and prospects.

Failure to comply with PRC regulations regarding the registration requirements for employee equity incentive plans or share option plans may subject the PRC plan participants or us to fines and other legal or administrative sanctions.

In December 2006, the People’s Bank of China promulgated the Administrative Measures of Foreign Exchange Matters for Individuals, which set forth the respective requirements for foreign exchange transactions by individuals (both PRC or non-PRC citizens) under either the current account or the capital account. In January 2007, SAFE issued implementing rules for the Administrative Measures of Foreign Exchange Matters for Individuals, which, among other things, specified approval requirements for certain capital account transactions such as a PRC citizen’s participation in the employee stock ownership plans or stock option plans of an overseas publicly-listed company. In March 2007, SAFE promulgated the Application Procedures of Foreign Exchange Administration for Domestic Individuals Participating in Employee Stock Ownership Plan or Stock Option Plan of Overseas-Listed Company, or the 2007 Stock Option Rules. In February 2012, SAFE promulgated the Notice on Issues Related to Foreign Exchange Administration on Domestic Individuals' Participation in Equity Incentive Plans of Overseas-Listed Company, which replaced the 2007 Stock Option Rules. Under current effective rules, if a PRC resident participates in any equity incentive plan of an overseas publicly-listed company, a qualified PRC domestic agent must, among other things, file on behalf of such participant an application with SAFE to conduct the SAFE registration with respect to such equity incentive plan and obtain approval for an annual allowance with respect to the purchase of foreign exchange in connection with the exercise or sale of stock options or stock such participant holds. Such participating PRC residents' foreign exchange income received from the sale of stock and dividends distributed by the overseas publicly-listed company must be fully remitted into a PRC collective foreign currency account opened and managed by the PRC agent before distribution to such participants.

Further, a notice concerning the individual income tax on earnings from employee share options jointly issued by Ministry of Finance, or the MOF, and the State Administration of Taxation, or the SAT, and its implementing rules, provide that domestic companies that implement employee share option programs shall (a) file the employee share option plans and other relevant documents to the local tax authorities having jurisdiction over them before implementing such employee share option plans; (b) file share option exercise notices and other relevant documents with the local tax authorities having jurisdiction over them before exercise by the employees of the share options, and clarify whether the shares issuable under the employee share options mentioned in the notice are the shares of publicly listed companies; and (c) withhold taxes from the PRC employees in connection with the PRC individual income tax.

We and our PRC citizen employees who participate in our employee stock incentive plan, which we adopted in 2010, will be subject to these regulations. We and our PRC option grantees have not completed the registrations under these regulations. We cannot assure you that we and our PRC option grantees will be able to complete the required registrations. Any current or future failure to comply with the relevant requirements could subject us to fines or sanctions imposed by the Chinese government, which could adversely affect our business and prospects.

RISKS ASSOCIATED WITH DOING BUSINESS IN CHINA

In addition to the risks related to the regulation of our business, there are substantial risks generally associated with doing business in China, as set forth in the following risk factors.

Our operations and assets in China are subject to significant political and economic uncertainties.

Changes in PRC laws and regulations, or their interpretation, or the imposition of confiscatory taxation, restrictions on currency conversion, imports and sources of supply, devaluations of currency or the nationalization or other expropriation of private enterprises could have a material adverse effect on our business, results of operations and financial condition. Under its current leadership, the Chinese government has been pursuing economic reform policies that encourage private economic activity and greater economic decentralization. There is no assurance, however, that the Chinese government will continue to pursue these policies, or that it will not significantly alter these policies from time to time without notice.

We may have limited legal recourse under PRC laws if disputes arise under our contracts with third parties.

The Chinese government has enacted laws and regulations dealing with matters such as corporate organization and governance, foreign investment, commerce, taxation and trade. However, their experience in implementing, interpreting and enforcing these laws and regulations is limited, and our ability to enforce commercial claims or to resolve commercial disputes is unpredictable. If our new business ventures are unsuccessful, or other adverse circumstances arise from these transactions, we face the risk that the parties to these ventures may seek ways to terminate the transactions, or, may hinder or prevent us from accessing important information regarding the financial and business operations of these acquired companies. The resolution of these matters may be subject to the exercise of considerable discretion by agencies of the Chinese government, and forces unrelated to the legal merits of a particular matter or dispute may influence their determination. Any rights we may have to specific performance, or to seek an injunction under PRC law, in either of these cases, are severely limited, and without a means of recourse by virtue of the Chinese legal system, we may be unable to prevent these situations from occurring. The occurrence of any such events could have a material adverse effect on our business, financial condition and results of operations.

Failure to comply with the U.S. foreign corrupt practices act and Chinese anti-corruption laws could subject us to penalties and other adverse consequences.

Our executive officers, employees and other agents are subject to anti-corruption and anti-bribery laws including China’s anti-corruption laws and the U.S. Foreign Corrupt Practices Act, or the FCPA, which generally prohibits United States companies from engaging in bribery or other prohibited payments to foreign officials for the purpose of obtaining or retaining business. In addition, we are required to maintain records that accurately and fairly represent our transactions and have an adequate system of internal accounting controls. Foreign companies, including some that may compete with us, are not subject to these prohibitions, and therefore may have a competitive advantage over us. The PRC also strictly prohibits bribery of government officials. However, corruption, extortion, bribery, pay-offs, theft and other fraudulent practices occur from time-to-time in the PRC.

While we intend to implement measures to ensure compliance with the FCPA and China’s anti-corruption laws by all individuals involved with our company, our employees or other agents may engage in such conduct for which we might be held responsible. Since we became a U.S. public company, we have implemented strict requirements to preclude payments to government officials and limits on the amount employees can spend on gifts and entertaining clients. Although prior to our becoming a U.S public company we had given culturally traditional gifts to government officials during Spring Festival and other Chinese traditional holidays, we believe the amounts of such gifts are below the amounts that generally trigger criminal liability under PRC law. The gifts were not made with the intent to bribe or wrongfully influence any such officials. However, if our employees or other agents are found to have engaged in practices that violate either U.S or PRC laws, we could suffer severe penalties and other consequences that may have a material adverse effect on our business, financial condition and results of operations. In addition, our brand and reputation, our sales activities or our stock price could be adversely affected if we become the target of any negative publicity as a result of actions taken by our employees or other agents.

The Chinese government exerts substantial influence over the manner in which we must conduct our business activities.

China has only permitted provincial and local economic autonomy and private economic activities the last three decades, and, as a result, we are dependent on our relationship with the local government in the province in which we operate our business. Chinese government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, environmental regulations, land use rights, property and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of these jurisdictions may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations. Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof, and could require us to divest ourselves of any interest we then hold in Chinese properties.

PRC employment contract law and increases in the labor costs in China may hurt our business and profitability.

A Chinese Employment Contract Law that became effective on January 1, 2008, imposes more stringent requirements on employers in relation to entry into fixed-term employment contracts, recruitment of temporary employees and dismissal of employees. In addition, under the Regulations on Paid Annual Leave for Employees, which also became effective on January 1, 2008, employees who have worked continuously for more than one year are entitled to a paid vacation ranging from 5 to 15 days, depending on the length of the employee’s service. Employees who waive such vacation entitlements at the request of the employer will be compensated for three times their normal daily salaries for each vacation day so waived. Pursuant to the PRC Employment Contract Law and its latest amendments effective on July 1, 2013, dispatched employees are intended to be a supplementary form of employment and shall only apply to provisional, auxiliary or substitutive positions, and the fundamental form should be direct employment by enterprises and organizations that require employees. It is expressly stated that the number of dispatched employees an employer uses may not exceed a "certain percentage" of its total labor force. The Interim Provisions on Labor Dispatch which came into force on March 1, 2014, further set such percentage at 10% and provide a two-year transitional period for compliance with such requirement. Failure to comply with these requirements may result in orders of rectification and imposition of fines. As a result of the new law and regulations, our labor costs may increase. There is no assurance that disputes, work stoppages or strikes will not arise in the future.

Increases in the labor costs or future disputes with our employees could damage our business, financial condition or operating results. According to PRC labor laws, the employer shall be responsible to deal with and pay social insurances and housing funds for all of its employees based on the actual salary of the employees. In addition, as required by PRC regulations, we participate in various employee benefit plans that are organized by municipal and provincial governments, including pension, work-related injury benefits, maternity insurance, medical and unemployment benefit plans. We are required under PRC laws to make contributions to the employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time. Members of the retirement plan are entitled to a pension equal to a fixed proportion of the salary prevailing at the member’s retirement date. There is no guarantee that we and our subsidiaries will be able to comply with the relevant requirements. Failure to comply with the various PRC Labor Laws and regulation requirements described above could result in liability under PRC law.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and high rates of inflation. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit, or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products.

We may have difficulty establishing adequate management, legal and financial controls in the PRC.

We may have difficulty in hiring and retaining a sufficient number of qualified employees to work in the PRC. As a result, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet Western standards.

You may experience difficulties in effecting service of legal process, enforcing foreign judgments or bringing original actions in China based on United States or other foreign laws, against us and our management.

We conduct substantially all of our operations in China and substantially all of our assets are located in China. In addition, some of our directors and executive officers reside within China. As a result, it may not be possible to effect service of process within the United States or elsewhere outside China upon some of our directors and senior executive officers, including with respect to matters arising under U.S. federal securities laws or applicable state securities laws. It would also be difficult for investors to bring an original lawsuit against us or our directors or executive officers before a Chinese court based on U.S. federal securities laws or otherwise. Moreover, China does not have treaties with the United States or many other countries providing for the reciprocal recognition and enforcement of judgment of courts.

ITEM 4. USE OF PROCEEDS

We will not receive any of the proceeds from the sale of the Shares being offered by the Selling Stockholders.

ITEM 5. DETERMINATION OF OFFERING PRICE

Not applicable.

ITEM 6. DILUTION

Not applicable.

ITEM 7. SELLING SECURITIES HOLDERS

     We are registering for resale shares of our Common Stock that are issued and outstanding, and held by the Selling Stockholders identified below. The shares were issued in accordance with the exemption from the registration provisions of the Securities Act of 1933, as amended, provided by Section 4(2) of such Act for issuances not involving any public offering and Regulation S promulgated thereunder. We are registering the shares to permit the Selling Stockholders and their pledgees, donees, transferees and other successors-in-interest that receive their shares from a Selling Stockholder as a gift, partnership distribution or other non-sale related transfer after the date of this prospectus to resell the shares when and as they deem appropriate in the manner described in the “Plan of Distribution.” As of the date of this prospectus there are 1,120,343,373 shares of Common Stock issued and outstanding.

•	the name of the Selling Stockholders,

•	the number of shares of our Common Stock that the Selling Stockholders beneficially owned prior to the offering for resale of the shares under this prospectus,

•	the maximum number of shares of our Common Stock that may be offered for resale for the account of the Selling Stockholders under this prospectus, and

•

the number and percentage of shares of our Common Stock beneficially owned by the Selling Stockholders after the offering of the shares (assuming all of the offered shares are sold by the Selling Stockholders).

     We did not engage a placement agent to issue the shares and none of the Selling Stockholders is a broker dealer.

     Each Selling Stockholder may offer for sale all or part of the Shares from time to time. The table below assumes that the Selling Stockholders will sell all of the Shares offered for sale. A Selling Stockholder is under no obligation, however, to sell any Shares pursuant to this prospectus.

Name of Selling Stockholder	Shares of Common Stock Beneficially Owned Prior to Offering (1)	Maximum Number of Shares of Common Stock to be Sold (2)	Number of Shares of Common Stock Owned After Offering (3)	Percentage of Ownership After Offering (4)	Address
Weiwei Lou	31,000	31,000	0	*	Xialianshu Unit, Yuzhaikou Village, Beiyuan Street, Yiwu City, Zhejiang Prov, China
Caiyun Ji	28,000	28,000	0	*	NO. 39, Qinglongshan Mountain, Minjin Village, Wukang Town, Deqing City, Zhejiang Prov, China

Sumei Hou	29,000	29,000	0	*	NO.5, Fuqian Street, Dongwanglou Building, Liji Village, Wangpi Town, Jinxiang City, Shandong Prov, China
Yusuo Zhai	29,000	29,000	0	*	NO. 153-18 Wenting Street, Chengwu Town, Chengwu City, Shandong Prov, China
Xiaoling Xia	26,000	26,000	0	*	NO.12, Gushupin Community, Lujiatian Village, Fengshulin Town, Tunan City, Zhejiang Prov, China
Lier Li	31,000	31,000	0	*	NO.2, Qianqiu Street, Wukang Town, Deqing City, Zhejiang Prov, China
Fuzhang Zhao	33,000	33,000	0	*	Donggoutun Unit, Qianhe Village, Huangsongdian Town, Jiaohe City, Jilin Prov, China
Aijuan Zhang	308,000	308,000	0	*	Kongjie, Shilipai Village, Choucheng Street, Yiwu City, Zhejiang Prov, China
Jianzheng Shi	29,000	29,000	0	*	Room 5, Unit 3, Building #5, Hangxi Community, Jianggan District, Hangzhou City, Zhejiang Prov, China
Yonglin Qin	26,000	26,000	0	*	NO.77, Changbangyuan Community, Xiacheng District, Hangzhou City, Zhejiang Prov, China
Changyun Ma	30,000	30,000	0	*	Room 5, NO.8, Tongle Street, Chengwu Town, Chengwu City, Shangdong Prov,China
Xiuli Yue	42,000	42,000	0	*	Room 301, Unit 1, Building#5, NO. 396, Yanqing Road, Jimo City, Shangdong Prov, China
Jing Yuan	61,000	61,000	0	*	Room 201, Unit 2, Building#1, NO.696, Hefei Street, Shibei District, Qingdao City, Shandong Prov, China
Aihong Ding	28,000	28,000	0	*	NO.14, Zhongxin Street, Maji Town, Dingtao City, Shandong Prov, China
Yang'ai Zhu	28,000	28,000	0	*	NO.639, South Mudan Street, Mudan District, Heze City, Shandong Prov, China
Shuyou Song	35,000	35,000	0	*	NO. 227, Xielou Village, Xielou Admin Unit, Sunsi Town, Chengwu City, Shandong Prov, China
Zhiyuan Li	30,000	30,000	0	*	NO. 285, Fumiao Village, Fumiao Admin Unit, Hetaoyuan Town, Juye City, Shandong Prov, China
Lili Yue	27,000	27,000	0	*	Room 8, Unit 1, Building#14, NO.163, Wenhua Road, Jimo City, Shandong Prov, China
Shujie Song	28,000	28,000	0	*	Room 19, NO. 210, Huxin Street, Chengwu Town, Chengwu City, Shandong Prov, China

Yuechuan Lv	30,000	30,000	0	*	Room 301, Unit 1, Building#5, NO. 396, Yanqing Road, Jimo City, Shangdong Prov, China
Xiaodong Zhang	30,000	30,000	0	*	NO.201, Unit 2, Building#6, Shidong Village, Lixia District, Jinan City, Shandong Prov, China
Lin Shao	26,000	26,000	0	*	NO.965, Group 1, Wuyi Village, Yilaha Town, Nengjiang City, Heilongjiang Prov, China
Shanshan Wang	30,000	30,000	0	*	Yongfeng Village, Nianfeng Korean County, Tieli City, Heilongjiang Prov, China
Xiang Bian	29,000	29,000	0	*	Room 204, NO 33, Gongqingtuan Street, Shizhong District, Jining City, Shandong Prov, China
Mingzhi Jiang	28,000	28,000	0	*	NO.32, Group 3, Yuhu Village, Shifeng Street, Tiantai City, Zhejiang Prov, China
Maoguo Ding	32,000	32,000	0	*	NO.23, Chicheng Street, Chicheng Road, Tiantai City, Zhejiang Prov, China
Zhimin Li	28,000	28,000	0	*	NO.30, Group 9, Balipu Village, Hailong Street, Longcheng District, Chaoyang City, Liaoning Prov, China
Pingfang Lou	100,000	100,000	0	*	Group 6, Yuzhaikou Village, Beiyuan Street, Yiwu City, Zhejiang Prov, China
Li Li	31,000	31,,000	0	*	Room 101, Gate 1, NO 3-55, Wanbao Residential Quarter, Reyuan Street, Saertu District, Daqing City, Heilongjiang Prov, China
Xingyan Qu	29,000	29,000	0	*	Room 502, Gate 11, Building#D, Cuiting Garden, Jingba Street, Saertu District, Daqing City, Heilongjiang Prov, China
Junhui Fu	32,000	32,000	0	*	Room 2, Fifth Floor, Gate 1, NO.1, Gaoxinsi Road, Lianhu District, Xi'an City, Shaanxi Prov, China
Yuanyuan Huang	28,000	28,000	0	*	Room 201, Unit 1, Building#27, Guxieyuan Residential Quarter, NO.8, Guxieyuan Street, Shizhong District, Jining City, Shandong Prov, China
Xiaojuan Hu	26,000	26,000	0	*	Group 6, Huzhai Village, Suxi Town, Yiwu City, Zhejiang Prov, China
Guangqin Liu	29,000	29,000	0	*	Room 102, Unit 1, Building#8, Cuizhu Garden, Mingzhu Residential Quarter, NO.85, East Hongxing Road, Shizhong District, Jining City, Shandong Prov, China
Hongjun Xi	29,000	29,000	0	*	NO.080, Rengzhuang Village, Hangang Town, Liangshan City, Shandong Prov, China
Cuili Zhu	32,000	32,000	0	*	Room 304, Unit 2, Building#25, Yinghuayuan Residential Quarter, NO.24, East Taibailou Road, Shizhong District, Jining City, Shandong Prov, China

Cuihua Li	28,000	28,000	0	*	Room 104, Unit 2, Building#9, NO.6, South Jianshe Road, Shizhong District, Jining City, Shandong Prov, China
Lin Qiao	28,000	28,000	0	*	Room 310, Unit 5, Building#1, NO.28, East Chezhan Road, Shizhong District, Jining City, Shandong Prov, China
Yan Sun	34,000	34,000	0	*	5-1, NO. 22, Weat Qilin Lane, Zhongshan District, Dalian City, Liaoning Prov, China
Huifang Xie	79,000	79,000	0	*	Room 67, Building#412, NO.136, South Taoyuan Road, Lianhu District, Xi'an City, Shaanxi Prov, China
Yuxing Xu	32,000	32,000	0	*	NO.6-2, Unit One, Jiangyi Village, Changhe Street, Bingjiang District, Hangzhou City, Zhejiang Prov, China
Yaokun Ding	28,000	28,000	0	*	Build#7, Zhuxiyuan Community, NO.8, Xuangou Road, Weiyang District, Yangzhou City, Jiangsu Prov, China
Caiping Shen	25,000	25,000	0	*	NO.4-160, Tadong Community, Tadong Village, Daxu Town, Xiangshan City, Zhejiang Prov, China
Guanfeng Li	33,000	33,000	0	*	NO.33, Group 9, Dongxi Village, Xinqiao Town, Xiang City, Zhejiang Prov, China
Jun Lou	37,000	37,000	0	*	Room 3-102, NO. 2, Lane 27, Qixiangnan Street, Yuelong Road, Ninghai City, Zhejiang Prov, China
Haiying Wu	48,000	48,000	0	*	Room 505, Building#14, Dazhujiaxincun Community, Zhonghe Street, Yinzhou District, Ningbo City, Zhejiang Prov, China
Yiling Xu	28,000	28,000	0	*	NO.6-2, Unit One, Jiangyi Village, Changhe Street, Bingjiang District, Hangzhou City, Zhejiang Prov, China
Fei Yang	33,000	33,000	0	*	Group 1, Xiangjing East Village, Jinglonggong Country, Fengqiu City, Henan Prov, China
Fengdui Xiang	29,000	29,000	0	*	NO.314, Group 17, Fangzhuang Community, Qiuyi Town, Yinzhou District, Ningbo City, Zhejiang Prov, China
Yongbing Chen	65,000	65,000	0	*	NO.16, Building#5, North Xiabao Street, Wayaotou Village, Chengdong Road, Wenlin City, Zhejiang Prov, China
Yongchao Wang	28,000	28,000	0	*	Room 606, NO.6, Lane 66, Sangju Street, Zhonghe Road, Yinzhou District, Ningbo City, Zhejiang Prov, China
Haiping Wang	30,000	30,000	0	*	NO.296, Lianshuzechu Street, Zeguo Town, Wenlin City, Zhejiang Prov, China
Saiyu Zhou	26,000	26,000	0	*	NO.60, Group 1, Huangjiata Residential Quarter, Baihe Community, Danxi Street, Xiangshan City, Zhejiang Prov, China

Peiqing Chen	29,000	29,000	0	*	Room 208, NO.50, Songjiaxiang Lane, Jiangdong District, Ningbo City, Zhejiang Prov, China
Jingzhong Liu	29,000	29,000	0	*	NO.222, Xiaobai Village, Majuqiao Town, Tongzhou District, Beijing, China
Jianzhen Yuan	26,000	26,000	0	*	NO.20, Yangjiagou Ziran Village Community, Yangjiagou Village, ,Fugu ,Town, Fugu City, Shaanxi Prov, China,
Lijiao He	30,000	30,000	0	*	Room ,304, NO.35, Lane 305, Xicaoma Road, Jiangbei District, Ningbo City, Zhejiang Prov, China
Guifeng Fu	37,000	37,000	0	*	Room 402, Bulid#7, Xinchengshi Garden, Yangming Street, Yuyao City, Zhejiang Prov, China
Chuan Jin	176,000	176,000	0	*	NO. 625, Jiangshan Village, Wugen Town, Wenlin City, Zhejiang Prov, China
Fuping Li	97,000	97,000	0	*	NO.84, Group 5, Dongxi Village, Xinqiao Town, Xiangshan City, Zhejiang Prov, China
Yuxi Wu	35,000	35,000	0	*	NO.351, Group 5, Yuetou Village, Dongchen County, Xiangshan City, Zhejiang Prov, China
Taoling Zheng	28,000	28,000	0	*	NO.4, Lane 77, Qichun Street, Dandong Road, Xiangshan City, Zhejiang Prov, China
Yunliang Lin	30,000	30,000	0	*	NO.51, Group 3, Dalin Village, Yuexi County, Ninghai City, Zhejiang Prov, China
Meiju Wu	29,000	29,000	0	*	NO.12, Tianaoxinyuan Community, Tianao Village, Chumen Town, Yuhuan City, Zhejiang Prov, China
Weiming Ma	24,000	24,000	0	*	NO.10, Group 7, Dongxi Village, Xinqiao Town, Xiangshan City, Zhejiang Prov, China
Caiping Dong	26,000	26,000	0	*	Room 403, No.78, Huolutou Road, Shipu Town, Xiangshan City, Zhejiang Prov, China
Xuezhong Chen	29,000	29,000	0	*	NO.4, Group 2, Nanao Village, Sizhoutou Town, Xiangshan City, Zhejiang Prov, China
Yaping Chen	45,000	45,000	0	*	NO.8, Lane 18, Yinju Street, Yuelong Road, Ninghai City, Zhejiang Prov, China
Caifei Zhong	136,000	136,000	0	*	Room 180, NO.4, Datan Village, Tuci Town, Xiangshan City, Zhejiang Prov , China
Xin Yang	73,000	73,000	0	*	NO.6, Group 1, Zhangao Village, Dongchen County, Xiangshan City, Zhejiang Prov, China
Yulan Xu	28,000	28,000	0	*	Xialin Village, Xianyan Town, Ouhai District, Wenzhou City, Zhejiang Prov, China

Bin Hu	28,000	28,000	0	*	Room 142, Building #412, NO. 136, South Taoyuan Street, Lianhu District, Xi'an city, Shaanxi Prov, China
Dongxia Chen	30,000	30,000	0	*	NO.58, Chongming Road, Xincheng District, Xi'an City, Shaanxi Prov, China
Fengxia Lei	29,000	29,000	0	*	NO.108, Mijiaqiao Community, Lianhu District, Xi'an City, Shaanxi Prov, China
Yirong Tang	28,000	28,000	0	*	NO.28, Minjin Lane, Chicheng Street, Tiantai City, Zhejiang Prov, China
Hui Chen	48,000	48,000	0	*	Room 503, Building#3, Shuixinbaihuayuan Residential Quarter, Shuixin Street, Lucheng District, Wenzhou City, Zhejiang Prov, China
Sanqiang Pan	30,000	30,000	0	*	NO.26, Xitidao Community, Panzhuangzi Village, Shigezhuang Town, Wen'an Town, Langfang City, Hebei Prov, China
Rujun Sun	29,000	29,000	0	*	NO.238, West Baiye Street, Linhai City, Zhejiang Prov, China
Yadi Huang	44,000	44,000	0	*	NO.92, Group 1, Qian'ao Village, Juexi Street, Xiangshan City, Zhejiang Prov, China
Shuxiang Zhou	159,000	159,000	0	*	1-1, NO.8, Jixiannaner Street, Shahekou District, Dalian City, Liaoning Prov, China
Guifen Wang	36,000	36,000	0	*	NO.44, Aomenkan Unit, Fengshuao Community, Shanpeng Village, Xiachi Town, Putao District, Zhoushan City, Zhejiang Prov, China
Shiye Guan	26,000	26,000	0	*	Luofengtangkou Village, Tangxia Town, Ruian City, Zhejiang Prov, China
Ye Fang	31,000	31,000	0	*	Room 1702, NO.42, Liuzhuang Lane, Haishu District, Ningbo City, Zhejiang Prov, China
Qinzhu Xu	29,000	29,000	0	*	Room 206, Building#3, Kangyuan Community, Gaoting Town, Daishan City, Zhejiang Prov, China
Ting Chen	26,000	26,000	0	*	Room 306, NO. 27, Lane 106, Zhangshu Street, Jiangdong District, Ningbo City, Zhejiang Prov, China
Shuiqiu Chen	37,000	37,000	0	*	NO.2, Zhenxing Street, Daidong Town, Daishan City, Zhejiang Prov, China
Yu Pan	33,000	33,000	0	*	NO.79, Tashan Garden, Dandong Street, Xiangshan City, Zhejiang Prov, China
Jinxiang Yuan	30,000	30,000	0	*	NO.3, Lane 4, Xuetang Street, Dongyi Village, Yinghai Town, Daxing District, Beijing, China
Tieqiang Zhang	29,000	29,000	0	*	NO.188, Nanma Village, Majiawu Town, Renqiu City, Hebei Prov, China

Li Ma	47,000	47,000	0	*	NO.9, Group 3, Majiaping Village, Shajiadian Town, Mizhi City, Shaanxi Prov, China
Xiuzhen Chen	28,000	28,000	0	*	NO. 171, Cunnan Street, Xiaochenjiabao Village, Kuoshan County, Cangnan City, Zhejiang Prov, China
Cuilian Liu	28,000	28,000	0	*	Room 34, NO.2, Yongchang Road, Chengwu Town, Chengwu City, Shangdong Prov, China
Xiao Ma	32,000	32,000	0	*	Room 204, NO 1, Huiqiaosi Street, Baiyun District, Guangzhou City, Guangdong Prov, China
Fenghua Liu	35,000	35,000	0	*	No.1,Yongchang Road,Chengwu Town, Chengwu City,Shandon Prov.,China
Yuxia Chen	30,000	30,000	0	*	No.11,Kangzhuang Road,Peony District , Heze City,Shandong Prov.,China
Shuangyin Yang	158,000	158,000	0	*	No.177,Xukou Village,Xukou Administrative Unit,Cao County,Shandong Prov.,China
Xianhua Liu	82,000	82,000	0	*	Dongsheng Unit,Chengdong Community,Hulin Town,Hulin City,Heilongjiang Prov.,China
Yong Shen	28,000	28,000	0	*	No.3-2,Datieguan Road,Xiacheng District, Hangzhou City,Zhejiang Prov.,China
Rui Wang	26,000	26,000	0	*	Group 7,Community 4,Shuangcheng Town,Shuangcheng City,Heilongjiang Prov.,China
Mei Chen	29,000	29,000	0	*	Room 1,Unit 2,Building #5,No.181,West Kuaishui Road,Nanguan Office,Yong Qiao District,Suzhou City,Anhui Prov.,China
Yinmei Chen	64,000	64,000	0	*	Room 402,Unit 2,Building #9, Kangle HK Residential Quarter,Xihu District,Hangzhou City,Zhejiang Prov.,China
Jinglan Lu	28,000	28,000	0	*	No.173,Unit 4,Hetang Communtiy,Wuning Street,Dongyang City,Zhejiang Prov.,China
Xiangdong Huang	29,000	29,000	0	*	No.610,Unit 3,Building #6,Anfujie Residential Quarter,No.10,Mayiqiao Street, Shizhong District,Jining City,Shandong Prov.,China
Minghui Zheng	29,000	29,000	0	*	No.82,Yongfeng Road,Fuxi Street, Tiantai County,Zhejiang PROV
Xinchao Chen	28,000	28,000	0	*	No.8,Zhaikou Village,Beiyuan Street, Yiwu City,Zhejiang PROV
Xiaoling Wu	52,000	52,000	0	*	Unit 1,Jiangnan Commuinty,Street Jiangdong,Yiwu City,Zhejiang PROV
Jiangfeng Shi	26,000	26,000	0	*	No.109,Houwu Road,Wujia Village,Chuting Town,Yuanghuan County,Zhejiang PROV

Meijiao Zhang	32,000	32,000	0	*	Room 301,No 96 A,Chengguan Guancheng Central Road,Zhugang Town,Yuanhuan County,Zhejiang PROV
Ruiquan Sun	29,000	29,000	0	*	No.38,Yunhe Road,Shizhong District, Jining City,Shandong PROV
Chunyong Chen	26,000	26,000	0	*	Tangwu Community,Hongqi Village,Dachen Town,Yiwu City,Zhejiang PROV
Fang Wang	29,000	29,000	0	*	No.13,Caishidong Street,Shizhong District,Jining City,Shangdong PROV
Aigui Mei	31,000	31,000	0	*	NO.5,Jiaoyuan Road,Pingqiao Town,Tiantai County,Zhejiang PROV
Xianbin Pang	30,000	30,000	0	*	No.70-6,Qingxi Road,Chicheng Street,Tiantai County,Zhejing PROV
Jianhe Zhang	31,000	31,000	0	*	Room 203, Unit 2, Xibei Building, Beiliu Street, Tianning Road, Jiaohe City, Shanxi Prov, China
Xuebo Liu	33,000	33,000	0	*	NO.34, Anlan Street, Gaoting Town, Daishan City, Zhejiang Prov, China
Xiaolin Shi	34,000	34,000	0	*	NO.137, Tangbian Unit, Menkou Village, Jiangyin Town, Fuqing City, Fujian Prov, China
Xiumin Wang	30,000	30,000	0	*	NO.584, Xijiang Village, Gaoshan Town, Fuqing City, Fujian Prov, China
Meixian Wu	30,000	30,000	0	*	Zhangcun Unit, Jizhai Village, Beiyuan Street, Yiwu City, Zhejiang Prov, China
Jinhua Huang	29,000	29,000	0	*	Room 208, Unit 4, Building#30, NO.6, Jianshenan Street, Shizhong District, Jijing City, Shandong Prov, China
Yan Wang	47,000	47,000	0	*	Room 501, Unit 1, Building#1, NO. 13, West Fuhe Street, Shizhong District, Jining City, Shandong Prov, China
Xiaoxia Lin	29,000	29,000	0	*	NO. 4-2-10, Fulong Unit, Hongxing Village, Honglu Town, Fuqing City, Fujian Prov, China
Xiuyan Chen	28,000	28,000	0	*	NO.365, Shuihu Community, West Jinhe Street, Huihe Town, Huihe City, Shandong Prov, China
Jing Xu	41,000	41,000	0	*	NO.45, Huchuantou Village, Shangyu Town, Jiangshan City, Zhejiang Prov, China
Shenbiao Li	26,000	26,000	0	*	No.4,Wugongqiao Community,Mazhu Town,Yuyao City,Zhejiang PROV
Chunya Wu	28,000	28,000	0	*	Room 302,Building 4,Dongyouxin Village,Dongyou Road,Hongying Street,Lucheng District,Wenzhou City ,Zhejiang PROV
Jian li Huang	29,000	29,000	0	*	No.11,Beichengque Road,Linshan Town,Yuyao City,Zhejiang Prov,China

Li Du	51,000	51,000	0	*	No.108,Liwang Village,Dalianwan Street,Ganjingzi District,Dalian City,Liaoning PROV
juan ping jiang	80,000	80,000	0	*	Room 202,Unit 4,Building 2,No.28,Hechi Road,Zeguo ,Town,Wenling ,City,Zhejia ng PROV,
Danping Hu	26,000	26,000	0	*	Room2-204,Bui,lding 24,Jinqiu Residential Quarter,Danxi Street ,Xiangshan County,Zhejiang PROV
Tianliang Zhu	36,000	36,000	0	*	No.40,Baotiantian Zhuqian Street, Tangxia Town,Ruian City,Zhejiang PROV
Tianfu Meng	51,000	51,000	0	*	No.53,Hengshi Group,Qinlin Village,Tuanjie Township,Bijie City, Guizhou PORV
Zhouli Yue	29,000	29,000	0	*	No.4,Yuejia Group,Hongchuan Village,Ganzhou Town,Fengxin County, Yichun City,Jiangxi PROV
Dongzhu Wu	29,000	29,000	0	*	No.257,Bali Street,Yongjia County,Zhejiang PROV
Saihua Zhang	26,000	26,000	0	*	Room 127,No.2, Changliu Group,Tanxinyu Village,Shipu Town,Xiangshan County,Zhejiang PROV,PRC
Jun Liu	29,000	29,000	0	*	Room 301,Unit 3,Floor 2nd,Xinghuali Community,Dongcheng District, Beijing City
Cai Liu	33,000	33,000	0	*	No.233,Dongnei Street,Dongcheng District,Beijing City
Xiaoyan Wu	26,000	26,000	0	*	Room 301 Building 28,Juhua Changyuan Village,Yinzhou City, Zhejiang PROV,China
Qingguo Xu	34,000	34,000	0	*	No.172,Beizhuang Group,Zhanggou Village,Sikeshu Township,Lushan County,Henan PROV,China,
Yuzhen Sun	304,000	304,000	0	*	No.17,Ziran Village,Admin Unit,Wuchengzhenguan Town,Wuwei County,Chaohu City,Anhui PROV,PRC
Deying Li	38,000	38,000	0	*	No.4,Line 8,No.3,Qiluda Street,Downtown,Qihe County, Shandong PROV,China
Shuyin Chen	37,000	37,000	0	*	No.5,Youyi Road,Weiyang District,Yangzhou City,Jiangsu PROV,PRC
Mei Wang	32,000	32,000	0	*	Room 103,Building 37,Meixiang Garden,No.45,West Xingcheng Road,Development Area,Yangzhou City,Jiangsu PROV,PRC
Ling Zhang	31,000	31,000	0	*	Room 402,Unit 3,Building 12,Linghua Community,Linghua Street,Liuhang Street Office,Rencheng District,Jining City,Shangdong PROV,PRC

Chundao Mo	36,000	36,000	0	*	Shangshatang Village, Shencheng Town, Ruian City, Zhejiang Prov, China
Xiaohua Xu	30,000	30,000	0	*	NO.1, Lane 4, North Yudu Street, Yangyi Village, Lucheng District, Wenzhou C C ity, Zhejiang Prov, China
Dianfeng Han	29,000	29,000	0	*	3-2, NO.39, Fude Street, Xigang District, Dalian City, Liaoning Prov, China
Junfeng Wang	47,000	47,000	0	*	Room 121, Building#1, NO.45, Chongye Road, Yanta District, Xian City, Shanxi Prov, China
Tuozhi Jin	31,000	31,000	0	*	NO.81, Unit 2, Shibatun Village, Mahuangliang Town, Yuyang District, Yulin City, Shanxi Prov, China
Shizhen Qiao	30,000	30,000	0	*	2-4, NO.44, Wuyi Street, Shahekou District, Dalian City, Liaoning Prov, China
Yanjiang Wang	40,000	40,000	0	*	Group 3, Houshi Village, Houshi Town, Dongfeng City, Jilin Prov, China
Chen Liu	34,000	34,000	0	*	Room 5, Building#2, NO.120, Xianggangdong Road, Laoshan District, Qingdao City, Shandong Prov, China
Zhihui Zhang	29,000	29,000	0	*	NO.19, Houchen Valley, Chicheng Street, Tiantai City, Zhejiang Prov, China
Chunjie Zhao	29,000	29,000	0	*	NO.191, Shuinan Village, Taihu Town, Tongzhou District, Beijing, China
Yongya Zhang	33,000	33,000	0	*	No.23,Group 1,Chikan Village,Dandong Street,Xiangshan County,Zhejiang County,Zhejiang PROV
Xiujuan Zhou	28,000	28,000	0	*	Room 101,Building 3,No.6,Jinhe Road,Danxi Street,Xiangshan County,Zhejiang PROV
Meizhen Lu	72,000	72,000	0	*	Room 403,Building 46,Fengshanxin Village,Fengshan Street,Yuyao City, Zhejiang PROV
Yaqin Wang	33,000	33,000	0	*	No.18,Group 13,Zhangliusi Room,Gantun Village,Zhonggongmiao Street,Yinzhou District,Ningbo City , Zhejiang PROV
Guojing Xu	31,000	31,000	0	*	No.2,Shanwai Village,Lianhua Town,Yinjiang District,Yinzhou City, Zhejiang PROV
Wenwei Qiu	32,000	32,000	0	*	No.139,Qiujiashan Village,Danxi Street,Xiangshan County,Zhejiang PROV
Yanhong Jiang	40,000	40,000	0	*	No.167,Shunda Road,Danxi Street, Xiangshan County,Zhejiang PROV
Yongliang Dong	30,000	30,000	0	*	Room 502,Unit 15,Building 6,Danfeng District,Dandong Street,Xiangshan County,Zhejiang PROV
Hongxia Wu	98,000	98,000	0	*	No.73,Lijia Unit,Jiangdong District, Ningbo City,Zhejiang PROV

Chunfeng Pang	51,000	51,000	0	*	No.291,Yangxin Village,Danxi Street, Xiangshan County,Zhejiang PROV
Zanhong Ye	39,000	39,000	0	*	NO.153, West Side of Central Road, Wanweitong Village, Wenqiao Town, Wenlin City, Zhejiang Prov, China
Hongli Lv	29,000	29,000	0	*	Room 801, Building#9, Beianqinseng Residential Quarter, Jiangbei District, Ningbo City, Zhejiang Prov, China
Fukui Ding	32,000	32,000	0	*	Room 102, Unit 2, Building#2, NO.11, Weiqi Road, Kuimeng District, Jinan City, Shandong Prov, China
Genyun Zhang	60,000	60,000	0	*	NO.49, Balihe Village, Balihe Admin Unit, Chengwu Town, Chengwu City, Shandong Prov, China
Xiaying Chen	35,000	35,000	0	*	NO.63, Zemu Road, Zeguo Town, Wenlin City, Zhejiang Prov, China
Suqing Zhou	26,000	26,000	0	*	NO.96, Dongtangshan Street, Dandong Road, Xiangshan City, Zhejiang Prov, China
Cailin Huang	26,000	26,000	0	*	NO.41, Yanjiangdong Road, Qiaoxia Town, Yongjia City, Zhejiang Prov, China
Qijun Huang	28,000	28,000	0	*	NO.25, Group 13, Chenqi Community, Chenhuang Village, Yunlong Town, Yinzhou District, Ningbo City, Zhejiang Prov, China
Yang Liu	34,000	34,000	0	*	Room 202, Gate 4, Second Floor, NO.70A, Nanfang Garden, Fengtai District, Beijing City, China
Suyun Li	251,000	251,000	0	*	NO.179,Hongkou Road,Longgang Town, Cangnan County,Zhejiang PROV,PRC
Anmin Shi	26,000	26,000	0	*	Room 301,Unit 1,Building 4,Gongyuanli Lane 3,Chengdong Street,Yongkng City, Zhejiang PROV,PRC
Wendian Jin	26,000	26,000	0	*	Group 6,Longhai Community, Jiangong Street,Yanji City,Jilin PROV,PRC
Linxian Hu	26,000	26,000	0	*	Xiannan Village,Xianyan Street,Ouhai District,Wenzhou City,Zhejiang PROV,PRC
Jinhua Wei	29,000	29,000	0	*	No,87-3,Yuekouxi,Hailiang Village,Donghan Town,Fuqing City,Fujian PROV,PRC
Qionghua Lin	28,000	28,000	0	*	Room 101,No.76,Jiuzhu Lane,Siming District,Ximen City,Fujian PROV,PRC
Xiaoling Chen	35,000	35,000	0	*	Room 804,No.86,Changan Road,Huli District,Xiamen City,Fujian PROV,PRC
Shuqi Huang	30,000	30,000	0	*	Room 109,Building 23,Maanchi Village,Nanmen Street,Lucheng District, Wencheng City,Zhejiang PROV,PRC

Fengjuan Zhou	31,000	31,000	0	*	Room 2,No.6,Lane Wayao,Juexi Street,Xiangshan County,Zhejiang PROV,PRC
Jiancong Zhu	39,000	39,000	0	*	Room 114,Building 17,No.24,Yangjia Lane,Jiangbei District,Ningbo City, Zhejiang PROV,PRC
Jin Huang	29,000	29,000	0	*	Room 103,Unit 2,Building 30,Jiangnan First Area,Jiangdong Street,Yiwu City, Zhejiang PROV,PRC
Lihong Chou	29,000	29,000	0	*	No.125,Group 1,Qiujia Village,, Meilin Street,Ninghai County, Zhejiang PROV,PRC
Yonghong Cao	29,000	29,000	0	*	No.118-5,South Yuqian Road,Group 6,Wusi Community,Huanghu Town,Yuhang District,Hangzhou City, Zhejiang PROV,PRC
Xiangzhen Wang	26,000	26,000	0	*	No.3, Lane 7,Xinchun East Community, Xinan Town,Xinyi City,Zhejiang PROV,PRC
Yanhui Zheng	32,000	32,000	0	*	Group 2,Dengshan Village,Sigong Township,Renshou County,Sichuan PROV,PRC
Xiaobo Yu	90,000	90,000	0	*	No.16,Dingdian Community,Chouzhou Rroad,Choujie Street,Yiwu City, Zhejiang PROV,PRC
Jinjun Yang	50,000	50,000	0	*	No.629,Xinnong Village,Binghai Town,Wenling City,Zhejiang PROV,PRC
Guiying Ji	32,000	32,000	0	*	Room 102,Building 40,Xianghe Community,Wukang Town,Deqing County,Zhejiang PROV,PRC
Aiping Zheng	31,000	31,000	0	*	Room 501,No.10,Lane 2,Huancheng East Road,Yuelong Street,Ninghai County, Zhejiang PROV,PRC
Shanshan Li	28,000	28,000	0	*	No.100,Group 1,Bintangzi Forest Farm, Tongbei Forestry Bureau,Beian City, Heilongjiang PROV,PRC
Zheng Guo	41000	41,000	0	*	Room 505, NO.14, Lane 129, Shizi Street, Haishu District, Ningbo City, Zhejiang Prov, China
Tao Wang	53,000	53,000	0	*	NO.63-3, Longtanxincun Community, Tudian Town, Tongxiang City, Zhejiang Prov, China
Xueying Cai	29,000	29,000	0	*	Group 2, Dapingtou Village, Zeya Town, Ouhai District, Wenzhou City, Zhejiang Prov, China
Meiying Cai	39,000	39,000	0	*	NO.3, Building#10, Jingshuixincun Community, East Xishan Street, Jingshan Road, Ouhai District, Wenzhou City, Zhejiang Prov, China
Li Fang	50,000	50,000	0	*	Room 51, Buliding#2, NO. 32, Fenggaoxi Road, Lianhu District, Xian City, Shanxi Prov, China

Ying Li	59,000	59,000	0	*	1-4-3, NO.7, Pengcheng Street, Hekou District, Dalian City, Liaoning Prov, China
Chunming Ying	26,000	26,000	0	*	Room 501, Unit 1, Buliding#13, Jiangdongxincun Community, Jiangdong Street, Yiwu City, Zhejiang Prov, China
Li Zeng	31,000	31,000	0	*	NO.20, Fifth Floor, Gate 1, Building#10, Jiujiefang Community, Changlezhong Road, Xincheng District, Xian City, Shanxi Prov, China
Yong Wang	70,000	70,000	0	*	NO.18, Mijiajin Street, Shizhong District, Jining City, Shandong Prov, China
Chenghuan Li	56,000	56,000	0	*	NO.364, Dongqiaotou Village, Dawu Town, Tengzhou City, Shandong Prov, China
Ruizhen Li	34,000	34,000	0	*	No.29,Fuzhoucheng Road,Fugu Town, Fugu County,Shaanxi PROV,PRC
Guifen Li	28,000	28,000	0	*	No.22,Group 13,Gantun Village, Zhonggongmiao Street,Yinzhou District,Ningbo City,Zhejiang PROV,PRC
Yafei Zhang	37,000	37,000	0	*	Team 1,Huangtuling Community,Hongshan Village,Lubeng Town,Yuyao City,Zhejiang PROV,PRC
Wei He	31,000	31,000	0	*	No.37,Norty Yinzhou Road,Yinzhou Town,Mizhi County,Shaanxi PROV,PRC
Fenge Guo	29,000	29,000	0	*	No.1,Fuzhou Lane,West Renmin Road,Fugu Town,Fugu County,Shaanxi PROV,PRC
Juan Wang	30,000	30,000	0	*	No.4,Shipan Road,Fugu Town,Fugu County,Shaanxi PROV,PRC
Ying Liu	55,000	55,000	0	*	Room 201,Unit 2,Building 3,Yujing Garden,North Yongkang Road,Guan County,Langfu City,Hebei PROV,PRC
Yinrong Xiao	46,000	46,000	0	*	Donglian Village,Beiji Township, Ruian City,Zhejiang PROV.PRC
Caixia Su	26,000	26,000	0	*	No.14,Dongxing Road,Fugu Town, Shaanxi PROV,PRC
Caifen Lin	29,000	29,000	0	*	No.72,South Yanhe Road,Dongyan Vilage,Shangwang Street,Ruian City, Zhejiang PROV.PRC
Fengdi Song	28,000	28,000	0	*	Room 201,Building 6,Defa Garden,Yangming Street,Yuyao City,Zhejiang PROV,PRC
Yiping Shen	26,000	26,000	0	*	Majiaqiao,Tiangu Village,Jiulonghu Town,Zhenhai District,Ningbo City,Zhejiang PROV,PRC
xue hua ma	50,000	50,000	0	*	No.56,Xiaoma Village,Zhengjiatai Town,Ling Coutny,Shandong PROV,PRC
jinfei Jiang	36,000	36,000	0	*	Road Zhennan,Ditang Street,Yuyao City,Zhejiang PROV,PRC

Ruyou Yan	32,000	32,000	0	*	No.86,Zekan Road,Fanhong Village,Qinggang Town,Yuhuan County,Zhejiang PROV,PRC
Baoliang Shi	27,000	27,000	0	*	No.13,Jiuqing Team 2,Jiuqing Village,Danxi Street,Xiangshan County,Zhejiang PROV,PRC
Renhuan Zhou	23,000	23,000	0	*	Unit 52,Yushan Group 1,Leigang Village,Qiangtou Town,Xiangshan County,Zhejiang PROV,PRC
Jinger Zhang	29,000	29,000	0	*	Team 5,Shipoqiao Village,Xinan Street,Yuyao City,Zhejiang PROV,PRC
Su Wang	27,000	27,000	0	*	No.131,Xiawang Village,Youbu Town,Lanxi City,Zhejiang PROV,PRC
Liya Hu	31,000	31,000	0	*	No.33,Yangonghe Road,Yuelong Street,Ninghai County,Zhejiang PROV,PRC
Maosheng Feng	99,000	99,000	0	*	Room 205,No.5,Qianshanyao Village,Tuci Town,Xiangshan County,Zhejiang PROV,PRC
Xuejun Zhao	82,000	82,000	0	*	No.23,Cunan Street,Sijia Village,Yangfnag Town,Changping District,Beijing,PRC
Hongqiao Li	33,000	33,000	0	*	No.10,Zhoucun Harbor,Zhonggongmiao Street,Yinzhou District,Ningbo City, Zhejiang PROV,PRC
Youjuan Mao	29,000	29,000	0	*	Room 201,No.21,Lane 259,Xirong Road,Jiangdong District,Ningbo City,PROV,PRC
Caiying Chen	28,000	28,000	0	*	NO.65,Jiangzhong emudu West Road,Humudu Town,Yuyao City, Zhjiang PROV,PRC
Aizhen Chen	30,000	30,000	0	*	Room 201,Building 32,Jiangnanxincheng East District,Lanjiang Street,Yuyao City,Zhejiang PROV,PRC
Lie Wang	26,000	26,000	0	*	No.2,Huangpuhou Street,Huangpu Town,Fugu County,Shaanxi PROV,PRC
Li Xu	26,000	26,000	0	*	Yixi,Wanshousi Village,Zhouxiang Town,Cixi City,Zhejiang PROV,PRC
Wei Zeng	26,000	26,000	0	*	Room 304,Builing 98,Nanyuanxin Garden,Lizhou Street,Yuyao City, Zhejiang PROV,PRC
Yazhen Pan	52,000	52,000	0	*	No.66,Yanglong Hill,Xialiquan,Chengguan Town,Xinchang County,Zhejiang PROV,PRC
Weidong Lu	26,000	26,000	0	*	No.46-1,Lane 1,Qixing Road,Qingxiu District,Nanning City, Guangdong PROV,PRC
Hong Liu	27,000	27,000	0	*	Room 501,Building C5,NO.2,Guangyuan Road,Qingxiu District,Nanning City ,Guangxi PROV,PRC

Jialing Wang	29,000	29,000	0	*	NO.1-1701,Building 1,NO.8,Fangyuan Road,Qingxiu District,Nanning City,Guangxi PROV,PRC
Fei Yuan	28,000	28,000	0	*	No.65,Xu Village,Xihu District,Hangzhou City,Zhejiang PROV,PRC
Yajun Wang	41,000	41,000	0	*	Room 403,Unit 5,Building 4,Zhaohui third Area,Xiacheng District,Hangzhou City,Zhejiang PROV,PRC
Chunshan Chen	29,000	29,000	0	*	Tangwu,Hongqi Village,Dachen Town,Yiwu City,Zhejiang PROV,PRC
Min Li	36,000	36,000	0	*	No.20,Road 105,Tangshan Town,Rencheng District,Jining City, Shandong PROV,PRC
Yanming Li	29,000	29,000	0	*	No.28,Xugong Road,Dazhangzhuang Village,Tangshan Town,Rencheng District,Jining City,Shandong PROV,PRC
Chuanrong Li	37,000	37,000	0	*	No.123,Jiangzhuang Village,Liying Town,Rencheng District,Jining City, Shandong PROV,PRC
Yanqun Jia	54,000	54,000	0	*	Room 101,Unit 1,No.52,Liaoyang West Road,Shibei District,Qingdao City, Shandong PROV,PRC
Yun Zhou	33,000	33,000	0	*	No.3-3,Dahuidtang Road,Jiangdu City, Jiangsu PROV,PRC
Qiuyan Wang	30,000	30,000	0	*	Sandao Community,Sandao Village,Quchaihe Town,Panshi City, Jilin PROV,PRC
Yamei Li	33,000	33,000	0	*	Team 6,Qiaodong Community,Lanxi Village,Lubeng Town,Yuyao City, Zhejiang PROV,PRC
Lianhua Chang	45,000	45,000	0	*	Room 501,Unit 1,Building 30, Yangqiaojiaomendongli Community,Fengtai District,Beijing Ctiy,PRC
Liyu Zeng	47,000	47,000	0	*	Room 201,Unit 4,Building 14,South Hongqiao Road,Yuhai Street,Ruian City,Zhejiang PROV,PRC
Haihua Chen	27,000	27,000	0	*	Room 101,No.17,Lane 37,Weixing Road,Lizhou Street,Yuyao City,Zhejiang PROV,PRC
Yaling Wang	48,000	48,000	0	*	No.108,Sangongtang Road,Fengshan Street,Yuyao City,Zhejiang PROV,PRC
Xinling Zhong	69,000	69,000	0	*	No.106,Lane Tingziling,Ximen Road,Pingchuan Town,Wuping County, Fujian PROV,PRC
Qiaolan Wu	136,000	136,000	0	*	No.42,Shiti Community,Yanxi Township,Jingning Shezu County, Zhejiang PROV,PRC
Shuying Zhao	230,000	230,000	0	*	NO.408,Xidian Village,Majuqiao Town,Tongzhou District,Beijing,PRC

Gang Fan	28,000	28,000	0	*	Room 303,Unit 2,No.6,Yuxue Road,Shizhong District,Jining City, Shandong PROV,PRC
Hengguo Tang	30,000	30,000	0	*	Room 5,Floor 3rd,Building 29,No.17,Jianyuan Road,Qingyang District,Chengdu ,City,Sichuan ,PROV, PRC,
Hongxuan Xin	33,000	33,000	0	*	NO.,45,Group ,5,No.17,Baisheng Community,Be,ian City,Heilongjiang PROV,PRC,
Yuehong Mao	29,000	29,000	0	*	Room 602,U,nit 1,Building 59,Femingyu,an,International Garden,Downtown,Jiangshan City, Zhejiang PROV,PRC
Zhanghua Yang	31,000	31,000	0	*	NO.1,Wenshangdi Street,Wenshandi Village,Daqiao Town,Jiangshan City, Zhejiang PROV,PRC
Mengying Hu	31,000	31,000	0	*	Room 306,Unit 3,Building 1,NO.4,Jiyang South Road,Shizhong District,Jining City, Shandong PROV,PRC
Ning Zheng	29,000	29,000	0	*	NO.485,Youfang Village,Hanhai Town,Liangshan County,Shandong PROV,PRC
Xiaoli Jin	34,000	34,000	0	*	NO.7,Changsheng Street,Dongxuezhuang Village,Xia Town,Weishan County,Shandong PROV,PRC
Haixia Ding	63,000	63,000	0	*	No.1,Kangyi Street,Kangyi Town,Wenshang County,Shandong PROV,PRC
Jimin Bian	136,000	136,000	0	*	Room 204,NO.33,Gongqingtuan Road,Shizhong District,Jining City, Shandong PROV,PRC
Tiemei Li	26,000	26,000	0	*	Group 3,Community 13,Fuqiang Street,Nianzi District,Qiqihar City, Heilongjiang PROV,PRC
Fuqin Chen	28,000	28,000	0	*	Room 20,Unit 1,Building 9,Xinfeng Community,Yanjiang Street,Fulajier District,Qiqihar City,Heilongjiang PROV,PRC
Ming Wang	30,000	30,000	0	*	NO.33,Shiliu Lane,Jinxiao Street,Maocheng District,Jinhua City, Zhejiang PROV,PRC
Caihong Li	32,000	32,000	0	*	Room 301,Unit 1,Building 3,No.211,Biyun Road,Jiangnan Street,Maocheng District,Jinhua City, Zhejiang PORV,PRC
Xiangjie Meng	28,000	28,000	0	*	Group 12,Tiannan Community,Jiguan District,Jixi City,Heilongjiang PROV,PRC
Xiufang Cao	40,000	40,000	0	*	Community Tilu,Dongfanghong Town,Hulin City,Heilongjiang PORV,PRC
Lihua Meng	29,000	29,000	0	*	Room 602,Unit 1,Building 3,No.88, Jingyuan Street,Sanjiang Street,Maocheng District,Jinhua City,Zhejiang PROV

Fei Gao	28,000	28,000	0	*	NO.11-5,Lane 1,Bedou Road,Jinxiang Coutny,Shandong PROV,PRC
Fumei Shen	156,000	156,000	0	*	NO.5-8,Kaolao Bay,Nanxun Town,Nanxun District,Huzhou City, Zhejiang PROV,PRC
Yifeng Wang	31,000	31,000	0	*	NO.35,Qingnian Road,Buji Village,Buji Township,Jinxiang County,Shandong PROV,PRC
Qishuang Lv	26,000	26,000	0	*	Room 55,Group 7,Community 11,Yewang District,Beian City, Heilongjiang PROV,PRC
Weiqiang Zhang	28,000	28,000	0	*	Room 201,Unit 2,NO.108,Wucheng Road,Jiaxing County,Shandong PROV,PRC
Congbao Jia	28,000	28,000	0	*	NO.164,Jialou Village,Zhaowawu Admin Village,Goucun Town,Chengwu County,Shandong PROV,PRC
Shuying Du	29,000	29,000	0	*	Room 502,Unit 1,Building 7,Suzhouyuan Housing Estate,NO.5,Shuiwu Street,Shizhong District,Jining City,Shandong PROV,PRC
Chunhua Zhang	32,000	32,000	0	*	NO.12,Bedou West Road,Jinxiang County,Shandong PROV,PRC
Yufen Guo	29,000	29,000	0	*	NO.148,Henghuqiao Village,Chengdong Street,Wenling City,Zhejiang PROV,PRC
Li Zhang	39,000	39,000	0	*	NO.39,Zhangji Village,Qinghe Town,Yutai County,Shandong PROV,PRC
Zhiqiang Li	32,000	32,000	0	*	NO.1,Hejiang Street,Hexi District, Tianjin City,PRC
Xiujun Zhang	70,000	70,000	0	*	Room 1,Building 5,Community 96,Wenfeng West Road,Jinxiang County,Shandong PROV,PRC
Qinghai Li	216,000	216,000	0	*	NO.285,Fumiao Village,Fumiao Admin Village,Hetao Garden,Juye County, Shandong PROV,PRC
Yongliang Chen	26,000	26,000	0	*	NO.62,Xiacun ,Shangpei Village,Baihu Town,Zhuji City,Zhejiang PROV,PRC
Shanggui Liang	51,000	51,000	0	*	NO.102 Unit 1,Building 4,Area 4,Wolong Garden,Shizhong District,Jinan City,Shandong PROV,PRC
Cuijun Sun	26,000	26,000	0	*	1-5-3, NO.46, Ganglinli Community, Eco-Tech Devlopment District, Dalian City, Liaoning Prov, China
Xiuyun Liu	29,000	29,000	0	*	NO.208, Wangjiatun Community, Sandaoju Village, Changxingdao Town, Wafangdian City, Liaoning Prov, China
Bangbiao Zhu	28,000	28,000	0	*	NO.113, Group 1, Fanshen Village, Taoyuan Street, Ninghai City, Zhejiang Prov, China

Jinhua Wang	29,,000	29,000	0	*	2-4-2, NO.109, Jinwan Street, Jinzhou District, Dalian City, Liaoning Prov, China
Senchun Zheng	32,000	32,000	0	*	Room 301, Building#2, Huanghai Garden, Nanpu Street, Lucheng District, Wenzhou City, Zhejiang Prov, China
Changying Liu	46,000	46,000	0	*	Room Inner-30, NO. 19, Pingdu Street, Shinan District, Qingdao City, Shandong Prov, China
Jianhua Sun	29,000	29,000	0	*	NO. 298, Guanjialou Village, Huangdao District, Qingdao City, Shandong Prov, China
Chunde Li	37,000	37000	0	*	NO 39, Futangjing Community, Xingfu Village, Rongcheng Town, Fuqing City, Fujian Prov, China
he ping chen	30,000	30,000	0	*	Room 1-406, NO.262, Jianshe Street, Dandong Road, Xiangshan City, Zhejiang Prov, China
Manyi Wang	121,000	121,000	0	*	NO.202, Unit 2, Building#5, Shuichang Street, Nankou Town, Changping District, Beijing City, China
Yibin Ding	28,000	28,000	0	*	Group 2, Jiting Village, Fotang Town, Yiwu City, Zhejiang Prov, China
Xuhua Huang	31,000	31,000	0	*	NO.136, Gaojiadian Community, Zhongchang Village, Zhongchang Street, Jinzhou District, Dalian City, Liaoning Prov, China
Yuping Ye	31,000	31000	0	*	NO.23, Makeng Street, Huanglong Road, Lucheng District, Wenzhou City, Zhejiang Prov, China
Linlin Wu	29,000	29,000	0	*	NO.6, Tutang Street, Qiaoxia Town, Yongjia City, Zhejiang Prov, China
Yuhui Nan	29,000	29,000	0	*	NO.5, Shanyakou Unit, Qingshan Village, Santai Manchu County, Wafangdian City, Liaoning Prov, China
Huajie Tang	69,000	69,000	0	*	Room 323, Unit 12, Building#3, Qinghefang Community, Downtown, Jiangshan City, Zhejiang Prov, China
Zhemin Liao	52,000	52,000	0	*	Unit 103, Building#50, Huochezhanxincun Residential Quarter, Jinan District, Fuzhou City, Fujian Prov, China
Guofen Tong	65,000	65,000	0	*	NO.32, Huangmeiyan Community, Xiaogang Street, Beilun District, Ningbo| City, Zhejiang Prov, China
Liping Chen	39,000	39,000	0	*	Room 601, Unit 1, Building#6, Fengmingyuan Residential Quarter, Guojihuacheng Community, Downtown, Jiangshan City, Zhejiang Prov, China
Qinghua Min	31,000	31,000	0	*	NO.134, Zhangwang Village, Zhangwang Town, Tengzhou City, Shandong Prov, China

Mingshan Cai	38,000	38,000	0	*	NO.053, Caifang Village, Caifang Admin Unit, Tianqiao Town, Juye City, Shandong Prov, China
Guanghui Wang	31,000	31,000	0	*	Group 3, Ziyi Village, Qizili ,Town, ,Xixian City, Anhui Prov, China,
Qiaoling Hu	26,000	26,000	0	*	NO.68, ,Jiangcunqiao Community, Sanxing Village, Hulu Town, Dongyang City, Zhejiang Prov, China
Jingfang Lu	30,000	30,000	0	*	Group 3, Xiaxitao Village, Choucheng Street, Y iwu City, Zhejiang Prov, China
Fangzhen Lu	28,000	28,000	0	*	NO.65, Datangxia Village, Choucheng Street, Yiwu City, Zhejiang Prov, China
Qiaoying Wu	31,000	31,000	0	*	NO.34, Tonghui Gate, Choucheng Street, Yiwu City, Zhejiang Prov, China
Lihua Zheng	31,000	31,000	0	*	NO.65, Xucun Village, Xihu District, Hangzhou City, Zhejiang Prov, China
Chunyan Wu	32,000	32,000	0	*	NO.8, Piaoping Street, Wuning Road, Dongyang City, Zhejiang Prov, China
Haifeng Sun	71,000	71,000	0	*	Room 09, Unit 1, Building#6, NO.54, Congtai Street, Congtai District, Handan City, Hebei Prov, China
Tongqiang Yang	31,000	31,000	0	*	Room 3, Unit 1, Building#64, Jinguang Residential Quarter, Eco-Science Devolpment District, Yantai City, Shandong Prov, China
Mianying Fei	30,000	30,000	0	*	NO.1, South Luji Town, Moganshan County, Deqing City, Zhejiang Prov, China
Zhen'ai Li	26,000	26,000	0	*	Room 202, Unit 2, Building#3, NO.10, Meilin Street, Laoshan District, Qingdao City, Shandong Prov, China
Qiming Chen	26,000	26,000	0	*	NO.33, Central Nanjiang Street, Jiangbei Road, Yongjia City, Zhejiang Prov, China
Xiancun Zhang	28,000	28,000	0	*	NO.281, Bole Street, Chengwu Town, Chengwu City, Shandong Prov, China
Xingxiang Guo	29,000	29,000	0	*	Room 402, Building#13A, NO.142, Zhenhua Street, Jimo City, Shandong Prov, China
Daxiao Lv	30,000	30,000	0	*	Room 301, Unit 1, Building#5, NO. 396, Yanqing Road, Jimo City, Shangdong Prov, China
Yanying Wang	29,000	29,000	0	*	NO.7, Songjia Village, Da'an Town, | Gunzhou City, Shandong Prov, China
Aixin Liu	28,000	28,000	0	*	NO.069, Sanhe East Village, Sanhe East Admin Unit, Suiguantun Town, Huicheng City, Shandong Prov, China
Lina Sun	31,000	31,000	0	*	Room 4501, Unit 4, NO. 530, Beiguan Street, Mouping District, Yantai City, Shandong Prov, China

Xiangjun Su	34,000	34,000	0	*	NO. 545-4, Xinqu Street, Moping District, Yantai City, Shandong Prov, China
Fanxiu Kong	80,000	80,000	0	*	NO.60, TadiTun Community, Tangtun Village, Shuangta Town, Pulandian City, Liaoning Prov, China
Minhua Huang	108,000	108,000	0	*	NO.1-81, Sanxing Village, Jiangnan Street, Linhai City, Zhejiang Prov, China
Huafei Huang	80,000	80,000	0	*	NO.1-81, Sanxing Village, Jiangnan Street, Linhai City, Zhejiang Prov, China
Lianfei Huang	35,000	35,000	0	*	NO.2-112, Sanxing Village, Jiangnan Street, Linhai City, Zhejiang Prov, China
Caiqin Wang	31,000	31,000	0	*	NO.21, Jingyushang Lane, Fuchang Street, Fugu Town, Fugu City, Shaanxi Prov, China
Xianju Yin	33,000	33,000	0	*	NO. 2-145, Sanxing Village, Jiangnan Street, Linhai City, Zhejiang Prov, China
Chunhua Su	50,000	50,000	0 *	*	NO. 302, Unit 3, Building#29, Xinghuayuan Residential Quarter, Huangcun Town, Daxing District, Beijing, China
Zaixian Wang	33,000	33,000	0	*	NO.12, Group 8, Shantouwang Village, Xinqiao Town, Xiangshan City, Zhejiang Prov, China
Minfen Chen	27,000	27,000	0	*	Room 14, NO.5, Lanjia Village, Shipu Town, Xiangshan City, Zhejiang Prov, China
Sufen Ji	29,000	29,000	0	*	Room 403, NO.21, Building#6, Dongjia Residential Quarter, Huidengsi Village, Zhonggongmiao Street, Yinzhou District, Ningbo City, Zhejiang Prov, China
Jing Lv	30,000	30,000	0	*	NO.01, Lianzheng Street, Xuzhuang Road Office, Renchen District, Jining City, Shandong Prov, China
Zhicang Zheng	32,000	32,000	0	*	NO.82, Yongfeng Street, Fuxi Road, Tiantai City, Zhejiang Prov, China
Chunhua Jin	27,000	27,000	0	*	NO.7131, Wanggezhuang Community, Yanjiao Kaifaqu Street, Sanhe City, Hebei Prov, China
Yongmei Jing	70,000	70,000	0	*	Room 102, Unit 1,Building#10, Northern Mingzhu Residential Quarter, NO.85, East Hongxing Street, Shizhong District, Jining City, Shandong Prov, China
Ruifa Huang	26,000	26,000	0	*	Unit 4, Housun Group, Baishuichon Village, Liangnong Town, Yuyao City, Zhejiang Prov, China
Zhenji Huang	26,000	26,000	0	*	Group 3, Zhiwei Community, Gongyuan Street, Yanji City, Jilin Prov, China

Yulong Li	31,000	31,000	0	*	NO.34, Lingba Unit, Xuehua Village, Hubing Community, Bangshan District, Bangbu City, Anhui Prov, China
Hong Liu	29,000	29,000	0	*	Group 1, Street Community, Chengzijie Town, Jiutai City, Jilin Prov, China
Ronglu Chen	28,000	28,000	0	*	Tangwu Unit, Hongqi Village, Dachen Town, Yiwu City, Zhejiang Prov, China
Lili Duan	32,000	32,000	0	*	Room 401, Unit 1, Building#2, NO.7, Housanliying Road, Shizhong District, Jingning City, Shandong Prov, China
Yuefei Zhang	28,000	28,000	0	*	NO.2-20, Tangdu Village, Jiangnan Street, Linhai City, Zhejiang Prov, China
Chunhong Xu	38,000	38,000	0	*	Room 303, Building#86, West Quarter of Jiangnanxincheng Residential Quarter, Lanjiang Street, Yuyao City, Zhejiang Prov, China
Fangjun Yu	38,000	38,000	0	*	Room 505, Building#12, Linfeng Residential Quarter, Daqi street, Beilun District, Ningbo City, Zhejiang Prov, China
Mingyan Ma	29,000	29,000	0	*	2-B801, Yangguangcuiyuan Residential Quarter, Nanwannanlin Community, Longgang District, Shenzhen City, Guangzhou Prov, China
Yongqin Yin	30,000	30,000	0	*	NO.6-25, Zhuangtou Village, Dayang Street, Linhai City, Zhejiang Prov, China
Meijuan Zhou	57,000	57,000	0	*	NO.26, Group 1, Shuangyong Village, Yuelong Street, Ninghai City, Zhejiang Prov, China
Mingfu Ye	42,000	42,000	0	*	NO.2, North Beixin Street, Chengbei Road, Wenlin City, Zhejiang Prov, China
Fujuan Zhang	36,000	36,000	0	*	NO.185, Longzemingyuan Residential Quarter, Dandong Street, Xiangshan City, Zhejiang Prov, China
Baolan Zheng	35,000	35,000	0	*	NO.1, Lane 22, Baihuqiao Branch, Chengdong Street, Dandong Road, Xiangshan City, Zhejiang Prov, China
Yunfa Mao	159,000	159,000	0	*	NO.67, Group 6, Daqitou Village, Dandong Street, Xiangshan City, Zhejiang Prov, China
Jinju Jiang	28,000	28,000	0	*	Room 104, Building#4, Xiangyi Garden, Wukang Town, Deqing City, Zhejiang Prov, China
Weiguo Yang	29,000	29,000	0	*	No.3,Group 4,Daluyang Village,Pingqiao Town,Tiantai County,Zhejiang Prov.,China
Yongshao Yang	33,000	33,000	0	*	No.4501,Unit 4,Building #741, Zhengfu Street,Mouping District, Yantai City,Shandong Prov.,China
Xiaohong Guo	117,000	117,000	0	*	No.108-110,Room 42,Zhenheli Community,Heyan Street,Heping District Tianjing City,China

Shasha Yang	31,000	31,000	0	*	No.4501,Unit 4,Building #741,Zhengfu Street,Mouping District,Yantai City, Shandong Prov.,China
Jun Chen	35,000	35,000	0	*	Room 406,Building #5,Taibaomiao Lane,Liandu District,Lishui City, Zhejiang Prov.,China
Jinrong Zhang	39,000	39,000	0	*	No.022.Bole Street,Boleji Town,Chengwu County,Shandong Prov.,China
Yuhua Wang	37,000	37,000	0	*	Room 303,Unit 2,Building #1,No.3,Beiduan,Xiguan Street,Jinxiang Town,Jinxiang County,Shandong Prov.,China
Zhen he Bu	28,000	28,000	0	*	No.83-20,Yongchang Road,Chengwu Town,Chengwu County,Shandong Prov.,China
Yueling Wang	28,000	28,000	0	*	No.093,Sangtun Village,Sangtun Administrative Unit,Danyang Ofiice,Mudan District,Heze City,Shandong Prov.,China
Dongfen Zhang	26,000	26,000	0	*	No.67,Fishing Group 2,Dongao Village,Yishi Town,Ninghai County,Zhejiang Prov.,China
Zhan Yang	31,000	31,000	0	*	No.625,Houchengjia Village,Dajijia Subdistrict Office,Yantan Eco-Tech Development District, Shandong Prov,China
Queyue Xu	187,000	187,000	0	*	Room 903,Building #4,Yaojiang Wendingyuan Residential Quarter,Xihu District,Hangzhou City,China
Dongsheng Xiao	32,000	32,000	0	*	No.12,Unit 3,No.11,Beimenqiao Street,Langchi Town,Yingshan County,Sichuang Prov.,China
Yu'ai Mei	29,000	29,000	0	*	No.6,Yuying Road,Pingqiao Town,Tiantai County,Zhejiang Prov.,China
Tianqing Ding	44,000	44,000	0	*	No.29,Group 4,Xiajing Village,Pingqiao Town,Tiantai County,Zhejiang Prov,China
Zhonghua Xi	30,000	30,000	0	*	Room 407,Unit 4,Building #B2,No.205,Changshan Road,Xiangshan District,Huaibei City,AnhuI Prov.,China
Min Yao	29,000	29,000	0	*	No.34-1,Quzhuang Unit,Miaoxi Village,Jiulong Town,Yinzhou District,Fuyang City,Anhui Prov. ,China
Li Yang	26,000	26,000	0	*	No.10,Unit 3,Building #11,Fukang Jiayuan Residential Quarter,Eco-Tech Development District, Qinhuangdao City,Hebei Prov, China
Qihou Bu	26,000	26,000	0	*	Xinglongjie Group Dushan Street,Xinhang Town,Guangde County, Anhui Prov,China

Jing Gao	31,000	31,000	0	*	No.3301,Unit 3,No.,615,Wenyi Street,Wenxing Road,Mouping District,Yantai City,Shandong Prov.,China
Weidong Liu	34,000	34,000	0	*	Room 506,Building #2,No.1012,Shennan Road,Futian District,Shenzhen City, Guangdong Prov.,China
Jinou Fu	28,000	28,000	0	*	No.302,Unit 1,Building #6,North Fengyeyuan Residential Quarter, Yanta District,Xi'an City,China.
Kaifeng Wang	28,000	28,000	0	*	Unit 78,No.2,Tuci Village,Tuci Town,Xiangshan County,Zhejiang Prov.,China
Mahai Zhang	32,000	32,000	0	*	No.21,Helongtou,Heliang Village,Cewu Township Changting County,Fujian Prov.,China
Baoxin Yang	26,000	26,000	0	*	No.125,East Lanzhou Road,Jiaozhou City,Shandong Prov.,China
Zhongcheng luo	45,000	45,000	0	*	Group 4,The second Zhalin Village,Dachen Town,Yiwu City,Zhejiang ,Prov.,China
Pingping Yu	44,000	44,000	0	*	No.4,Xiguhu Road,Danxi Street, Xiangshan County,Zhejiang Prov.,China
Fencheng Shan	32,000	32,000	0	*	No.1,Building #12,South Fengdeng Road,Lianhu District,Xi'an City,China
Hongbin Yang	29,000	29000	0	*	No.1,Floor 12,Building #1,Jiujie Residential Quarter, Changle Road, Xincheng District,Xi'an City,China
Wuqin Luo	28,000	28,000	0	*	No.9,Gropu 2,Sifentou Village,Pengjie Town,Luqiao District,Taizhou City, Zhejiang Prov.,China
Yun Ling	27,000	27,000	0	*	Room 106,No.52,Waiqianlong Street,Jiangdong District,Ningbo City, Zhejiang Prov.,China
Fanyun Chen	29,000	29,000	0	*	No.13,Tiejiangpu Village,Dongguan Town,Baode County,Shanxi Prov.,China
Suzhen Mao	29,000	29,000	0	*	No.532,Changle Village,Gaoqiao Town,Yinzhou District,Ningbo City,Zhejiang Prov.,China
Nan Kang	30,000	30,000	0	*	No.21,Jingyushang Lane,Fuchang Road,Fugu Town,Fugu County,Shaanxi Prov.,China
Jingrui Wan	31,000	31,000	0	*	No.48,Dexiang Street,Demao Community,Jiugong Town,Daxing District,Beijing City,China
Yi Jiang	33,000	33,000	0	*	Room 4802,No.11,Dongsheng Road,Jiangdong District,Ningbo City ,Zhejiang Prov.,China
Pengfei Ren	31,000	31,000	0	*	No.15,North Yangwa Road,Fugu Town,Fugu County,Shaanxi Prov.,China

Yaqin Mao	49,000	49,000	0	*	No.010,Deji Lane,Jiangbei District,Ningbo City,Zhejiang Prov.,| China
Huanqin Bai	85,000	85,000	0	*	No.1,Xinyuan Lane,South Renmin Road,Fugu Town,Fugu ,County,Shaanxi , Prov. China
Xingwei Qiu	40,000	40,000	0	*	No.68,Wenchang, Street,Danxi Road,Xiangshan C,ounty,Zhejiang Prov.,China
Zhiming Yan	91,000	91,000	0	*	East No.8,North Jietang Road,Dongshuxia Village,Simen Town,Yuyao City,Zhejiang Prov. ,China
Erze Yang	29,000	29,000	0	*	No.83,East,Yangwa Road,Fugu Town,Fugu County,Shaanxi Prov.,China
Guofen Li	206,000	206,000	0	*	No.28,Central Daqi Street,Beilun District,Ningbo City,Zhejiang Prov.,China
Yafei Tu	39,000	39,000	0	*	No.31,Group 1,Lai'ao Village,Xizhou Town,Xiangshan County,Zhejiang Prov.,China
Ming hui Ma	36,000	36,000	0	*	No.204,Building #19,Zhixincun Residential Quarter,Haidian District,Beijing City,China
Linyun Zhang	39,000	39,000	0	*	No.1,Group 1,Hengtangou Village,Danxi Street,Xiangshan County,Zhejiang Prov.,China
Suxia Wang	64,000	64,000	0	*	No.47,Neiwei Village,Changsheng Administrative Unit,Quantang Town,Wuwei County,Chaohu City,Anhui Prov.,China
Jie Zhang	41,000	41,000	0	*	No.7.Southern 11 Lane,Xingsheng Street,Xingge Village,Huangcun Town,Daxing District,Beijing City, China
Xiaopeng Zhao	29,000	29,000	0	*	NO.408,Xidian Village,Majuqiao Town,Tongzhou District,Beijing,PRC
Jiaofen Lin	44,000	44,000	0	*	No.185,Jigang Village,Hepu Town,Xiangshan County,Zhejiang Prov.,China
Weitang Pan	33,000	33,000	0	*	NO.292, Dingjiayuan Village, Chengguan Town, Xinchang City, Zhejiang Prov, China
Lizhen Zhou	28,000	28,000	0	*	Room 401, NO. 15-17, Lane 51, Fuxiang Street, Yangming Road, Yuyao City, Zhejiang Prov, China
Meifen Fang	47,000	47,000	0	*	NO.8, Dutou Village, Yongfeng Town, Linhai City, Zhejiang Prov, China
Qiao Li	30,000	30,000	0	*	NO. 83-8, Pingan Street, Taiping Road, Wenlin City, Zhejiang Prov, China
Suqin Lin	38,000	38,000	0	*	NO. 3-14, Taojiayang Village, Hongjia Street, Jiaojiang District, Taizhou City, Zhejiang Prov, China

Xiaohui Cai	40,000	40,000	0	*	NO. 96, Shuma Street, Lubei Road, Luqiao District, Taizhou City, Zhejiang Prov, China
Renli Yang	33,000	33,000	0	*	NO. 1-99, Cangqianwang Village, Hongjia Street, Jiaojiang District, Taizhou City, Zhejiang Prov, China
Meiju Zhu	25,000	25,000	0	*	NO. 57, Lushan Street, Choucheng Road, Yiwu City, Zhejiang Prov, China
Jinglin Lv	57,000	57,000	0	*	No.125, Unit 7, Donghuan Road, Weidong District, Pingdingshan City, Henan Prov, China
Yanhong Zhang	37,000	37,000	0	*	Building#1, Wuzhai Community, Weidong District, Pingdingshan City, Henan Prov, China
Yumei Qiao	41,000	41,000	0	*	No.8,Southern Zhongwu Road,Xin'an Town,Xinqi City,Jiangsu Prov.,China
Yingmei Zhang	32,000	32,000	0	*	No.2,Building #7 Lane 16,North Jinshan Street,Jinxiang County,Shandong Prov.,China
Jiangjie Guo	35,000	35,000	0	*	No.724,Unit 2,Qixingnongkeng Communtiy,Fujin City,Heilongjiang Prov.,China
Feng Wang	31,000	31,000	0	*	No.1,Floor 6,A1 Unit,Building #7,Dazhong Jiayuan Residential Quarter,Baojian Road,Nangang District,Harbin City,China
Lishan Jiang	28,000	28,000	0	*	Zuojia Group,Zhanli Village,Jiekou Town,Xi County,Anhui Prov.,China
Wu Qu	29,000	29,000	0	*	No.34-1,Quzhuang Unit,Miaoxi Village,Jiulong Town,Yinzhou District,Fuyang City,Anhui Prov. ,China
Huizhi Zhu	27,000	27,000	0	*	Group 9,Community 2,Geming Street,Hailong Town,Meihekou City,Jilin Prov.,China
Jing Li	79,000	79,000	0	*	No.11,Unit 3,Building #10,Dongyanwu Residential Quarter,Haigang District,Qinhuangdao City,Hebei Prov.,China
Yaping Weng	35,000	35,000	0	*	No.3,Canmiaoli Community,Xiacheng District,Hangzhou City,Zhejiang Prov. ,China
Wumin Zhu	26,000	26,000	0	*	Room 201,Unit 3,Building #1,Wushan Residential Quarter,Zhuantang Town,Xihu District,Hanzhou City,Zhejiang Prov., China
Shaohui Feng	172,000	172,000	0	*	NO.139, Xueyuan Road, Qingshanhu District, Nanchang City, Jiangxi Prov, China
Yang Wang	135,000	135,000	0	*	NO.222, Xian Traffic Control Center, Taibainan Road, Yanta District, Xian City, Shanxi Prov, China

Chunxiao Zhang	88,000	88,000	0	*	Room 601, NO.37, Chengxi Road, Liandu District, Lishui City, Zhejiang Prov, China
Haiyan Yan	35,000	35,000	0	*	Room 206, NO.31, Tongxin Road, Huancui District, Weihai City, Shandong Prov, China
Qiaoying Zhu	38,000	38,000	0	*	Second Floor, NO. 253, Nanmen Street, Choucheng Road, Yiwu City, Zhejiang Prov, China
Zhenhua Zhou	28,000	28,000	0	*	NO. 12-2, Xinglongxi Street, Zhongshan District, Dalian City, Liaoning Prov, China
Yanpeng Wang	30,000	30,000	0	*	Room#503, Unit 2, Building #10, NO.18, Hongxingdong Road, Shizhong District, Jijing City, Shandong Prov, China
Chunyan Wang	26,000	26,000	0	*	NO.34, Shangwangtan Community, Quanyan Village, Bimu Town, Yushan Country, Shangrao City, Jiangxi Prov, China
Honghong Gao	27,000	27,000	0	*	NO.70, Huafeng Group #1, Jiangnan Village, Xinjie Town, Xiaoshan District, Hangzhou City, Zhejiang Prov, China
Baoxiang Tao	26,000	26,000	0	*	Group 1, Lizhai Village, Suxi Town, Yiwu City, Zhejiang Prov, China
Shuling Xu	30,000	30,000	0	*	No.31,Xibian Ao'xi Road,Batou Village,Anhai Town,Jinjiang City, Fujian Prov.,China
Yaling Cao	26,000	26,000	0	*	No.12,Jie Fang Shang Lane,Yuyang District,Yulin City,Shaanxi Prov.,China
Jingxue Gong	27,000	27,000	0	*	No.14,Xinhua Road,Yonghua Street,Guangyang District,Langfang City,Hebei Prov.,China
Xiying Yu	26,000	26,000	0	*	No.169,Tangwanjia Group,Yangpo Village,Nanzui Town,Wanjiang City, Hunan Prov.China
Xiangfei Yuan	30,000	30,000	0	*	No.54,Hezhuang Village,Shangtun Town Ju County,Henan Prov.,China
Xiuyao Chen	44,000	44,000	0	*	Room 611,Unit 6,No.99,South Xingguang Road,Taiping Street, Wenling City,Zhejiang Prov.,China
Caiping Yuan	38,000	38,000	0	*	Room 102,Building #2,Nanpu Xingpu Residential Quarter,Nanpu Street,Lucheng District,Wenzhou City,Zhejiang Prov.,China
Xuan Liu	32,000	32,000	0	*	No.4,Xiyitiao Communtiy,Yingbei Street,Xiyi Village,Yinghai Town,Daxing District,Beijing City,China
Qiaorong Liu	34,000	34,000	0	*	No.9-2,Eastern Xisha Shuangling Lane,Yuyang District,Yulin City,Shaanxi Prov.,China
Wei peng Chen	75,000	75,000	0	*	Room 201,Building #31,Haitangyuan Residential Quarter,Jinsha Street,Jinping District,Shantou City,Guangdong Prov.,China

Junchao Lin	61,000	61,000	0	*	Group 5,Naxing Haibin Village,Chencun Town,Dianbai County,Guangdong Prov.,China
Meiling Zhang	31,000	31,000	0	*	No.297,Bulao Village,Yandang Town,Leqing City,Zhejiang Prov.,China
Weihua Yuan	29,000	29,000	0	*	No.38-2-2-2,Huayuan Street,Xigang District,Dalian City,Liaoning Prov.,China
Bin Wang	29,000	29,000	0	*	No.8-1-1-3-2,Nanshan Road,Jinzhou District,Dalian City,Liaoning Prov.,China
Hongxia Sun	31,000	31,000	0	*	Room 207,Building #17,Shanhou New Village,Yangming Street,Yuyao City,Zhejiang Prov.,China
Zhenfei He	32,000	32,000	0	*	No.11,North Laoxinwu Lane,Daqi Street,Beilun District,Ningbo City,Zhejiang Prov.,China
Minjie Chen	56,000	56,000	0	*	No.22,Group 13,Gantun Village,Shounan Street,Yinzhou District,Ningbo City,Zhejiang Prov.,China
Shuhong Tang	40,000	40,000	0	*	No.5,Building #22,Xinfu Road,Beiyuan Street,Yiwu City,Zhejiang Prov.,China
Aiqing Wang	29,000	29,000	0	*	No.12,Cuijiayan Village,Yangjiawang Town,Baode County,Shanxi Prov.,China
An'ni Zhang	30,000	30,000	0	*	No.13,Jin'an Lane,West Renmin Road Fugu Town,Fugu County,Shaanxi Prov.,China
Jiansheng Yu	26,000	26,000	0	*	NO.8, Heshe Street, Ditian Village, Xiaoshun Town, Jindong Disctrict, Jinhua City, Zhejiang Prov, China
Lijuan Zheng	26,000	26,000	0	*	NO.402, Unit 2, Building#16, Southwest Community , Gongrenxincun Village, Tianqiao District, Jinan City
Yanzheng Zhang	32,000	32,000	0	*	Room 304, Unit 2, Building#1, NO.27, Pipashan Road, Shizhong District, Jining City, Shandong Prov, China
Xiaojing Xing	30,000	30,000	0	*	NO.11,Hugen Lane,Street Five,Yangliuqing Town,Xiqing District,Tianjin,PRC
Qingwei Zhang	28,000	28,000	0	*	Room 602,Unit 1,Building 1,No.172,Huangyuan Road,Licheng District,Jinan City,Shandong PROV,PRC
Bo Heng	40,000	40,000	0	*	NO.2,Donger Lane,Laodaokou,Xinduan Village,Xinan Town,Xinyi City,Jiangsu PROV,PRC
Hongyan Xun	26,000	26,000	0	*	NO.34,Jingyuan Road,Qianyuan Village,Yuanzhuang Town,Wenshang County,Shandong PROV,PRC
Yanhong Hu	43,000	43,000	0	*	NO.33,Fushou Lane,Baitazhong Village,Yuanzhuang Town,Wenshang County,Shandong PROV,PRC

Lixin Li	32,000	32,000	0	*	Room 304,Unit 2,Building 1,Commuinty 83,Hexiang Road East,Jinxiang County,Shandong PROV,PRC
Zhaomei Wei	29,000	29,000	0	*	NO.15-7,Aimin Street,Changyi District,Jilin City,Jilin PROV,PRC
Xuemei Zhang	39,000	39,000	0	*	Room 402,Unit 1,Building 3,Community 95,Hexiang Road East,Jinxiang County,Shandong PROV,PRC
Renhua Shi	28,000	28,000	0	*	NO.101,Unit 1,Building 10,Meixiao Garden,Jidong Village,Jiezhuang Town,Rencheng District,Jining City,Shandong PROV,PRC
Zhengyang Li	28,000	28,000	0	*	NO.33 Group 9,Huji Village,Shicun County,Yongqiao District,Suzhou City,Anhui PROV,PRC
Yanqin Chen	28,000	28,000	0	*	NO.1,Xiaoshanshang Street,Xiaoshun Town,Jindong District,Jinhua City,Zhejiang PROV,PRC
Yanlong Pang	29,000	29,000	0	*	No.98,Tangxiawang Village,Pingqiao Town,Tiantai County,Zhejiang PROV,PRC,
Chuanrong Wang	28,000	28,000	0	*	NO.32,Group 32,Xiangxia Village,Shiliang Town,Tiantai County,Zhejiang PROV,PRC
Xiangrong Shao	91,000	91,000	0	*	Room 202,Unit 1,Building 1,No.86,Yuquan Road,Jiinyang District,Deyang City,Sichuan PROV,PRC
Guangxing Zhu	29,000	29000	0	*	NO.004,South Jiefang Road,Xiaotao County,Yongan City,Fujian PROV,PRC
Diaohong Shi	30,000	30,000	0	*	NO.17,Xujiaqiao,Hangwu Community,Guali Town,Xiaoshan District,Hangzhou City,Zhejiang PROV,PRC
Shufang Han	35,000	35,000	0	*	NO.19,Group 20,Shanmozhi Village,Xinjie Town,Xiaoshan District,Hangzhou City,Zhejiang PROV,PRC
Bo Shi	27,000	27,000	0	*	NO.17,Group 21,Tangtou Community,Guali Town,Xiaoshan District,Hangzhou City,Zhejiang PROV,PRC
Lijuan Pan	30,000	30,000	0	*	Room 604,Unit 2,Building 36,Yunxi Village,Jiaojiang District,Taizhou City,Zhejiang PROV,PRC
Qinying Xu	30,000	30,000	0	*	NO.19,Group 20,Shanmozhi Village,Xinjie Town,Xiaoshan District,Hangzhou City,Zhejiang PROV,PRC
Quanwei Zhang	25,000	25,000	0	*	NO.26,Majiawa,Dongguan Town,Baode County,Shanxi PROV,PRC

Guoyou Yue	29,000	29,000	0	*	NO.32,Xintun Village,Majuqiao Town,Tongzhou District,Beijing ,PRC
Changquan Zhao	132,000	132,000	0	*	NO.561,Dongmen Village,Wugen Town,Wenling City,Zhejiang PROV,PRC
Qing Li	121,000	121,000	0	*	NO.8,Taiyue East Road,Shashi District,Jingzhou City,Hubei PROV,PRC
Pengzuo Du	60,000	60,000	0	*	Room 401,Building 3,Jinshi Garden,Xiushan Street,Lucheng District,Wenling District,Zhejiang PROV,PRC
Shaofang Huang	29,000	29,000	0	*	NO.3,Nicheng Road,Yuhai Street,Ruian City,Zhejiang PROV,PRC
Lingai Xu	26,000	26,000	0	*	NO.14 Maosheng Road,Xizhou Town,Xiangshan County,Zhejiang PROV,PRC
Xingzhi Shi	29,000	29,000	0	*	NO.16,Group 16,Tianao Village,Xizhou Town,Xiangshan County,Zhejiang PROV
Guozhong Ye	50,000	50,000	0	*	NO.39,Daluyejia Community,Xinqi Street,Beilun District,Ningbo City,Zhejiang PROV,PRC
Yuee Su	26,000	26,000	0	*	Shuanghuyu Village,Shuanghuyu Town,Zizhou County,Shaanxi PROV,PRC
Zhenjie Zhao	30,000	30,000	0	*	NO.149,Zhaoxiaomiao Villlage,Zhaoxiaomiao Admin Village,Zhanglou Township,Chengwu County,Shandong PROV,PRC
Shuiqin Guo	28,000	28,000	0	*	NO.14,Renqiao Group 8,Tongjianhu Village,Zhoufu Township,Xihu District,Hangzhou City,Zhejiang PROV,PRC
Zhong hua Xi	35,000	35,000	0	*	NO.20,Building 5,East House Estate,Jiankang West Road,Luling Town,Yongqiao District,Suzhou City,Anhui PROV,PRC
Suqing Cai	30,000	30,000	0	*	NO.116,Yanming Road,Taiping Street,Wenling City,Zhejiang PROV,PRC
Qiuping Yu	141,000	141,000	0	*	NO.33,Kaolingjinzhu Community,Shichuan Village,Yucun Zhen,Jinde County,Anhui PROV,PRC
Zongqiao duan	26,000	26,000	0	*	Room 1-7,Hubing Commercial Building,Yuannanshangye Village,Tianjiaan District,Huainan City,Anhui PROV,PRC
Weihua Lv	26,000	26,000	0	*	NO.68,Jiangcunqiao,Sanxing Village,Hulu Town,Dongyang City,Zhejiang PROV,PRC
Huiqing Gu	28,000	28,000	0	*	NO.309,Unit 5,Xiandong Building 5,NO.113,Guanghe Road,Shizhong District,Jizhong City,Shandong PROV,PRC

Jing Sun	30,000	30,000	0	*	NO.2,Jiwei Road,Mapo Township,Weishan County,Shandong PROV,PRC
Xueling Yue	26,000	26,000	0	*	NO.2-2-12,Yiyao House Estate,Guanyintang Street,Dongguan Office,Yongqiao District,Suzhou City,Anhui PROV,PRC
Shanxiang Feng	29,000	29,000	0	*	Room 205, Unit 61, Building#32, Danfeng Residential Quarter, Dandong Street, Xiangshan City, Zhejiang Prov, China
Huanchen Xu	33,000	33,000	0	*	Room 3A01, Unit 3, Lvyuanzizhuyuan Residential Quarter, Xihu District, Hangzhou City, Zhejiang Prov, China
Huachun Luo	28,000	28,000	0	*	Yangtangbian Community, Xingyuan Village, Choucheng Street, Yiwu City, Zhejiang Prov, China
Yanlian Zhang	26,000	26,000	0	*	Room 206, NO.7, Wentali Community, Siming District, Xiamen City, Fujian Prov, China
Sujuan Lin	29,000	29,000	0	*	Room 606, Building#3, NO.31, Siherenmin Street, Yanping District, Nanping City, Fujian Prov, China
Linying Wu	28,000	28,000	0	*	NO.25 Changqiaogengxin Lane, Tangxia Town, Rui'an City, Zhejiang Prov, China
Xiaomei Chen	36,000	36,000	0	*	Room 501, NO.2, Ximenwai Community, Pingyuan Village, Shipaotai Street, Jinping District, Shantou City, Guangdong Prov, China
Xiuling Zhang	31,000	31,000	0	*	Room 702, Unit 3, Building#4, NO.90, Yannanxinhua Street, Yong'an City, Fujian Prov, China
Qing Bai	190,000	190,000	0	*	Room 101, Gate 2, Build#2, NO.515, North Huashan Street, Shengyang District, Deyang City, Sichuan Prov, China
Yiyu Zhang	29,000	29,000	0	*	NO.39, Futangjing Community, Xingfu Village, Rongcheng Town, Fuqing City, Fujian Prov, China
Chengzhong Mu	135,000	135,000	0	*	NO.13,Yangxing Road,Danxi Street,Xiangshan County,Zhejiang PROV,PRC
Saiya Huang	41,000	41,000	0	*	Room 164,Group 4,Fangjiaao Village,Qiangtou Town,Xiangshan County,Zhejiang PROV,PRC
Xincai Wang	26,000	26,000	0	*	NO.17,Guanzhen West Bay,Dongguan Town Baode County,Shanxi PROV,
Aiqin Ying	29,000	29,000	0	*	Room 306,No.63,Lane 181,Chaohui Road,Jiangdong District,Ningbo City,Zhejiang PROV,PRC
Yanhua Wu	381,000	381,000	0	*	Room 408,NO.36,Building 9,Danfeng First Village,Jiangdong District,Ningbo City,Zhejiang PROV,PRC

Gaixia Su	50,000	50,000	0	*	NO.69,Tianfu Road,Fugu Town,Fugu County,Shaanxi PROV,PRC
Chunxia Wang	29,000	29,000	0	*	NO.2,Minzhengdong Lane,Tianfu Road,Fugu Town,Fugu County,Shaanxi PROV,PRC
Jiaodi Fan	31,000	31,000	0	*	NO.199,Group 1,Qiaoxiaban Village,Taoyuan Street,Ninghai County,Zhejiang PROV,PRC
Qiaoyun Liu	29,000	29,000	0	*	NO.3,Banpoxi Lane,Renmin North Road,Fugu Town,Fugu County,Shaanxi PROV,PRC
Haidan Ge	44,000	44,000	0	*	NO.4,Lane 52,Qixiang South Street,Yuelong Street,Ninghai County,Zhejiang PROV,PRC
Wei Lin	32,000	32,000	0	*	NO.33,Dong Road,Chelu Village,Ruoheng Town,Wenling City,Zhejiang PORV,PRC
Xuanze Jia	26,000	26,000	0	*	NO.86,Nanxin Road,Tongyu Street,Taizhou City,Zhejiang PROV,PRC
Lijuan Yu	29,000	29,000	0	*	NO.87,Area 5,Yongyuan Village,Luoyang Street,Luqiao District,Taizhou City,Zhejiang PROV,PRC
Piwu Zhou	33,000	33,000	0	*	Dingao Village,Sidu Township,Leqing City,Zhejiang PROV,PRC
Aming Qiu	30,000	30,000	0	*	NO.7,Mazhuang Village,Jiazhi Road,Jiaojiang District,Taizhou City,Zhejiang PROV,PRC
Suifang Ye	26,000	26000	0	*	NO.1,Lane 1,Shuita Road,Wengyang Town,Leqing City,Zhejiang PROV,PRC
Yaya Qiu	91,000	91,000	0	*	NO.5,Quanxi Group 4,Shangqiaotou Village,Xiwu Street,Fenghua City,Zhejiang PORV,PRC
Yan Wang	29,000	29,000	0	*	NO.29,Fuzhou Lane,Renmin West Road,Fugu Town,Fugu County,Shaanxi PROV,PRC
Xiumei Cui	30,000	30,000	0	*	NO.5 Unit 4,Building 1,NO.97,Kouzhuang West Road,Xiaodian District,Taiyuan City,Shanxi PROV,PRC
Lianfeng Pang	46,000	46,000	0	*	Room 506,Unit 3,Building 20,Jinzhong District,Fenghua City,Ningbo City,Zhejiang PROV,PRC
Shudong Geng	40,000	40,000	0	*	Room 2, Unit 1, Building 39, Jiaojianli Community, Haigang District, Qinghuangdao City, Hebei Prov, China
Zhengbo Sun	33,000	33,000	0	*	Room 3501, Unit 3, Building 14, NO.556, Gongshang Street, Mouping District, Yantai City, Shandong Prov, China
Wenpeng Li	35,000	35,000	0	*	1-6-2, NO 5, Gangsongli Community, Eco-Sci Development District, Dalian City, Liaoning Prov, China

Yonghong Li	171,000	171,000	0	*	Bawei Street, Danshuiyaolin Bawei Neighborhood, Huiyang District, Huizhou City, Guangdong Prov, China
Junhua Feng	29,000	29,000	0	*	Room 8, Unit 2, Building#9, Xinfengli Community, Haigang District, Qinhuangdao City, Hebei Prov, China
Na'er A	33,000	33,000	0	*	NO 179, Hongqi Street, Kongtong District, Pingliang City, Gansu Prov, China
PING FAN	42,000	42,000	0	*	Nanning United Front Work Department Quarter, NO 37, Mingzu Road, Nanning City, Guangxi Prov, China
Zhanghuan Shi	26,000	26,000	0	*	Room 17, Group 21, Tangtou Community, Guali Town, Xiaoshan District, Hangzhou City, Zhejiang Prov, China
Xiuxiang Zhang	29,000	29,000	0	*	Room 405, Unit 2, Building#2, Hongfu Residential Quarter, NO.1, Tinmenkou Street, Shizhong District, Jining City, Shandong Prov, China
XINREN ZHANG	29,000	29,000	0	*	Room 402, Unit 3, Building#32, Weinisi Shuicheng Residential Quarter, Xiaoshan District, Hangzhou City, Zhejiang Prov, China
Xiaowen Yu	28,000	28,000	0	*	NO.83, Dongxi Village, Dongxi Admin Unit, Dongguantun Town, Juye City, Shandong Prov, China
Shuqin Li	53,000	53,000	0	*	NO.227, Wuxi Village, Wuxi Admin Unit, Tianqiao Town, Juye City, Shandong Prov, China
Lianju Xia	30,000	30,000	0	*	Room 303, Unit 1, Building#1, NO.56, Daizong Road, Taishan District, Tai'an City, Shandong Prov, China
Yunhua Han	32,000	32,000	0	*	Room 202, Unit 3, Building#5, NO.62, Wenhua Street, Taishan District, Tai'an City, Shandong Prov, China
Huasheng Zhou	30,000	30,000	0	*	Room 404, Unit 1, Building#8, NO.746, Jindou Street, Qingyun Office, Xintai City, Shandong Prov, China
Jing Zhou	31,000	31,000	0	*	NO.531, East Baligui Community, Shizhong District, Jinan City, Shandong Prov, China
Jianya Shen	44,000	44,000	0	*	Room 108, NO.19, North Xieziqiao Street, Sandun Town, Xihu District, Hangzhou City, Zhejiang Prov
Xia Ling	31,000	31,000	0	*	NO.4000, Jiedao Group, Jiedao Neighborhood, Sanshan Town, Fanchang Couty, Wuhu City, Anhui Prov, China
Chunhua Li	31,000	31,000	0	*	NO.11-5, Lane 1, Beidou Street, Jinxiang City, Shandong Prov, China
Zhongxing Shi	30,000	30,000	0	*	NO.060, Shizhuang Village, Bati Admin Unit, Chengwu Town, Chengwu City, Shandong Prov, China

Guimei Wan	30,000	30,000	0	*	NO.18, Liulin Village, Gaozhuanghu Admin Unit, Sunliu Town, Shan County, Shandong Prov, China
Yinquan Liu	31,000	31,000	0	*	NO.075, Liuzhuang Village, Wangyin Admin Unit, Goucun Town, Chengwu City, Shandong Prov, China
Dongsheng Li	30,000	30,000	0	*	NO.317, Shancheng Street, Central Shengli Road, Shancheng Town, Shan County, Shandong Prov, China
Shunfang Liu	22,000	22,000	0	*	NO.11, Yujihutong Community, Shuangkousan Village, Shuangkou Town, Beichen District, Tianjing City, China
Caihua Ying	40,000	40,000	0	*	NO.23, Lijilu Village, Xiage Town, Xianju City, Zhejiang Prov, China
Dongxiang Zha	26,000	26,000	0	*	NO.26-1, Zhouxi Village, Xucun Town, Wuyuan County, Shangrao City, Jiangxi Prov, China
Jiangmin Yang	29,000	29,000	0	*	Group 2, Liuyi Village, Beiyuan Street, Yiwu City, Zhejiang Prov, China
Maoli Hu	29,000	29,000	0	*	Room 602, Unit 5, Building#2, Division 4, Wanshengyuan Residential Quarter, Tianqiao District, Jinan City, Shandong Prov, China
Jun Xing	59,000	59,000	0	*	NO.26, Niushan Group, Longquan Village, Heqiao Town, Xuyu County, Jiangsu Prov, China
Caijuan Cheng	30,000	30,000	0	*	NO.2, Building#65, Qiancheng Residential Quarter, Jiangdong Street, Yiwu City, Zhejiang Prov, China
Chengsong Ji	34,000	34,000	0	*	NO.88, Xihuan Street, Yanggu County, Shandong Prov, China
Guorong Fu	29,000	29,000	0	*	Group 14, Qingyanfu Village, Jiangdong Street, Yiwu City, Zhejiang Prov, China
Hongxia Yang	28,000	28,000	0	*	NO.18, Wuliying Street, Shizhong District, Jining City, Shandong Prov, China
Qiling Wang	26,000	26,000	0	*	NO.408, Group 10, Sangzhou Village, Sangzhou Town, Ninghai City, Zhejiang Prov, China
Jishan Zhang	27,000	27,000	0	*	NO.178, Beimen Street, Choucheng Road, Yiwu City, Zhengajing Prov, China
Junyan Chen	57,000	57,000	0	*	Room 501, Unit 5, NO.2, 318 Street, North Gongren Road, Choucheng Road, Yiwu City, Zhejiang Prov, China
Chunyan Xu	28,000	28,000	0	*	Room 402, Unit 4, Building#58, NO.99, South Wulong Street, Laiyang City, Shandong Prov, China
Jianjun Zhang	47,000	47,000	0	*	NO.159, Shanshuizhuang Street, Niutouya Town, Funing County, Qinhuangdao City, Hebei Prov, China

Guangchen Li	111,000	111,000	0	*	1-6-2, NO 5, Gangsongli Community, Eco-Sci Development District, Dalian City, Liaoning Prov, China
Decai Xu	31,000	31,000	0	*	NO.70, North Wuhu Road, Laiyang City, Shandong Prov, China
Liping Yuan	79,000	79,000	0	*	Room 502, Unit 1, NO.37, North Zhenjiang Road, Shibei District, Qingdao City, Shandong Prov, China
Shufang Lv	28,000	28,000	0	*	3-4-2, NO.8, Xiaogu Shanxili Community, Eco-Sci Development District, Dalian City, Liaoning Prov, China
Runtao Zhu	136,000	136,000	0	*	Room 601, NO.188, Central Jiangdong Street, Jiangdong Road, Yiwu City, Zhejiang Prov, China
Aihua Zhou	35,000	35,000	0	*	Room 1405, Unit B, NO.440, Wuluo Street, Wuchang District, Wuhan City, Hubei Prov, China
Qinxing Fu	25,000	25,000	0	*	Room 202, Building#2, NO.22, West Xiuhu Street, Chouhu Road, Yiwu City, Zhejiang Prov, China
Hong Xia	65,000	65,000	0	*	3-6-1, NO.5, Tieluyiyuanlou Building, Anyang Street, Zhongshan District, Dalian City, Liaoning Prov, China
Xueyan Wang	28,000	28,000	0	*	Room 20, Building#5, Yuandong Residential Quarter, West Jiankang Road, Lulin Town, Yongqiao District, Suzhou City, Anhui Prov, China
Wanxia Ma	34,000	34,000	0	*	Room 1601, Unit 3, Building#18, NO.38, Qingdao Street, Jiaodong City, Shandong Prov, China
Yongzhen Ge	29,000	29,000	0	*	NO.036, Qianping Second Village of Qianping Village, Gucheng County, Fugu City, Shaanxi Prov, China
Dongmei Shen	151,000	151,000	0	*	Room 88, NO.2, Meiyang Village, Daxu Town, Xiangshan City, Zhejiang Prov, China
Hailin Zhu	28,000	28,000	0	*	Room 91, Group 2, Zhujiacun Village, Qiangtou Town, Xiangshan City, Zhejiang Prov, China
Jibo Zhao	33,000	33,000	0	*	Hequan Community, Laomiao Neighborhood, Jiangdong District, Ningbo City, Zhejiang Prov, China
Ming Zhou	31,000	31,000	0	*	Room 301, NO.25, Building#10, Danfeng Residential Quarter, Dandong Street, Xiangshan City, Zhejiang Prov, China
Jianming Zhu	34,000	34,000	0	*	NO.68, Northern Nashan Street, Caoxi Town, Geyang County, Shangrao City, Jiangxi Prov, China
Guozhong Jiang	26,000	26,000	0	*	Room 106, NO.353, West Fushan Street, Yuecheng District, Shaoxing City, Zhejiang Prov, China
Meifang Jiang	26,000	26,000	0	*	Room 201, Building#3, NO.45, Dahe Lane, Jiangdong District, Ningbo City, Zhejiang Prov, China

Fang Hu	64,000	64,000	0	*	Building#61, West Division, Jiangdong Xincheng Residential Quarter, Lanjiang Street, Yuyao City, Zhejiang Prov, China
Yanfei Lai	30,000	30,000	0	*	NO.39, Group 2, Xiabajiao Village, Xizhou Town, Xiangshan City, Zhejiang Prov, China
Haihong Zhang	144,000	144,000	0	*	Room 405, Building#5, Dandong Residential Quarter, East Danfeng Street, Dandong Road, Xiangshan City, Zhejiang Prov, China
Aizhen Ding	261,000	261,000	0	*	Room 203, NO.27-2, Guangping Street, Jingpin Road, Fenghua City, Zhejiang Prov, China
Xiaoji Wang	78,000	78,000	0	*	Room 201, NO.5, Lane 24, South Xingning Street, Ninghai City, Zhejiang Prov, China
Saihong Zhang	33,000	33,000	0	*	Room 504, Building#6, Caichang Street, Chumen Town, Yuhuan County, Zhejiang Prov, China
Suying Lin	35,000	35,000	0	*	Room 602, Unit 1, Building#3, Chengguang Liudao Residential Quarter, Zhugang Town, Yuhuan County, Zhejiang Prov, China
Xichao Chen	36,000	36,000	0	*	NO.60, Group 5, Chenyi Village, Chunhu Town, Fenghua City, Zhejiang Prov, China
Feiyun Liang	26,000	26,000	0	*	NO.59, Group 1, Chikan Village, Dandong Street, Xiangshan City, Zhejiang Prov, China
Xiqin Wu	36,000	36,000	0	*	Room 503, Building#8, Guangping Residential Quarter, Jingping Street, Fenghua City, Zhejiang Prov, China
Yulan Fang	57,000	57,000	0	*	NO.11, Group 3, Xiafan Village, Shangtian Town, Fenghua City, Zhejiang Prov, China
Meifeng Wu	32,000	32,000	0	*	NO.196, Group 3, Ruolin Village, Xizhou Town, Xiangshan City, Zhejiang Prov, China
Zhiwen Chen	42,000	42,000	0	*	NO.12, Xinggang Group, Sanjiangying Village, Daqiao Town, Jiangdu City, Jiangsu Prov, China
Shanshan Zhao	36,000	36,000	0	*	NO.5, Yichang Street, Ziyang District, Yiyang City, Hunan Prov, China
Yingying Pan	32,000	32,000	0	*	NO.2, Kongjiali Community, Wangjiacun Village, Qinggang Town, Yuhuan County, Zhejiang Prov, China
Xianping Wang	40,000	40,000	0	*	Room 402, Unit 51, Building#22, Wenfeng Residential Quarter, Dandong Street, Xiangshan City, Zhejiang Prov, China

Ailing Li	35,000	35,000	0	*	NO.5, Beiyi Lane, East Dongfanghong Street, Jiangdu City, Jiangsu Prov, China
Zhimei Xing	103,000	103,000	0	*	Room 40, NO.65, Xinggong Nansan Street, Shahekou District, Dalian City, Liaoning Prov, China
Qingqing Lin	47,000	47,000	0	*	NO.47, Chenzhaiwang Street, Tangxia Town, Rui'an City, Zhejiang Prov, China
Jin li Lin	39,000	39,000	0	*	NO.23, Northern Zhongcun Street, Central Pingyang Village, Tangxia Town, Rui'an City, Zhejiang Prov, China
Yang Yang	29,000	29,000	0	*	NO.7, Lane 4, Xisheng Street, West Cige Village, Huangcun Town, Daxing District, Beijing, China
Yongtai Fan	29,000	29,000	0	*	NO.58, Duotanghou Community, Wutun Village, Chaping County, Songxi Town, Fujian Prov, China
Fen Xu	26,000	26,000	0	*	Fengshe Village, Tongpu County, Ruian City, Zhejiang Prov, China
Qiu Lin	26,000	26,000	0	*	Room 105, Building#6, NO.2, Tianshan Road, Junxi Town, Datian County, Fujian Prov, China
Junping Dang	35,000	35,000	0	*	Group 3, Lintou Village, Wangzhuang Town, Chencheng County, Shaanxi Prov, China
Shuiqiu Cheng	46,000	46,000	0	*	Room 303, Unit 2, NO.1, Wuluo Village, Hongshan District, Wuhan City, Hubei Prov, China
Xiaohai Zhou	28,000	28,000	0	*	NO.37, Xiashengxi Community, Yinhua Village, Yinhua Town, Fuqing City, Fujian Prov, China
Dailing Xu	37,000	37,000	0	*	NO.060, Long'an Group, Jiangjun Village, Qianpu County, Congyang Town, Anqing City, Anhui Prov, China
Mingzao Fang	27,000	27,000	0	*	NO.1, Zhouju Group, Anning Village, Yin'an Town, Jiangan City, Sichuan Prov, China
Hong Sun	38,000	38,000	0	*	Room 6, Building#6, NO.728-12, Hanzheng Street, Qiaokou District, Wuhan City, Hubei Prov, China
Dingsheng Zou	82,000	82000	0	*	NO.654-20, Huangshi Road, Huangshigang District, Huangshi City, Hubei Prov, China
Yanyun Fan	50,000	50,000	0	*	Room 1-3-1, NO.115, Yanhualin Community, Wuchang District, Wuhan City, Hubei Prov, China
Feng Zhang	28,000	28,000	0	*	Room 106, Building#18, Yangming Garden, Danxi Street, Xiangshan City, Zhejiang Prov, China
Safeng Lin	34,000	34,000	0	*	NO.26, Shizi Street, Wuping Village, Dashiju Town, Xinchang County, Zhejiang Prov

Wenbin Yu	83,000	83,000	0	*	NO.5, Wolong Street, Dongxia Village, Songmen Town, Wenlin City, Zhejiang Prov, China
Jiahuan Zhao	31,000	31,000	0	*	NO.41, Group 5, Lianhe Village, Baifeng Town, Beilun District, Ningbo City, Zhejiang Prov, China
Linyi Zhang	33,000	33,000	0	*	NO.51, Xishancun Xinzhuang Community, Dashiju Town, Xinchang County, Zhejiang Prov, China
Qiongbo Wu	29,000	29,000	0	*	Room 102, NO.25, Lane 145, Hengchun Street, Haishu District, Ningbo City, Zhejiang Prov, China
Xiuhua Liu	160,000	160,000	0	*	Fujia Community, Bazi Village, Cicheng Town, Jiangbei District, Ningbo City, Zhejiang Prov, China
Zhijun Wang	31,000	31,000	0	*	Group 1, Lijiata Village, Luting County, Yuyao City, Zhejiang Prov, China
Ling Du	46,000	46,000	0	*	Room 8, Unit 1, Building#2, Wangshiao Nanshan Neighborhood, Yintai District, Tongxiang City, Shaanxi Prov, China
Huifeng Hao	71,000	71,000	0	*	NO.7, Yuanfeng Lane, Fuchang Street, Fugu Town, Fugu County, Shaanxi Prov, China
Yuefei Lin	29,000	29,000	0	*	NO.241, Xijiao Street, Taiping Road, Wenlin City, Zhejiang Prov, China
Zhongfa Tang	58,000	58,000	0	*	NO.19, Chengdun Street, Chengdong Road, Dinghai District, Zhoushan City, Zhejiang Prov, China
Yanbo Zhang	32,000	32,000	0	*	Room 201, NO.22, Lane 1, Renmin Street, Gaoting Town, Daishan County, Zhejiang Prov, China
Baomei Hou	40,000	40,000	0	*	Room 402, NO.203, Building#78, Gangpuxincun Residential Quarter, Chengdong Street, Dinghai District, Zhoushan City, Zhejiang Prov, China
Libao Zang	38,000	38,000	0	*	NO.179, Group 10, Dongmenwai Road, Lulong County, Qinhuangdao City, Hebei Prov, China
Changlan Liu	31,000	31,000	0	*	NO.3, Yongqing Street, Shizhong District, Jinan City, Shandong Prov, China
Baoying Qin	38,000	38,000	0	*	NO.54, Jianshe Street, Chaoyang District, Changchun City, Jilin Prov, China
Jingyuan Jiang	80,000	80,000	0	*	NO.221, Eastern Dongyangli Village, Ruoheng Town, Wenlin City, Zhejiang Prov, China
Mingyan Chen	37,000	37,000	0	*	NO.98, Huanku Group, Jianshui Village, Tianhua Town, Anqing City, Anhui Prov, China
Yueping Xu	54,000	54,000	0	*	NO.94, Norther Xiaheng Street, Tianliao Village, Fenglin Town, Yongjia County, Zhejiang Prov, China

Huihong Bai	257,000	257,000	0	*	NO.303, Daqi Street, Beilun District, Ningbo City, Zhejiang Prov, China
Jinyi Jin	853,000	853,000	0	*	Room 106, NO.128, Kongpuxincun Residential Quarter, Jiangbei District, Ningbo City, Zhejiang Prov, China
Haiyan Li	176,000	176,000	0	*	Group 3, Nangangyiwei Unit, Jiguan District, Jixi City, Heilongjiang Prov, China
Rui Lin	2,899,000	2,899,000	0	*	Room 402, NO.39, Lane 780, Changjiang Road, Baoshan District, Shanghai, China
Jiangfeng Chen	629,000	629,000	0	*	Group 10, Qianjiacao Community, Jiangzhong Village, Mudu Town, Yuyao City, Zhejiang Prov, China
Mengyi Yang	386,000	386,000	0	*	3-6-1, NO.5, Tieluyiyuanlou Building, Anyang Street, Zhongshan District, Dalian City, Liaoning Prov, China
Jing Zhao	444,000	444,000	0	*	Room 501, Unit 1, Building#5, NO.1, North Huayuan Street, Dongchangfu District, Liaocheng City, Shandong Prov, China
Shui ying Tu	201,000	201,000	0	*	NO.49, Guantianyu Community, Anquan Village, Xin'an Town, Deqing City, Zhejiang Prov, China
Guohua Zhou	25,000	25,000	0	*	NO.3, Chanmiaoli Community, Xiacheng District, Hangzhou City, Zhejiang Prov, China
Qifu Gao	26,000	26,000	0	*	NO.45, Group 4, Yanjiang Village, Xinjie Town, Xiaoshan District, Hangzhou City, Zhejiang Prov, China
Wanzhen Yang	26,000	26,000	0	*	No.45 Group 4,Yanjiang Village,Xinjie Town,Xiaoshan District,Hangzhou City
yang xin ou	175,000	175,000	0	*	No.102,Unit 3,Building 2,Block C,Century Garden,No.328 Amotaile Road, Xinshi District,Urumchi City
Fei Xian	196,000	196,000	0	*	No.848,Kunshan Village,Qingjiang Town,Bazhou District,Bazhong City,Sichuan PROV
Jieming Pang	282,000	282,000	0	*	No.3,Building 29,No.105,West Xingang Road,Haizhu District,Guangzhou City
Lizhi Zhao	397,000	397,000	0	*	No.63,Tiangong Street,Tiangongmiao Town,Chengwu County,Shandong PROV
Qiyuan Wu	298,000	298,000	0	*	Group 5,Yongsheng Village,Shiqiaoyi Town,Dongbao District,Jingmen City,Hubei PROV
Yuanxi Zhang	117,000	117,000	0	*	No.193,Xinminzhang Village,Xinminzhang Admin Unit,Daxieji County,Juye County,Shandong PROV
Fan Qian	1195,000	1,195,000	0	*	Room 403,No.129, West River Road,Xiashi Street,Haining City,Zhejiang PROV

Jingyao Luo	749,000	749,000	0	*	Room 406,No.3 Gongan Street,Futian District,Shenzhen City,Guangdong PROV
Wenqun Sun	432,000	432,000	0	*	Room 201, Unit 3, Building#4, Dongba Yard, Daguan Garden, Gongshu District, Hangzhou City, Zhejiang Prov, China
Xiongwei Zhu	976,000	976,000	0	*	NO.49, Zhongyin Street, Haishu District, Ningbo City, Zhejiang Prov, China
Minqian Zhou	527,000	527,000	0	*	Room 67, Group 1, Mengao Unit, Huangbiao Village, Huangbiao Country, Xiangshan City, Zhejiang Prov, China
Lin Zhao	355,000	355,000	0	*	Room.4-2, Unit 3, NO.3, Huangjue Street, Changshou District, Chongqing City, China
Danyang Hu	44,000	44,000	0	*	No.190,Liming,Baifeng Village,Hulu Town,Dongyang City,Zhejiang Prov,China
Ziyi Wang	26,000	26,000	0	*	No.555-12,Dongduan,Liutai Road,Liucheng,Wenjiang District,Chengdu City,China
Xiaoli Deng	29,000	29,000	0	*	No.9,Unit 3,Building #4,No.139,Dongsheng Guangdu Road,Shuangliu County,Sichuang Prov,China
Ling Ke	96,000	96,000	0	*	Room 202,No.71,Pojuzhong Road,Maonan District,Maoming City,Guangdong Prov,China
Yong Gou	31,000	31,000	0	*	No.311,Heye Street,Tongchuang District,Dazhou City,Sichuang Prov,China
Sirong Wu	33,000	33,000	0	*	Room 302,No.57,Compound,No.6- 2,Youcheng Road,Maonan District,Maoming City,Guangdong Prov,China
Bin Peng	190,000	190,000	0	*	No.53-1,Huatuwan,Ba'nan District,Chongqing City,China
Gongxing You	29,000	29,000	0	*	Longjingwang Unit,Xinglong Village,Guanba Town,Wansheng District,Chongqing City,China
Yi Zeng	136,000	136,000	0	*	No.175-6,Gaotan Yanzheng Street,Shapengba District,Chongqing City,China
Houmei Jiang	28,000	28,000	0	*	Shishan Group,Chongshan Village,Xingxiu Country,Dafang County,Guizhou Prov,China
Ling Yan	27,000	27,000	0	*	No.11,Unit 3,Buiding #31,No.3- 6,Changjiang Road,Xihang Port,Shuangliu County,Sichuang Prov,China
Li Liang	30,000	30,000	0	*	No.14,Unit 1,Building #2,No.91,South Jiulidi Road,Jinniu District,Chengdu City,China

Yu Men	32,000	32,000	0	*	No.34,Floor 3,Building #10,No.16,Shuguang Road,Jinniu District, Chengdu City,China
Guozhen Yang	31,000	31,000	0	*	No.002-14,Group 2,Lingfeng Village,Lingxing Town,Santai Coutny,Sichuang Prov,China
Ying Bai	67,000	67,000	0	*	No.101,Unit 2,Building #2,No.515,North Huashan Road,Jingyang District,Deyang City,Sichuang Prov,China
Guoqiang Deng	27,000	27,000	0	*	No.7,Unit 4,Building #4,No.22,Yiduan Street,Dong Road,Dongshengtang Lake,Shuangliu County,Sichuang Prov,China
Xueming Li	55,000	55,000	0	*	Group 19,Xiaotang Village,Mouli Town,Qionglai City,Sichuang Prov,China
Wenyu Qin	29,000	29,000	0	*	No.454,Taining Road,Nanwai Town,Shengda County,Sichuang Prov,China
Li Wang	45,000	45,000	0	*	No.151,Chaishi Street,Tonghchuang District,Dazhou City,Sihchuang Prov,China
Lanzhang Yang	85,000	85,000	0	*	No.108,Tonchuangzhong Road,Tongchuang District,Dazhou City,Sichuang Prov,China
Shihao Su	35,000	35,000	0	*	No.10,Jiaoyu Road,Hexi Subdistrict Office,Huazhou City,Guangdong Prov,China
Guangping Li	26,000	26,000	0	*	No.12-7,Building #5,No.1809,Longhua Road,Yubei District,Chongqing City,China
Changjiu Li	29,000	29,000	0	*	No.D207,Unit D,Jiangyuan Huayuan Residential Quarter,Tangxia Town,Dongwan City,Guangdong Prov,China
Xiufa Huang	26,000	26,000	0	*	No.12,Qingyuan Lane,Panlong Village,Quxi Town,Jiedong County,Guangdong Prov,China
Liang He	32,000	32,000	0	*	No.115,Panglong Village,Jiulongpo District,Chongqing City,China
Li Huang	79,000	79,000	0	*	No.2,Floor 2,Unit 1,Building #4,No.462,Longquan Jiancai Road,Longquanyi District,Chengdu City,China
Juan Pang	35,000	35,000	0	*	No.501,Cuichangyuan Residential Quarter,Huicheng Mingcui Community,Xinhui District,Jiangmen City,Guangdong Prov,China
Dajun Fei	30,000	30,000	0	*	No.501,Unit 1,Buidling #B,No.4,Jiahuali,Daguan Commercial City,Daguan Street,Wuhua Street,Kunming City,Yunnan Prov,China

Huiying Gao	39,000	39,000	0	*	No.160,Gayun Road,Nanwai Town,Da County,Sichuang Prov,China
Jinjun Liang	28,000	28,000	0	*	Room 302,Building #5,Gongshang Community,Gongshang Street,Enping City,Guangdong Prov,China
Mengling Wang	32,000	32,000	0	*	Group 4,Qingshan Village,Songtao Miao Autonomous County,Guizhou Prov,China
Wei Zhang	32,000	32,000	0	*	No.2-4,Unit 1,No.34,Xiaoyuan Road,Changshou District,Chongqing City,China
Shiping Long	28,000	28,000	0	*	No.10,Qianqiubao Group,Yutai Village,Tianxingsi Town,Ba'nan District,Chongqing City,China
Huimin Liu	90,000	90,000	0	*	No.3-3,Unit 1,Building #3,No.1,Fengling Road,Changshou District,Chongqing City,China
Daxue Zheng	27,000	27,000	0	*	No.175-7-1,Ma'anshan,Nan'an District,Chongqing City,China
Shuqing Zhao	27,,000	27,000	0	*	No.121,Group 9,Huguo Village,Zhonghe Town,Kai County,Chongqing City,China
Shaozhen Huang	26,000	26,000	0	*	No.54-5-5,Baxian Road,Ba'nan District,Chongqing City,China
Yongxian Dai	63,000	63,000	0	*	No.2-1,Unit 2,Building #2,No.35,Changshou Road,Changshou District,Chongqing City,China
Xilin Luo	38,000	38,000	0	*	No.515,West,Huanghe Road,Jingyang District,Deyang City,Sichuang Prov,China
Li Lei	278,000	278,000	0	*	No.1,Floor 10,Unit 1,Building #12,No.99,Western Erhuang Road,Qingyang District,Chengdu City,China
Jiahua Zhong	26,000	26,000	0	*	No.67,Fengjiang Street,Luwei Town,Binyang County,Guangxi Prov,China
Kuan Shen	36,000	36,000	0	*	No.2-1,Unit 2,No.99,Xijiang Street,Jiangjing District,Chongqing City,China
Jinxia Liao	35,000	35,000	0	*	No.111-3,Yuejin Village,Dadukou District,Chongqing City,China
Ying Liu	170,000	170,000	0	*	No.96-8-3,Huoshen Street,Changshou District,Chongqing City,China
Qinghua Yu	31,000	31,000	0	*	No.7-6,Unit 2,No.10,Zaozi Lanya Street,Yuzhong District,Chongqing City,China
Yi Yang	26,000	26,000	0	*	No.1-6,Building #12,Bainianshijia Residential Quarter,Jiaoyuan Road,Shapengba District,Chongqing City,China
Chunyan Fu	28,000	28,000	0	*	No.224,Jianshe Road,Guankou Town,Dujiangyan City,Sichuang Prov,China

Xingwei Zhao	45,000	45,000	0	*	No.96-8-3,Huoshen Street,Changshou District,Chongqing City,China
Yidi Huang	49,000	49,000	0	*	No.12,Unit 4,Building #1,No.499,Longquan Jiancai Road,Longquanyi District,Chengdu City,China
Shuyun Xiao	28,000	28,000	0	*	No.77,South Street,Qingcheng Town,Qingshen County,Sichuang Prov,China
Pingnan Xiong	29,000	29,000	0	*	No.12,Floor 6,Unit 3,Building #6,No.35,Taixing Road,Chenghua District,Chengdu City,China
Guirong Tan	37,000	37,000	0	*	No.411-1-1,Xinhua Road,Yuzhong District,Chongqing City,China
Mingfen Zheng	246,000	246,000	0	*	No.2-1,Unit 1,No.139-7,Datong Road,Jiangjing City,Chongqing City,China
Jianchang Xu	33,000	33,000	0	*	No.5,Building #17,No.280,Guanjing Road,Guankou Town,Dujiangyan City,Sichuang Prov.,China
Yajiao Jin	28,000	28,000	0	*	No.3-71,Hucheng Wuxiang Village,Geshan Town,Dongyang City,Zhejiang Prov,China
Chengquan Tang	40,000	40,000	0	*	No.19,East Zhijiangzhen Street,Zhijiang Dong Autonomous County,Hunan Prov,China
Yan Fang	26,000	26,000	0	*	Room 401,Unit 4,Building #4,Yuanding Residential Quarter Hongta District,Yuxi City,Yunnan Prov,China
Fangfang Zheng	26,000	26,000	0	*	No.14-6,Building #1,No.32,Xingsheng Road,Jiulongpo District,Chongqing City,China
Li Huang	27,000	27,000	0	*	No.8-601,Lane 2,Huicheng Nanning Street,Xinhui District,Jiangmen City,Guangdong Prov,China
Weiqing Luo	111,000	111,000	0	*	Room 402,No.404,East Huangshi Road,Dongshan District,Guangzhou City,China
Changfeng Tong	29,000	29,000	0	*	No.123,Group 2,Dong'anyin Village Hongchou Town,Tiantai County,Zhejiang Prov,China
Guangying Huang	37,000	37,000	0	*	No.13,Baihua Second Village,Jindong Town,Xinyi City,Guangdong Prov,China
Li Liu	54,000	54,000	0	*	No.5-5,Unit 2,No.2,Bangyu Huayuan Residential Quarter,Jiangbei District,Chongqing City,China
Zheng yu Yan	29,000	29,000	0	*	No.80,Yucai Lane,West Renmin Road,Fugu Town,Fugu City,Shaanxi Prov,China
Ling ru Bai	219,000	219,000	0	*	Jin'an Lane,Yucai Lane,West Renmin Road,Fugu Town,Fugu City,Shaanxi Prov,China

Cuiying Li	29,000	29,000	0	*	No.280,Zhongxin Street,Weiwan Town,Cao County,Shandong Prov,China
Zhihong Lu	27,000	27,000	0	*	No.143,Dan Lane,Yuzhong District,Chongqing City,China
Jing yi Fu	26,000	26,000	0	*	No.13,Floor 5,Unit 7,Building #2,No.42,Shubei Street,Jinniu District,Chengdu City,China
Jiongzhen Li	29,000	29,000	0	*	No.7,Qingshui Natural Village V,Qingshui Village,Qingshui Country,Fugu County,Shaanxi Prov,China
Haiying Li	26,000	26,000	0	*	No.143,Dan Lane,Yuzhong District,Chongqing City,China
Lixin Zhou	30,000	30,000	0	*	No.11,Lane 6,East Zhongxin Road,Jinxiang County,Shandong Prov,China
Zhiyu Huang	28,000	28,000	0	*	No.60,Group 22,Chenqi,Chenhuang Village,Yunlong Town,Yinzhou District,Ningbo City,Zhejiang Prov,China
Jifang Deng	29,000	29,000	0	*	NO.5-1,Building #1,No.47,Lane 1,Yuhang Road,Yubei District,Chongqing City,China
Suzhen Tang	55,000	55,000	0	*	No.41,Group 1 Baiyu Village,Huangbiao Country,Xiangshan County,Zhejiang Prov,China
Cuirong Wang	38,000	38,000	0	*	Room 402,Unit 3,No.1,Tizi Lane,Changning Street,Dingping Town,Linshui County,Sichuang Prov,China
Shizhen Li	174,000	174,000	0	*	No.196,Maohua Street,Nanwai Town,Shengda County,Sichuang Prov,China
Guofei Yang	38,000	38,000	0	*	Tower 8D,No.3,Lane 139,Xiaowen Street,Haishu District,Ningbo City,Zhejiang Prov,China
Hanliang Chen	31,000	31,000	0	*	No.81,North Xibin Road,Wuyun Town,Jinyun County,Zhejiang Prov,China
Cao Song	26,000	26,000	0	*	Room 202,Unit 1,No.6,Beisili Lane,Minzhu Road,Xingning District,Nanning City,China
Zhongyi Guan	30,000	30,000	0	*	No.2-1,Tongxin Road,Baini Town,Yuqing County,Guizhou Prov,China
Guiqing Zhou	32,000	32,000	0	*	No.5-3,Unit 4,Building #1,No.1,Lane 2,Qunyi Road,Shuangjiang Town,Yunyang County,Chongqing City,China
Ruichan Yang	28,000	28,000	0	*	No.2-2,Unit 3,No.57,Zaozi Lanya Lane,Yuzhong District,Chongqing City,Chian
Wei Huang	50,000	50,000	0	*	NO.10, Zhongxing Street, Yuzhong District, Chongqing City, China

Yongmei Liu	50,000	50,000	0	*	Room 4-2, NO.92, Kaixuan Street, Yuzhong District, Chongqing City, China
Qiandong Zhao	30,000	30,000	0	*	NO.1 North Wujiang Street, Baini Town, Yuqing County, Guizhou Prov, China
Honglan Yu	31,000	31,000	0	*	Room 6-1, Unit 6, NO.211, West Shuanglong Street, Yubei District, ,Chongqing City, China
Cuiping Kou	27,000	27,000	0	*	Room 40,1, Unit 2, Building#53, NO.9, Xisi Lane,, Nanhu Street, Shuimogou District, Wulumuqi City, Xinjiang Prov, China
Yi Fan	27,000	27,000	0	*	Room 603, Unit 1, Building#15, Hangkong Residential Quarter, Guandu District, Kunming City, Yunnan Prov, China
Yinghui Li	29,000	29,000	0	*	Room 201, Building#6, Mijiaqiao Residential Quarter, NO.25, Gaoxin Street, Yanta District, Xi'an City, Shaanxi Prov, China
Jialei Dai	49,000	49,000	0	*	NO.14, Shenzhendadao Street, Duodao District, Jingmen City, Hubei Prov, China
Changqing Xie	32,000	32,000	0	*	NO.169, Beishan Street, Wanzhou District, Chongqing City, China
Zhaoqun Fan	35,000	35,000	0	*	Group 2, Shizu Village, Fuhuan Town, Qijiang County, Chongqing City, China
Huacheng Luo	34,000	34,000	0	*	Cunming Group, Gaojiagou Community, Changfeng Village, Hegeng Town, Yongchuan City, Chongqing City, China
Xiaoli Wang	66,000	66,000	0	*	Right Side of First Floor, Unit 1, Building#12, NO.301, Kuiguang Street, Xingfu Town, Dujiangyan City, Sichuan Prov, China
Kangzhuang Gao	43,000	43,000	0	*	Room 9, Unit 4, Building#2, NO.6, Beiyi Lane, Dongfeng Street, Chenghua District, Chengdu City, Sichuan Prov, China
Qiaojiao Wang	29,000	29,000	0	*	Room 428, Building#125, Nanpingli Community, West Liusha Street, Puning City, Guangdong Prov, China
Yanhong Chen	46,000	46,000	0	*	Room 701, Unit 3, Building#3, NO.1, Jiangnan Lane, Zhongshan Street, Tianshan District, Wulumuqi City, Xinjiang Prov, China
Xingyan Chen	28,000	28,000	0	*	Room 1-1, Unit 2, Building#2, NO.107, Baxian Street, Banan District, Chongqing City, China
Yi Jiang	36,000	36,000	0	*	NO.36, Tianning Lane, Fangting Community,Shifang City, Sichuan Prov, China
Xianwei Wan	690,000	690,000	0	*	NO.3-120, Group 2, Dazhong Village, Yudong Street, Banan District, Chongqing City, China

Qiang Yu	26,000	26,000	0	*	Room 5, Unit 4, Building#2, NO.6, Jingtian Street, Jingjiang District, Chengdu City, Sichuan Prov, China
Benhua Yi	39,000	39,000	0	*	Room 4-4, NO.174, Yuzhou Street, Yuzhong District, Chongqing CIty, China
Ronghua He	28,000	28,000	0	*	Room 7, NO.7, Gaoji Community, Tangfang Village, Hufang County, Lizhou Town, Fuzhou City, Jiangxi Prov, China
Qimin Wang	31,000	31,000	0	*	NO.51, Guangchang Street, Nanchuan District, Chongqing City, China
Ying'an Tian	40,000	40,000	0	*	NO.51, Group 4, Laoguan Village, Renjia Town, Zhongxian County, Chongqing City, China
Xingju Li	50,000	50,000	0	*	NO.50, Luohansi Group, Jintang Village, Jingguan Town, Beipei District, Chongqing City, China
Fulin Wang	55,000	55,000	0	*	Room 5-1, Unit 3, NO.444, Shuanglong Street, Yubei District, Chongqing City, China
Suling Xie	26,000	26,000	0	*	Group 1, Longhuisi Village, Xinlong Town, Xintian County, Hunan Prov, China
Xingjian Liu	28,000	28,000	0	*	Room 1, Seventh Floor, Unit 1, Building#2, NO.333, Southern Rongdu Street, Xindu Town, Xindu District, Chengdu City, Sichuan Prov, China
Yu Liu	64,000	64,000	0	*	Dongsheng Community, Dongfanghong Street, Hulin City, Heilongjiang Prov, China
Ronghuan Xie	32,000	32,000	0	*	Room 1401, Jida Square, NO.289, East Renmin Street, Panlong District, Kunming City, Yunnan Prov, China
Hai Hu	50,000	50,000	0	*	Class 2005 Student, NO.99, Ziyang Street, High-tech Development District, Nanchang City, Jiangxi Prov, China
Ping Hao	36,000	36,000	0	*	Room 13, Unit 2, NO.19, Caojiezi Lane, Xihuan Street, Nanwai Town, Daxian County, Sichuan Prov, China
Xiufang Li	26,000	26,000	0	*	Room 155, Group 10, Wenqu Village, Wofo Town, Tongnan County, Chongqing City, China
Yali Ou'yan	28,000	28,000	0	*	NO.2, Eighth Garden, East Zhongxin Street, Daheyan Town, Tulufan City, Xinjiang Prov, China
Fuping Wang	33,000	33,000	0	*	Room 5-2, NO.4-2, Baishu Village, Shapingba District, Chongqing City, China
Lilong Huang	78,000	78,000	0	*	Room 104, Xinlin First Street, Maonan District, Maoming City, Guangdong Prov, China

Subi Wan	31,000	31,000	0	*	NO.27, Dengjia Lane, Hongqi Street, Tongzhou District, Dazhou City, Sichuan Prov, China
Shengming Li	47,000	47,000	0	*	NO.9, Jiaotong Street, Qiaowan Village, Daxian County, Sichuan Prov, China
Huaiping Ren	105,000	105,000	0	*	Room 24, Unit 2, Building#2, NO.152, Baoxian Street, Nanwai Town, Daxian County, Sichuan Prov, China
Pengyu Zhu	27,000	27,000	0	*	NO.62, Yuhang Street, Yubei District, Chongqing City, China
Hong Tan	26,000	26,000	0	*	NO.12, Tianchen Street, Shapingba District, Chongqing City, China
Ling Liu	59,000	59,000	0	*	No.10-3,Unit 1,No.25,Duoli Mingdu,Jiulongpo District,Chongqing City,China
Yan Mao	29,000	29,000	0	*	No.2,Floor 5,Unit 2,Building #21,No.1,Dongjiawan Street,Wuhou District,Chengdu City,China
Cuier Yao	60,000	60,000	0	*	NO.28G,Building B,Jinmaolidu,Shangbu Road,Futian District,Shenzhen City,Guangdong PROV,PRC
Suying Zhao	31,000	31,000	0	*	NO.48,Group 5,Pailou Village,Zhonghe Town,Kai County,Chongqing City,PRC
Lliying Mao	31,000	31,000	0	*	Group 6,Shunjiang Village,Cuqiao Township,Wuhou District,Chengdu City,Sichuan PROV,PRC
Yan Huang	71,000	71,000	0	*	NO.1-3,Unit 2,Building 1,NO.508,Baian Street,Wanzhou District,Chongqing City,PRC
Shiqiu Wu	29,000	29,000	0	*	NO.38,Xiutianshiqiao Village,Mata Town,Dianbai County,Guangdong PROV,PRC
Shaona Jiang	33,000	33,000	0	*	NO.4,Xishe Lane 7,Longpu Village,Quxi Town,Jiedong County,Guangdong PROV.PRC
Yanli Tang	42,000	42,000	0	*	Room 502,Building 26,Kaidahuatingyihewan,Qiaotou Town,Dongguan City,Guangdong PROV,PRC
Maomei Chen	53,000	53,000	0	*	Group 7,Shunjiang Village,Jijiang Street,Jiangjin County,Chongqing City,PRC
Mei Wen	112,000	112,000	0	*	NO.1-12,Building 4-4,NO.69,Datong Road,Jiangjin City,Chongqing City,PRC
Yan Zeng	36,000	36,000	0	*	Room 602,Building 9,NO.21,Nanmen Road,Huicheng District,Huizhou City,Guangdong PROV,PRC
Shoufang Cheng	40,000	40,000	0	*	NO.6-1-1,NO.94,Xiangshan Road,Zhongzhou Town,Zhong County,Chongqing City,PRC

Ping Jin	34,000	34,000	0	*	NO.103,Unit 4,Building 14,Anxiangbeili,Chaoyang District,Beijing,PRC
Ting Wang	37,000	37,000	0	*	NO.8-1-16,Yuanjiagang,Yuzhong District,Chongqing City,PRC
Shuyuan Cao	27,000	27,000	0	*	NO.38,Group 5,Dongsheng Village,Baohe Township,Chenghua District,Chengdu City,China
Hui Jie	27,000	27,000	0	*	NO.10,Floor 6,Unit 4,NO.121,Puxing Street,Xipu Town,Pi County,Sichuan PROV,PRC
Hualian Bai	33,000	33,000	0	*	NO.44,Group 3,Yongbiba Village,Gao Township,Da County,Sichuan PROV,PRC
Xiaojun Luo	27,000	27,000	0	*	NO.6,Floor 3,Unit 3,Building 1,NO.13,Jinniuba Road,Jinniu District,Chengdu City,Sichuan PROV,PRC
Zhibin Jie	27,000	27,000	0	*	NO.2,Floor 5th,Unit 2,Wenyuan Building 1, NO.289,Shuhan Road,Jinniu District,Chengdu City,PRC
Lifei Su	71,000	71,000	0	*	NO.2,Zhongshan Road,Hexin Subdistrict Office,Huazhou City, Guangdong PROV,PRC
Hongyu Ding	30,000	30,000	0	*	NO.193 4-1 Shuanggui Area,NO.299,Guixi Street,Liangshan Town,Liangpin County,Chongqing City,PRC
Yuangang Zhao	46,000	46,000	0	*	NO.314,Gaige Village,Xiaoping Town,Chenxi County,Hunan Prov,China
Xiuming Wu	41,000	41,000	0	*	No.336,Shangpo Meipo Village,Jinshan Street,Gaozhou City,Guangdong City,China
Qiongling Tang	35,000	35,000	0	*	No.4-5,Building #1,No.72,Baotong Road,Yubei District,Chongqing City,China
Jian'neng Huang	28,000	28,000	0	*	No.160,Lingdou Group,Gaotang Village,Luodong Town,Nan'an City,Fujian City,China
Xue Yu	27,000	27,000	0	*	No.202-3-2,Shayang Road,Shapingba District,Chongqing City,China
Subi Wu	30,000	30,000	0	*	No.13-6,Unit 1,No.2-4,Shiping Qiaoheng Street,Jiulongpo District,Chongqing City,China
Songda Jian	39,000	39,000	0	*	Room 603,No.29,Xiqu Street,Tangxia Administrative District,Tangxia Town,Pengjiang District,Jiangmen City,Guangdong Prov,China
He Cheng	63,000	63,000	0	*	No.1-4-8,Wusi Village,Shapingba District,Chongqing City,China

Xiaoduan Huang	29,000	29,000	0	*	No.92,Laifeng Road,Tongchuang District,Dazhou City,Sichuang Prov,China
Ju Yang	36,000	36,000	0	*	No.5-9-1,Minsheng Road,Yuzhong District,Chongqing City,China
Zhaokun Fan	31,000	31,000	0	*	NO.168-1,Tengtunqian Steet,Pingan Street Office,Changqing District,Jinan City,Shandong PROV,PRC
Changhong Huang	40,000	40,000	0	*	Group 9,Dahe Village,Juyuan Town,Dujiangyan City,Sichuan PROV,PRC
Hao Zhang	41,000	41,000	0	*	Floor 1,Unit 1,Building 12,NO.301,Kuiguang Road,Xingfu Town,Dujiangyan City,Sichuan PROV,PRC
Liande Liang	26,000	26,000	0	*	NO.73,Haixiu Middle Road,Longhua District,Haikou City,Hainan PROV,PRC
li ou yan	29,000	29,000	0	*	NO.1,Floor 8th,NO.16,Linhua Road,Yuzhong District,Chongqing City,PRC
Zhihua Li	35,000	35,000	0	*	NO.4043,Group 6,Liaobeigou Village,Manzhangzi Township,Chengde County,Chengde City,Hebei PROV,PRC
Lihua Cheng	30,000	30,000	0	*	NO.2-2,Unit 5,NO.10,Zhujiayan, Changshou District,Chongqing City,PRC
Tianshan Xiao	42,000	42,000	0	*	NO.29-27,Hualongzhong Street,Banan District,Chongqing City,PRC
Lina Chen	27,000	27,000	0	*	NO.8-2 Unit 2,No.37,Longkang Street,Yubei District,Chongqing City,PRC
Jinlong Wang	26,000	26,000	0	*	NO.4,Floor 2nd,Unit 4,Building 1,NO.176,Tongjinqiao Road,Qingyang District,Chengdu City,Sichuan PROV,PRC
Hongling Wu	25,000	25,000	0	*	Room 4, Building#3, NO.5, Chayuan Street, Puwen Town, Jinghong City, Xishuangbanna Dai Autonomous Prefecture, Yunnan Prov, China
Chuxuan Peng	26,000	26,000	0	*	Room 203, Building#2, Division 3, North Wenchang Residential Quarter, Xinggui Zhonghua Street, Wenguang Road, Chaoyang District, Shantou City, Guangdong Prov, China
Jianmei Wang	854,000	854,000	0	*	Room 601, Unit 1, Building#12, Zhongjiang Garden, Xiacheng District, Hangzhou City, Zhejiang Prov, China
Lijiao Luo	26,000	26,000	0	*	NO.1827, Wenguang Zhenshun Lane, Wenguang Street, Chaoyang District, Shantou City, Guangdong Prov, China
Shuhua Chen	43,000	43,000	0	*	NO.6, East Central Guangmao Road, Gurao Town, Chaoyang District, Shantou City, Guangdong Prov, China

Weirong Du	29,000	29,000	0	*	NO.17, Unit 7, Bazhong Village, Foying Town, Hejiang County, Sichuan Prov, China
Lixin Lin	29,000	29,000	0	*	Cunxingqi Community, Zhongcun Village, Shishan Town, Meixian County, Guangdong Prov, China
Yaozong Lai	28,000	28,000	0	*	NO.25, West Xingang Street, Haizhu District, Guangzhou City, ,Guangdong ,Prov, China
Chujiao Lin	80,000	80,000	0	*	NO.42, Ying,pantou Community, Shenao Town, Nanao, County, Guangdong Prov, China,
Xixiong Wei	42,000	42,000	0	*	Room 102, NO.17, Xinhua Tuku Lindun Lane, Chengnan Street, Chaoyang District, Shantou City, Guangdong Prov, China
Jiahong Zhang	26,000	26,000	0	*	Room 101, NO.9, Beiqi Lane, Shangbao Chuangda Middle School, Gurao Town, Chaoyang District, Shantou City, Guangdong Prov, China
Qinxian Li	30,000	30,000	0	*	NO.2, Lane 6, West Second Division, West Donggou Dongxing Street, Xiashan Road, Chaonan District, Shantou City, Guangdong Prov, China
Guiquan Liu	26,000	26,000	0	*	NO.139, South Liannanchao Street, Shanshan Road, Chaonan District, Shantou City, Guangdong Prov, China
Hanpeng Lai	34,000	34,000	0	*	Room 203, Building#2, Division 3, North Wenchang Residential Quarter, Xinggui Zhonghua Street, Wenguang Road, Chaoyang District, Shantou City, Guangdong Prov, China
Zhimiao Gao	31,000	31,000	0	*	Room 602, East Mingyue Fang Residential Quarter, Chenghe Street, Chengxiang Road, Xiaoshan District, Hangzhou City, Zhejiang Prov, China
Xidi Yao	46,000	46,000	0	*	Room 102, NO.13, Lane 12, Cangzhou Laobazuo Residential Quarter, Chengnan Street, Chaoyang Distritct, Shantou City, Guangdong Prov, China
E'Ji He	28,000	28,000	0	*	Room 303, NO.2, Jinshali Community, Dongfang Street, Jinping District, Shantou City, Guangdong Prov, China
Muguang Zhang	30,000	30,000	0	*	Room 101, NO.9, Beiqi Lane, Shangbao Chuangda Middle School, Gurao Town, Chaoyang District, Shantou City, Guangdong Prov, China
Huicun Chen	28,000	28,000	0	*	NO.19, Huzainei Community, Xiqiao Village, Meitang Town, Puning City, Guangdong Prov, China
Xiaoling Li	470,000	470,000	0	*	NO.177, Hongkou Street, Longgang Town, Cangnan County, Zhejiang Prov, China

Xiafen Peng	25,000	25,000	0	*	NO.95, West Xinyuan Street, Xinhe Town, Wenlin City, Zhejiang Prov, China
Ying Zuo	33,000	33,000	0	*	Room 101, Unit 3, Building#20, Aolin Residential Quarter, NO.11-9, East Jiangsu Street, Xinshi District, Wulumuqi City, Xinjiang Prov, China
Hua Zhou	29,000	29,000	0	*	NO.38, East Lane, Pingyang Road, Xiaodian District, Taiyuan City, Shanxi Prov, China
Xinxin Ou'yan	79,000	79,000	0	*	NO.129, Group 4, Donghu Village, Pizhan County, Shanshan City, Xinjiang Prov, China
Jianyun Jin	29,000	29,000	0	*	NO.23, Zhongheng Street, Yandang Town, Leqing City, Zhejiang Prov, China
Tiesuo Xu	28,000	28,000	0	*	Room 3, Unit 2, Building#3, NO.8, North Lane, North Heping Street, Bolin District, Taiyuan City, Shanxi Prov, China
Xueqin Zhang	34,000	34,000	0	*	Room 501, Unit 5, Building#19, NO.58, Xisan Lane, South Qidaowan Street, Shuimogou District, Wulumuqi City, Xinjiang Prov, China
Lixue Song	26,000	26,000	0	*	Room 1, Unit 1, Building#2, Yingpan Lane, Xinhua Street, Tacheng City, Xinjiang Prov, China
Xueli Zhou	31,000	31,000	0	*	Group 11, Unit 7, Xinhua Street, Boli County, Heilongjiang Prov, China
Mai'mai'ti Ai'mai'er	26,000	26,000	0	*	Room 102, Unit 3, Building#7, NO.1, Huochezhan Street, Xinhe Town, Xinhe County, Xinjiang Prov, China
Xiaojie Li	30,000	30,000	0	*	NO.18-170, Hanfeng Zhongji Street, Kaixian County, Chongqiang City, China
LP Funding LLC (5)	2,390,000	2,390,000	0	*	745 5th Ave. 5th FL, New York, NY 10151
Total	51,720,000	51,720,000	0	*

* Represents beneficial ownership of less than one percent of our outstanding shares.

1)

Unless otherwise noted, the Selling Stockholder except LP Funding LLC became one of our shareholders pursuant to the Private Placement. Accordingly, prior to the Offering, the Selling Stockholder only owned shares of common stock received in the July 2013 Private Placement (the “Securities”). LP Funding LLC acquired 2,390,000 shares of Common Stock pursuant to a consulting agreement dated May 10, 2014 between the Company and LP Funding LLC.

2)	This number represents all of the Securities that the Selling Stockholder received in the July 2013 Private Placement, which we agreed to register in this Registration Statement

3)

Since we do not have the ability to control how many, if any, of their shares each of the selling shareholders listed above will sell, we have assumed that the selling shareholders will sell all of the shares offered herein for purposes of determining how many shares they will own after the Offering and their percentage of ownership following the offering.

4)	All Percentages have been rounded up to the nearest one hundredth of one percent.

5)	The Person having voting and dispositive power over LP Funding LLC is Lisa Cha.

ITEM 8. PLAN OF DISTRIBUTION

     The Selling Stockholders and any of their pledgees, donees, transferees, assignees and successors-in-interest may, from time to time, sell any or all of their Shares on any stock exchange, market or trading facility on which the Shares are traded or quoted or in private transactions. These sales may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling Shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits Investors;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	to cover short sales made after the date that this registration statement is declared effective by the SEC;

•	broker-dealers may agree with the Selling Stockholders to sell a specified number of such Shares at a stipulated price per share;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; and

•	any other method permitted pursuant to applicable law.

     The Selling Stockholders may also sell Shares under Rule 144 under the Securities Act, if all of the conditions in Rule 144(i)(2) are satisfied at the time of the proposed sale, rather than under this prospectus.

     In connection with the sale of the Common Stock or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Common Stock in the course of hedging the positions they assume. The Selling Stockholders may also sell shares of the Common Stock short and deliver these securities to close out their short positions, or loan or pledge the Common Stock to broker-dealers that in turn may sell these securities. The Selling Stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of Shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

      Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions and discounts to exceed what is customary in the types of transactions involved.

     The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the Shares owned by them and, if they default in the performance of their secured obligations, the amendment or supplement to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 will be filed amending the list of Selling Stockholders to include the pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus and the pledgees or secured parties may offer and sell shares of Common Stock from time to time under the supplement or amendment to this prospectus.

     The Selling Stockholders also may transfer the shares of Common Stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

     The Selling Stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Discounts, concessions, commissions and similar selling expenses, if any, that can be attributed to the sale of Shares will be paid by the Selling Stockholder and/or the purchasers. Each Selling Stockholder has represented and warranted to the Company that it acquired the securities subject to this registration statement in the ordinary course of such Selling Stockholder’s business and, at the time of its purchase of such securities such Selling Stockholder had no agreements or understandings, directly or indirectly, with any person to distribute any such securities.

     FINRA Rule 5110 requires FINRA member firms (unless an exemption applies) to satisfy the filing requirements of Rule 5110 in connection with the resale, on behalf of Selling Stockholders, of the securities on a principal or agency basis. NASD Notice to Members 88-101 states that in the event a Selling Stockholder intends to sell any of the shares registered for resale in this prospectus through a member of FINRA participating in a distribution of our securities, such member is responsible for insuring that a timely filing, if required, is first made with the Corporate Finance Department of FINRA and disclosing to FINRA the following:

•	it intends to take possession of the registered securities or to facilitate the transfer of such certificates;

•	the complete details of how the selling shareholders’ shares are and will be held, including location of the particular accounts;

•	whether the member firm or any direct or indirect affiliates thereof have entered into, will facilitate or otherwise participate in any type of payment transaction with the selling shareholders, including details regarding any such transactions; and

•	in the event any of the securities offered by the selling shareholders are sold, transferred, assigned or hypothecated by any selling shareholder in a transaction that directly or indirectly involves a member firm of FINRA or any affiliates thereof, that prior to or at the time of said transaction the member firm will timely file all relevant documents with respect to such transaction(s) with the Corporate Finance Department of FINRA for review.

     No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 2710, in connection with the resale of the securities by the selling shareholders, which total compensation may not exceed 8%.

     We have advised each Selling Stockholder that it may not use Shares registered on this registration statement to cover short sales of Common Stock made prior to the date on which this registration statement shall have been declared effective by the Commission. If a Selling Stockholder uses this prospectus for any sale of the Common Stock, it will be subject to the prospectus delivery requirements of the Securities Act. The Selling Stockholders will be responsible to comply with the applicable provisions of the Securities Act and Exchange Act, and the rules and regulations thereunder promulgated, including, without limitation, Regulation M, as applicable to such Selling Stockholders in connection with resales of their respective Shares under this registration statement.

     We are required to pay all fees and expenses incident to the registration of the Shares, but the Company will not receive any proceeds from the sale of the Common Stock. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

ITEM 9. DESCRIPTION OF SECURITIES TO BE REGISTERED

Authorized capital stock

The authorized capital of the Company is 1,500,000,000 common shares with a par value of $0.001 per share.

Common Stock

As of the date hereof, 1,120,343,373 shares of our Common Stock are issued and outstanding. The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Preferred Stock

We do not have an authorized class of preferred stock.

Share Purchase Warrants

We have not issued and do not have any outstanding warrants to purchase shares of our common stock.

Options

We have not issued and do not have any outstanding options to purchase shares of our common stock.

Convertible Securities

We have not issued and do not have any outstanding securities convertible into shares of our common stock or any rights convertible or exchangeable into shares of our common stock.

Anti-Takeover Law

Currently, we have no Nevada shareholders and since this offering will not be made in the State of Nevada, no shares will be sold to its residents. Further, we do not do business in Nevada directly or through an affiliate corporation and we do not intend to do so. Accordingly, there are no anti-takeover provisions that have the affect of delaying or preventing a change in our control.

Dividend Policy

We have never declared or paid any cash dividends on our common stock. We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

ITEM 10. INTEREST OF NAMED EXPERTS AND COUNSEL

Legal Matters

Certain legal matters with respect to the shares of common stock offered hereby will be passed upon for us by Hunter Taubman Weiss LLP, New York, New York 10036.

Experts

The audited financial statements of Joymain International Development Group Inc. included herein and elsewhere in the registration statement have been audited by RBSM, LLP, independent registered public accounting firm, for the periods and to the extent set forth in their Report appearing herein and elsewhere in the registration statement. Such financial statements have been so included in reliance upon the report of such firm given upon the firm’s authority as expert in accounting and auditing.

ITEM 11. INFORMATION WITH RESPECT TO THE REGISTRANT

We were incorporated in the State of Nevada on August 4, 2010 under the name Advento, Inc.

We originally planned to market and distribute an assortment of residential and commercial shower cabinets produced by Hangzhou Yongsheng Holdings Co., Ltd in the European and North American market. However, in connection with a change of control transaction that closed on March 12, 2013 which is more fully described below under the section below titled “Change of Control”, we appointed a new executive management team and changed our planned business operations.

Change in Control

On March 12, 2013, pursuant to the terms of a Share Exchange Agreement, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of our common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liangwei Wang resigned as president, secretary, treasurer, and director of our company; (b) Mr. Suqun Lin, was appointed as our sole director, president, secretary and treasurer. Our company did not receive any proceeds from the transaction. In accordance with the terms of the agreement our company at the closing of the agreement had no assets and liabilities. We anticipate to raise additional funding for our operating costs and business development activities. There is no assurance that we will be able to successfully raise funds.

Name Change and Increase of Authorized Shares

On March 21, 2013, we received written consent from the holder of 82.92% of our voting securities and our board of directors approved the name change of our company from Advento, Inc. to Joymain International Development Group Inc. and to effect a forward split of our issued and outstanding shares on a basis of 300 new for 1 old. Upon effect of the forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares of common stock, with a par value of $0.001. The board of directors and stockholders also approved to increase our company’s authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, with a par value of $0.001.

Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to our Articles of Incorporation to change our name from Advento, Inc. to Joymain International Development Group Inc. and to increase our authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 10, 2013, pursuant to the 300 new for 1 old forward split, our company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001.

The amendments became effective with the Over-the-Counter Bulletin Board April 10, 2013. Our ticker symbol changed from “ADTO” to “ JIDG” to better reflect our new name. Our new CUSIP number is 48125Q101.

Plan of Operations and Current Status

We plan to develop, source, market and distribute healthcare related consumer products in the global market and when practicable, acquire an existing company or business in the production or distribution of health consumer goods in the United States. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development and distribution of various healthcare related consumer products and acquisition of a business rather than immediate, short-term earnings.

The analysis of new business opportunities will be undertaken by or under the supervision of our management. Our company has unrestricted flexibility in seeking, analyzing and participating in potential business opportunities. In its efforts to analyze business opportunities, we will consider the following factors:

•	Potential for growth, indicated by new technology, anticipated market expansion or new products;
•	Competitive position as compared to other firms of similar size and experience within the industry segment as well as within the industry as a whole;
•	Strength and diversity of management, either in place or scheduled for recruitment;
•	Capital requirements and anticipated availability of required funds, to be provided by the Company or from operations, through the sale of additional securities, through joint ventures or similar arrangements or from other sources;
•	The cost of participation by our company as compared to the perceived tangible and intangible values and potentials;
•	The extent to which the business opportunity can be advanced;
•	The accessibility of required management expertise, personnel, raw materials, services, professional assistance and other required items; and
•	Other relevant factors.

On June 25, 2014, we entered into a distribution agreement with “Right Fortune to distribute Yolexury and Yolexury Travel Pack, a health juice product which increases energy and stamina, helps to maintain healthy cardio vascular function and promotes healthy digestive system. According to the distribution agreement, we are granted exclusive distribution rights in the Greater China (Mainland China, Hong Kong, Macao and Taiwan) for calendar year 2014. In addition, the term of exclusivity was automatically renewed annually as we met the annual Yolexury Minimum Order. The annual Minimum Order for the calendar year 2014 is 400,000 bottles of 750ml Yolexury, which we have fulfilled as of October 31, 2014. Right Fortune manufactures products in accordance with purchase orders placed by us As of the date of this registration statement, we have distributed Yolexsury and Yolexsury Travel Pack to our first tier distributor in Hong Kong only and this distributor then distributes the products in the Great China to our lower tier distributors.

To facilitate our growth, we acquired a HK trading company, Dao Sheng Trading Limited for HK$10,000 and set up Joymain International Intellectual Property Limited in Hong Kong in May 2014. We consider Hong Kong as an ideal location to connect to all Asian markets and it provides a comprehensive and advanced legal system for trading and intellectual property protection.

On May 10, 2014, we entered into a consulting agreement with LP Funding LLC (“LP”), pursuant to which LP will render certain corporate advisory services to us including but not limited to advise us on our business plan and engagement of the financial markets, and conduct due diligence on us including discussions with our management and third party professionals, review of our data and a site visit. We agreed to pay LP an annual fee of $72,000 and issue a total number of 2,390,000 shares of common stock. Based on the recent developments of our business, we no longer consider ourselves to be a shell company, although we are still in the developmental stage as we have yet to generate any revenue from our chosen business and operations. In addition, we currently have negative working capital and stockholders’ equity. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating new products and acquisition candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We anticipate that the process of developing healthcare related consumer products and the selection of a business acquisition will be complex and extremely risky. Because of the worldwide stringent economic conditions, rapid technological advances being made in some industries and general shortages of available capital in the market, our management believes that there are numerous firms seeking even the limited additional capital currently available in the market and who may consider the benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. If we are unable to overcome the difficulties of obtaining additional financing and capital from the market, it may be extremely difficult for us to secure business acquisitions that could fuel the organic growth of our business.

Self-underwritten public offering

On July 18, 2014, we filed a registration statement on Form S-1 (the “Form S-1”) pursuant to which we intended to offer and sell up to 172,000,000 shares of our common stock at a fixed price of $0.07 per share (the “Offering” and “Share(s)”). The Offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling shareholders will attempt to sell the Shares pursuant to the Form S-1 directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. In offering the Shares on our behalf, management and controlling shareholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Shares will be offered for a period of 120 days from the effective date of the Form S-1. The Offering shall terminate on the earlier of (i) the date when we decide to do so, or (ii) when the Offering is fully subscribed for. The Form S-1 went effective on August 1, 2014. On the same day, we commenced the Offering. As of the date of this filing, we have sold 145,000 Shares in the Offering. The registration statement expired on November 28, 2014.

EMPLOYEES

We currently have 5 employees included our officers. Our officers are engaged in outside business activities and are anticipated to devote limited time to our business until the acquisition of a successful business opportunity has been identified. Our current officers and director and any other directors and officers hereafter appointed or elected will devote their time to our affairs on an as needed basis, this, depending on the circumstances, could amount to as little as 20 hours per month, or more than 80 hours per month.

PROPERTIES

Our principal executive office is located at 2451 NW 109 Avenue, Suite 9, Miami, FL 33712. In April 2014, we lease an office in Miami, Florida for a quarterly lease amount of $1,350, renewable on a quarterly basis. We do not own any real estate or other properties.

COMPETITION

The healthcare related consumer products industry is highly competitive. We compete with numerous domestic and multinational producers and distributors of healthcare related consumer products, many of which have significantly greater resources and brand recognition than we do. We believe our strategies for competing include selecting products with superior product quality, effective cost control programs, an efficient supply chain, successful new products, and price, allow us to compete effectively. Given our smaller size relative to our major competitors, we believe that we can provide greater focus on the premium and super-premium products that provide health benefits relevant to the consumers in the Asian market. However, our relative capital position and resources may limit our marketing capabilities, limit our ability to expand into new markets and limit our negotiating ability with our distributors.

RESEARCH AND DEVELOPMENT

We currently do not have our own research and development team. We rely on our business development officer actively seeking new products to bring to the market.

FOR ADDITIONAL INFORMATION

We are a reporting company and file annual, quarterly and current reports, proxy statements and other information with the SEC. For further information with respect to the Company, you may read and copy its reports, proxy statements and other information, at the SEC public reference rooms at 100 F. Street, N.E., Washington, D.C. 20549. You can request copies of these documents by writing to the SEC and paying a fee for the copying cost. Please call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference rooms. The Company’s SEC filings are also available at the SEC’s web site at http://www.sec.gov.

Copies of Company’s Annual Reports on Form 10K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 are all available free of charge, within a week after we file same with the SEC by sending a request for a paper copy to our outside securities counsel: Hunter Taubman Weiss LLP, c/o Joymain International Development Group, Inc., 130 W 42nd Street, New York, NY 10038.

LEGAL PROCEEDINGS

We are currently not a party to any material legal or administrative proceedings and are not aware of any pending legal or administrative proceedings against us. We may from time to time become a party to various legal or administrative proceedings arising in the ordinary course of our business.

MARKET FOR REGISTRANT’S COMMON EQUITY, RELATED STOCKHOLDER MATTERS AND ISSUER PURCHASES OF EQUITY SECURITIES

Market Information

Our common stock is currently quoted on the OTC Bulletin Board and OTCQB under the symbol “JIDG”.

There is a limited public market for our common shares. Our common shares are quoted on the OTC Bulletin Board and OTCQB under the symbol “JIDG”. Trading in stocks quoted on the OTC Bulletin Board and OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may be unrelated to a company’s operations or business prospects.

Number of Holders

As of the date of this prospectus, the 1,120,343,373 issued and outstanding shares of common stock were held by a total of 897 shareholders of record. This number excludes any estimate by us of the number of beneficial owners of shares held in street name, the accuracy of which cannot be guaranteed.

Our registered transfer agent for our common stock is Island Stock Transfer, 15500 Roosevelt Boulevard, Suite 301, Clearwater, FL 33760, Telephone (727) 289-0010.

Dividends

No cash dividends were paid on our shares of common stock during the fiscal years ended April 30, 2014 and as of October 31, 2014. We have not paid any cash dividends since our inception and do not foresee declaring any cash dividends on our common stock in the foreseeable future.

We do not intend to issue any cash dividends in the future. We intend to retain earnings, if any, to finance the development and expansion of our business.

However, it is possible that our management may decide to declare a stock dividend in the future. Our future dividend policy will be subject to the discretion of our board of directors and will be contingent upon future earnings, if any, our financial condition, our capital requirements, general business conditions and other factors.

Recent Sales of Unregistered Securities; Use of Proceeds from Registered Securities

We did not sell any equity securities which were not registered under the Securities Act during the six months ended October 31, 2014 and the year ended April 30, 2014 that were not otherwise disclosed on our quarterly reports on Form 10-Q or our current reports on Form 8-K filed during these periods.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Purchase of our Equity Securities by the Issuer and Affiliated Purchasers

We did not purchase any of our shares of common stock or other securities during the six months ended October 31, 2014 and the year ended April 30, 2014.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

The following discussion should be read in conjunction with our financial statements, including the notes thereto, appearing elsewhere in this annual report and quarterly report. Management’s Discussion and Analysis of Financial Condition and Results of Operations (“MD&A”) includes a comparison of the year ended April 30, 2014 to the comparable period of 2013 and three and six months ended October 31, 2014 to the comparable periods of 2013. The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs, and involves numerous risks and uncertainties, including, but not limited to, those described in the "Risk Factors" section of this prospectus. Our actual results could differ materially from those discussed in the forward looking statements. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. Our audited financial statements are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Overview

We were incorporated in the State of Nevada on August 4, 2010 under the name Advento, Inc with an original plan to market and distribute an assortment of residential and commercial shower cabinets produced by Hanzhou Yongsheng Holdings Co., Ltd in the European and North American markets. On March 12, 2013, Mr. Xijian Zhou acquired a total of 750,000,000 shares of our common stock from Mr. Liangwei Wang, a former controlling shareholder of us, for a total consideration of $306,680, representing 82.92% of our issued and outstanding shares as of March 12, 2013 (the “Transfer”). After the Transfer, We intend to develop, source, market and distribute healthcare related consumer products in the global market and possibly acquire an existing target company or business in the related field operating in the United States. Our principal business objective for the next 12 months and beyond such time will be to achieve long-term growth potential through development of various healthcare related consumer products and acquisition of a business rather than immediate, short-term earnings.

Recent developments

On May 10, 2014, we entered into a consulting agreement with LP Funding LLC (“LP”), pursuant to which LP will render certain corporate advisory services to us including but not limited to advise us on our business plan and engagement of the financial markets, and conduct due diligence on us including discussions with our management and third party professionals, review of our data and a site visit. The Company agrees to pay LP an annual fee of $72,000 and issue a total number of 2,390,000 shares of common stock. Based on the recent developments of our business, we no longer consider ourselves to be a shell company, although we are still in the developmental stage as we have yet to generate any revenue from our chosen business and operations. In addition, we currently have negative working capital and stockholders’ equity. These conditions raise substantial doubt about our ability to continue as a going concern. We are currently devoting our efforts to locating new products and acquisition candidates. Our ability to continue as a going concern is dependent upon our ability to develop additional sources of capital, locate and complete a merger with another company, and ultimately, achieve profitable operations.

We anticipate that the process of developing healthcare related consumer products and the selection of a business acquisition will be complex and extremely risky. Because of the worldwide stringent economic conditions, rapid technological advances being made in some industries and general shortages of available capital in the market, our management believes that there are numerous firms seeking even the limited additional capital currently available in the market which we would like to have and consider to be benefits of becoming a publicly traded corporation. Such perceived benefits of becoming a publicly traded corporation include, among other things, facilitating or improving the terms on which additional equity financing may be obtained, providing liquidity for the principals of and investors in a business, creating a means for providing incentive stock options or similar benefits to key employees, and offering greater flexibility in structuring acquisitions, joint ventures and the like through the issuance of stock. If we are unable to overcome the difficulties of obtaining additional financing and capital from the market, it may be extremely difficult for us to secure business acquisitions that could fuel the organic growth of our business.

On July 19, 2013, we closed an offering (the “Reg. S Offering”) of $1,479,900 in which we issued a total of 49,330,000 shares of common stock, par value $0.001 per share to 856 investors at a purchase price of $0.03 per share in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933. The Investors in the Reg. S Offering are individuals and independent third-party distributors to a multi-level marketing company in China, Nanjing Joymain Science and Technology Development Co., Ltd (“Nanjing Joymain”). Nanjing Joymain is considered as a related party to us because its director Mr. Xijian Zhou is our controlling shareholder. However, we determined that those investors were not related parties to us because they were independent distributors to Nanjing Joymain None of the investors was issued more than 5% of the shares of the Company in the Reg. S offering.

On July 18, 2014, we filed a registration statement on Form S-1 (the “Form S-1”) pursuant to which we intended to offer and sell up to 172,000,000 shares of our common stock at a fixed price of $0.07 per share (the “Offering” and “Share(s)”). The Offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling shareholders will attempt to sell the Shares pursuant to the Form S-1 directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. In offering the Shares on our behalf, management and controlling shareholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Shares will be offered for a period of 120 days from the effective date of the Form S-1. The Offering shall terminate on the earlier of (i) the date when we decide to do so, or (ii) when the Offering is fully subscribed for. The Form S-1 went effective on August 1, 2014. On the same day, we commenced the Offering. As of the date of this filing, we have sold 145,000 Shares in the Offering. The registration statement expired on November 28, 2014.

On January 29, 2015, our Board of Directors of Joymain International Development Group, Inc. ( the “Company” or “we”, “us”) authorized an issuance of approximately 163,978,373 shares of restricted common stock, par value $0.001per share (the “Common Stock” and “Compensation Shares”) to our 34 distribution and development partners in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933, as amended (the “Offering”). Compensation Shares were issued to reward those distribution and development partners for their efforts and contribution in establishing and expanding our distribution channels, assisting in developing new products and researching market acceptance of our products since our incorporation. As a result of the issuance of Compensation Shares, as the date of this Report, there are 1,120,343,373 shares of Common Stock, issued and outstanding.

RESULTS OF OPERATIONS

We have incurred recurring losses to date. Our financial statements have been prepared assuming that we will continue as a going concern and, accordingly, do not include adjustments relating to the recoverability and realization of assets and classification of liabilities that might be necessary should we be unable to continue in operation.

We expect we will require additional capital to meet our long term operating requirements. We expect to raise additional capital through, among other things, the sale of equity or debt securities, although there can be no guarantee that we will be able to raise such capital or, if we are able to, that the terms of such financing will be favorable to our current shareholders.

Three Months Ended October 31, 2014 Compared to the Three Months Ended October 31, 2013.

We have limited operational history. From our inception on August 4, 2010 to October 31, 2014, we did not generate any revenues. Our ability to generate any revenues in the next 12 months continues to be uncertain.

Our net loss for the three months ended October 31, 2014 was $86,457 compared to a net loss of $15,711 for the three months ended October 31, 2013.

Professional Fees. During the three months ended October 31, 2014, we incurred $59,091 of professional fees consisting of auditing, accounting, business advisory, legal and filing fees associated with the filing of periodic reports with the Securities and Exchange Commission (“SEC”). During the three months ended October 31, 2013, we incurred $14,848 of professional fees consisting of auditing, accounting, legal and filing fees associated with our company’s name change, stock split, and filing of periodic reports with the SEC.

Other General and Administrative Expenses. Other general and administrative expenses totaled $32,019 for the three months ended October 31, 2014, as compared to $863 for the three months ended October 31, 2013, an increase of $31,156 or approximately 3,610.2% . Other general and administrative expenses for the three months ended October 31, 2014 and 2013 consisted of the following

	Three Months Ended	Three Months Ended
	October 31, 2014	October 31, 2013
Travel and entertainment	$2,132	$-

Payroll and related benefits	27,222	-
Others	2,665	863
Total	$32,019	$863

•	Travel and entertainment expense for the three months ended October 31, 2014 increased by $2,132, or 100%, as compared to the three months ended October 31, 2013. The increase was primarily attributable to the increased spending in our travel as a result of us actively searching and on-site communicating and discussing with potential product suppliers and acquisition targets in order to develop our business.

•	Payroll and related benefits for the three months ended October 31, 2014 increased by $27,222, or 100%, as compared to the three months ended October 31, 2013. In order to support our business development activities, we incurred payroll expenses for two employees in the U.S. and three officers during the three months ended October 31, 2014. We did not have any employee during the three months ended October 31, 2013.

•	Other general and administrative expenses for the three months ended October 31, 2014 increased by $1,802, or 208.8% as compared to the three months ended October, 31, 2013, which reflected the increased business activities.

Other Income (Expense). Other Income (expenses) totaled $4,653 for the three months ended October 31, 2014 primarily consisted of interest income of $1,257 and unrealized gain on marketable securities of $3,396. For the three months ended October 31, 2013, we did not have other income.

Six Months Ended October 31, 2014 Compared to the Six Months Ended October 31, 2013.

We have limited operational history. From our inception on August 4, 2010 to October 31, 2014, we did not generate any revenues. Our ability to generate any revenues in the next 12 months continues to be uncertain.

Our net loss for the six months ended October 31, 2014 was $221,753 compared to a net loss of $45,373 for the six months ended October 31, 2013.

Professional Fees. During the six months ended October 31, 2014, we incurred $156,974 of professional fees consisting of auditing, accounting, business advisory, legal and filing fees associated with the filing of periodic reports and registration statements S-1 with the SEC. During the six months ended October 31, 2013, we incurred $42,049 of professional fees consisting of auditing, accounting, legal and filing fees associated with our company’s name change, stock split, and filing of periodic reports with the SEC.

Other General and Administrative Expenses. Other general and administrative expenses totaled $70,085 for the six months ended October 31, 2014, as compared to $3,324 for the six months ended October 31, 2013, an increase of $66,761 or approximately 2,008.5% . Other general and administrative expenses for the six months ended October 31, 2014 and 2013 consisted of the following:

	Six Months Ended	Six Months Ended
	October 31, 2014	October 31, 2013
Travel and entertainment	$9,302	$1,923

Payroll and related benefits	55,249	-
Others	5,534	1,401
Total	$70,085	$3,324

•	Travel and entertainment expense for the six months ended October 31, 2014 increased by $7,379, or 383.7%, as compared to the six months ended October 31, 2013. The increase was primarily attributable to the increased spending in our travel as a result of us actively searching and on-site communicating and discussing with potential product suppliers and acquisition targets in order to develop our business.

•	Payroll and related benefits for the six months ended October 31, 2014 increased by $55,249, or 100%, as compared to the six months ended October 31, 2013. In order to support our business development activities, we incurred payroll expenses for two employees in the U.S. and three officers during the six months ended October 31, 2014. We did not have any employee during the six months ended October 31, 2013.

•	Other general and administrative expenses for the six months ended October 31, 2014 increased by $4,133, or 295% as compared to the six months ended October, 31, 2013, which reflected the increased business activities.

Other Income (Expense). Other Income (expenses) totaled $5,306 for the six months ended October 31, 2014 primarily consisted of interest income of $1,775 and unrealized gain on marketable securities of $3,531. For the six months ended October 31, 2013, we did not have other income.

Year Ended April 30, 2014 Compared to Year Ended April 30, 2013

We have limited operational history. From our inception on August 4, 2010 to April 30, 2014, we did not generate any revenues. Our ability to generate any revenues in the next 12 months continues to be uncertain.

Our net loss for the fiscal year ended April 30, 2014 was $165,659 compared to a net loss of $44,796 for the year ended to April 30, 2013.

Professional Fees. During the year ended April 30, 2014, our company incurred $113,437 of professional fees consisting of auditing, accounting, business advisory, legal and filing fees associated with our company’s name change, stock split, and filing of period reports with the Securities and Exchange Commission (“SEC”). During the year ended April 30, 2013, our company incurred $40,465 of professional fees consisting of auditing, accounting, legal and filing fees associated with our company’s name change, stock split, and filing of period reports with the Securities and Exchange Commission (“SEC”).

Other General and Administrative Expenses. Other general and administrative expenses totaled $54,028 for the year ended April 30, 2014, as compared to $4,331 for the year ended April 30, 2013, an increase of $49,697 or approximately 1,147.5% . Other general and administrative expenses for the years ended April 30, 2014 and 2013 consisted of the following

	Year Ended	Year Ended
	April 30, 2014	April 30, 2013
Travel and entertainment	$17,439	$3,663
Payroll and related benefits	33,405	-
Other	3,184	668
Total	$54,028	$4,331

•	Travel and entertainment expense for the year ended April 30, 2014 increased by $13,776, or 376.1%, as compared to the year ended April 30, 2013. The increase was primarily attributable to the increased spending in our travel as a result of us actively searching and on-site communicating and discussing with potential product suppliers and acquisition targets in order to develop our business.
•	Payroll and related benefits for the year ended April 30, 2014 increased by $33,405, or 100%, as compared to the year ended April 30, 2013. In order to support our business development activities, we hired two employees in the U.S. during the year ended April 30, 2014 and started incurring salary expenses to our officers in April 2014. We did not have any employee during the year ended April 30, 2013.
•	Other general and administrative expenses for the year ended April 30, 2014 increased by $2,516, or 376.6% as compared to the year ended April, 30, 2013, which reflected the increased business activities.

Liquidity and Capital Resources

Our cash and cash equivalents is our principal source of liquidity. At April 30, 2014, we had $1,301,748 in cash and cash equivalents, $900 in prepaid expenses, accounts payable of $12,688, due to related parties of $39,855. At April 30, 2013, we had $1,945 in prepaid expenses, accounts payable of $5,909, and loans from shareholders of $27,113. In July 2013, we received $1,479,900 from the sale of 49,330,000 shares of common stock and incurred $31,104 offering costs related to the transaction. As of April 30, 2014 and 2013, we had accumulated deficits of $1,105,021 and $939,362. Accordingly, there is substantial doubt about our ability to continue as a going concern. Our ability to continue as a going concern is dependent on our ability to raise additional capital and implement our business plan. The financial statements do not include any adjustments that might be necessary if we are unable to continue as a going concern.

The following table sets forth a summary of our approximate cash flows for the periods indicated:

	For the Six Months Ended
	October 31,

	2014	2013
Net cash (used in) operating activities	(328,031)	(45,183)
Net cash (used in) investing activities	(350,000)	-
Net cash (used in) provided by financing activities	(34,466)	1,507,233

As of October 31, 2014, our current assets were $1,843,103, compared to $1,302,648 in current assets as of April 30, 2014. Current assets were comprised of $589,251 in cash, $35,850 in prepaid expenses, $864,471 in advance to suppliers and $353,531 in marketable securities which consist of certificate of deposits and mutual funds. As of October 31, 2014, our current liabilities were $732,701 as compared to $52,543 at April 30, 2014. Current liabilities were comprised of $3,529 in due to related parties, $3,888 in accounts payable, $715,600 in advance from customer and $9,684 in other payables.

Stockholders’ equity was $1,112,157 as of October 31, 2014 compared to $1,252,060 as of April 30, 2014.

Cash Flows Used In Operating Activities

We have not generated positive cash flows from operating activities. For the fiscal year ended April 30, 2014, net cash flows used in operating activities was $157,738, consisting of a net loss of $165,659, the add-back of non-cash item of deprecation of $ 97, an increase in accounts payable of $6,779, and a decrease in prepaid expenses of $1,045. For the fiscal year ended April 30, 2013, net cash flows used in operating activities was $41,233, consisting of a net loss of $44,796, an increase in accounts payable of $4,592, a decrease in inventory of $916, and an increase in prepaid expenses of $1,945. Net cash flows used in operating activities was $216,886 for the period from inception (August 4, 2010) to April 30, 2014.

During the six months ended October 31, 2014, net cash flow used in operating activities was $328,031 primarily reflected a net loss of $221,753, and the add-back of non-cash items of depreciation and amortization of $200, stock issued for consulting fees of $35,850, expenses paid by related parties of $8,290 and unrealized gain on marketable securities and accrued interest income of $3,531 and changes in operating assets and liabilities primarily consisting of a decrease in prepaid expenses of $900, an increased in advance to suppliers of $864,471, an increase in advance from customers of $715,600, a decrease in accounts payable of $8,800, and an increase in other payable of $9,684. For the six months period ended October 31, 2013, net cash flows used in operating activities was $45,183 consisting of a net loss of $45,373 and a decrease in prepaid expenses of $1 and an increase in accounts payable of $189.

Cash Flows Used In Investing Activities

Net cash flow used in investing activities reflects the purchase of property and equipment of $2,052 and $0 for the year ended April 30, 2014 and 2013, respectively. Net cash flow used in investing activities consisted of purchase of marketable securities of $350,000 for the six months ended October 31, 2014. We did not have any cash flow used in investing activities during the three months ended October 31, 2013.

Cash Flows from Financing Activities

We have financed our operations primarily from either advancs from related parties or the issuance of equity. For the year ended April 30, 2014, net cash provided by financing activities was $1,461,538 including proceeds from sales of securities to related parties of $60,782, proceeds from issuance of common stock of $1,479,900, and offset by repayments of shareholders loans of $48,040 and payments of common stock offering costs of $31,104. For the year ended April 30, 2013, net cash provided by financing activities was $22,050, proceeds from related parties and offset by repayments to related parties of $5,663. For the period from inception (August 4, 2010) to April 30, 2014, net cash provided by financing activities were $1,520,686 included in proceeds from issuance of common stock of $1,508,150, proceeds from related parties of $97,343 and offset by payments of common stock offering costs of $31,104 and $53,703 repayments to related parties. During the six months ended October 31, 2014, we had proceeds from issuance of common stock of $10,150, received proceeds from related parties of $60 and made repayment to related parties of $44,676. For the six months period ended October 31, 2013, we had proceeds from issuance of common stock of $1,479,900 and payments of common stock offering costs of $31,104. We also received advances from shareholders of $58,437.

We expect to have significant increases in our capital expenditures for the next twelve months as we are actively developing our business and products. We believe that we will need additional outside capital investments to meet our anticipated cash requirements for the next twelve months.

As our current operations has yet to generate positive cash flow for us, we intend to sell our common shares to investors to raise funds for our operating and investing cash needs. During the next 12 months we anticipate incurring costs related to develop healthcare related consumer products, filing of Exchange Act reports and consummating an acquisition. There is no assurance that we will be able to successfully raise additional funds to support our future operations.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations. The list is not intended to be a comprehensive list of all of our accounting policies. In many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management’s judgment in their application.

Our company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled.

Development Stage Company

Our company has not generated significant revenues to date; accordingly, our company is considered a development stage enterprise as defined in Financial Accounting Standards Board No. 7, "Accounting and Reporting for Development Stage Companies." Our company is subject to a number of risks similar to those of other companies in an early stage of development.

Going Concern

The financial statements have been prepared on a going concern basis which assumes our company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. Our company has incurred losses since inception resulting in an accumulated deficit of $1,105,021 as of April 30, 2014 and further losses are anticipated in the development of its business raising substantial doubt about our company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon our company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or sale of common stock.

Our company will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to our company.

The issuances of additional equity securities by our company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase our company's liabilities and future cash commitments.

Cash and Cash Equivalents

Our company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. We maintain our cash and cash equivalents with a financial institution in the U.S. Cash and cash equivalents consisted of cash and money market accounts at April 30, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

Foreign Currency Translation

Our company's functional currency and its reporting currency is the United States dollar.

Fair Value of Financial Instruments

Our company adopted ASC 820, Fair Value Measurements and Disclosure (“ASC 820”) for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on our company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities

Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data

Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

Our company did not identify any assets and liabilities that are required to be presented on the condensed balance sheets at fair value in accordance with the relevant accounting standards.

The carrying values of accounts payables and debts approximate their fair values due to the short maturities of these instruments.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

	For the Years Ended April 30,
	2014	2013
Expected income tax expense(recovery) at the statutory rate of 34%	$(165,659)	$(15,231)
Tax effect of expenses that are not deductible for income tax purposes
(net of other amounts deductible for tax purposes)	-	-
Change in valuation allowance	165,659	15,231
Provision for income taxes	$-	$-

The components of deferred income taxes are as follow:

	For the Year Ended April 30,
	2014	2013
Deferred income tax asset:
Net operating loss carryforwards	$191,117 $	21,458
Valuation allowance	(191,117)	(21,458)
Deferred income taxes	$-	$-

As of April 30, 2014, the Company has a net operating loss carryforward (“NOL”) of approximately $191,000 available to offset future taxable income through 2033. The NOL is limited under Section 382 of the Internal Revenue Code of 1986 if a change in control or ownership should occur. On March 12, 2013, a change of control occurred which will substantially limit the use of our current NOL in the future. The increases in the valuation allowance at April 30, 2014 and 2013 from their immediate prior year end was $165,659 and $15,231, respectively.

Basic and Diluted Loss Per Share

Our company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. Our company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Related Parties

Parties are considered to be related to our company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with our company. Related parties also include principal owners of our company, its management, members of the immediate families of principal owners of our company and its management and other parties with which our company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. Our company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent Accounting Pronouncements

We have reviewed all the recent accounting pronouncements issued to date of the issuance of these financial statements, and we do not believe any of these pronouncements will have a material impact on the company.

Requirement for Funding

Our cash reserves are not sufficient to meet our obligations for the next twelve month period. As a result, we will need to seek additional funding in the near future. We currently do not have a specific plan of how we will obtain such funding; however, we anticipate that additional funding will be in the form of equity financing from the sale of shares of our common stock. We may also seek to obtain short-term loans from our directors or unrelated parties, although no such arrangements have been made. We do not have any arrangements in place for any future equity financing.

Material Commitments

As of April 30, 2014 and October 31, 2014, we had no material commitments.

Purchase of Significant Equipment

We do not intend to purchase any significant equipment during the next twelve months.

Off Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that is material to stockholders.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

CONTROLS AND PROCEDURES

Evaluation of Disclosure Controls and Procedures

An evaluation was conducted under the supervision and with the participation of our management, including Mr. Suqun Lin, our president and our principal executive officer, and Mr. Chengjie He, our principal financial officer and principal accounting officer, of the effectiveness of the design and operation of our disclosure controls and procedures as of April 30, 2014. Based on that evaluation, our management concluded that our disclosure controls and procedures were effective as of such date to ensure that information required to be disclosed in the reports that we file or submit under the Exchange Act, is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Such officers also confirmed that there was no change in our internal control over financial reporting during the year ended April 30, 2014 that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

We maintain "disclosure controls and procedures," as such term is defined in Rule 13a-15(e) under the Securities Exchange Act of 1934 (the "Exchange Act"), that are designed to ensure that information required to be disclosed in our Exchange Act reports is recorded, processed, summarized and reported within the time periods specified in the Securities and Exchange Commission rules and forms, and that such information is accumulated and communicated to our management, including our president (our principal executive officer, principal financial officer and principal accounting officer), as appropriate, to allow timely decisions regarding required disclosure. We conducted an evaluation, under the supervision and with the participation of our president (our principal executive officer, principal financial officer and principal accounting officer) of the effectiveness of the design and operation of our disclosure controls and procedures as of the end of the period covered by this report pursuant to Rule 13a-15 of the Exchange Act. The evaluation of our disclosure controls and procedures included a review of the disclosure controls' and procedures' objectives, design, implementation and the effect of the controls and procedures on the information generated for use in this report. In the course of our evaluation, we sought to identify data errors, control problems or acts of fraud and to confirm the appropriate corrective actions, if any, including process improvements, were being undertaken. Our management concluded that, as of the end of the period covered by this annual report, our disclosure controls and procedures were effective and were operating at the reasonable assurance level.

Management Report on Internal Control Over Financial Reporting

Our management is responsible for establishing and maintaining adequate internal control over financial reporting to provide reasonable assurance regarding the reliability of our financial reporting and the preparation of financial statements for external purposes in accordance with U.S. generally accepted accounting principles. Internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that in reasonable detail accurately and fairly reflect the transactions and dispositions of the assets of the Company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with U.S. generally accepted accounting principles, and that receipts and expenditures of the Company are being made only in accordance with authorizations of management and directors of the Company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Any system of internal control, no matter how well designed, has inherent limitations, including the possibility that a control can be circumvented or overridden and misstatements due to error or fraud may occur and not be detected in a timely manner. Also, because of changes in conditions, internal control effectiveness may vary over time. Accordingly, even an effective system of internal control will provide only reasonable assurance with respect to financial statement preparation. In addition, the design of any system of controls is based in part on certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, controls may become inadequate because of changes in conditions or deterioration in the degree of compliance with policies or procedures. Therefore, any current evaluation of controls cannot and should not be projected to future periods.

Management assessed our internal control over financial reporting as of the year ended April 30, 2014. In making this assessment, management used the criteria set forth by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) in the report entitled "Internal Control-Integrated Framework." The COSO framework summarizes each of the components of a company’s internal control system, including (i) the control environment, (ii) risk assessment, (iii) control activities, (iv) information and communication, and (v) monitoring.

Based on management’s assessment using the COSO criteria, management has concluded that the Company’s internal control over financial reporting was effective as of April 30, 2014 to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external reporting purposes in accordance with U.S. generally accepted accounting principles considering our nominal operations, short operating history and relatively small size.

Because we are a smaller reporting company, this Annual Report on Form 10-K does not include an attestation report of our independent registered public accounting firm regarding internal control over financial reporting.

Changes in Internal Control over Financial Reporting

There has been no change in our internal control over financial reporting identified in connection with our evaluation we conducted of the effectiveness of our internal control over financial reporting as of April 30, 2014, that occurred during our fourth fiscal quarter that has materially affected, or is reasonably likely to materially affect, our internal control over financial reporting.

There were no changes in the Company’s internal control over financial reporting during the quarter ended October 31, 2014 that have materially affected, or are reasonably likely to materially affect, our internal control over financial reporting.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of the security holders or until their successors have been elected and qualified. The officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office. We do not have written employment contracts or directorship contracts with our officers and directors. .

The name and position of our present officers and directors are set forth below:

Name	Age	Position	Date First Elected or
			Appointed

Suqun Lin	33	President, Chief Executive	March 12, 2013
		Officer, Secretary and
		Director

Chengjie He	28	Chief Financial Officer	April 1, 2014
		and
		Treasure

Jian Shao	46	Chief Business	April 1, 2014
		Development
		Officer

Biographical Information and Background of Officer and Director

Suqun Lin – President, Secretary, Treasurer and Director

Suqun Lin was appointed as our president, secretary, treasurer and director on March 12, 2013. Since September 2010, Mr. Lin has been the senior operating officer, China District, of Nanjing Joymain a company that specializes in research and development, production and marking of high-tech health care products. As senior operating officer, Mr. Lin is responsible for managing the operations, logistics, customer services, production and procurement departments in the People’s Republic of China. Mr. Lin first joined Naijing Joymain as an administration manager in May 2009 and managed the human resources and office administration of the company. Mr. Lin was promoted to director of the president’s office in December 2009 and further promoted to senior operating officer, China District in December 2010.

From April 2008 to April 2009, Mr. Lin was the Shenzhen branch manager of Shenzhen Yuelang Science and Technology Development Co., Ltd., wherein he managed the business development and public relation affairs in the Shenzhen area. Mr. Lin graduated from Fuzhou University with a Bachelor’s degree in Mechanical Design and Automation.

Chengjie He – Chief Financial Officer and Treasure

Mr. He has been the Executive Assistant to CEO of Nanjing Joymain since March 2013. Mr. Xijian Zhou, our major stockholder, is also a board member of Nanjing Joymain. As Executive Assistant to CEO, Mr. He serves as liaison to the Board of Directors and the senior management team of Nanjing Joymain and completes a board variety of administrative tasks for the Company. He also manages special overseas investment projects for the Company and monitors various financial reports. From February 2011 to January 2013, Mr. He was the Executive Assistant to the General Manager of United Industry (Asia) Co. Ltd. (“United Industry”), a global household appliance parts supply company. He was responsible for follow-up activities related to United Industry’s investment projects in Jiangsu, China area and participated in the project negotiations and relationship management with the local government. He also monitored four subsidiaries’ cash flows and administrative activities for United Industry. From February 2010 to January 2011, Mr. He was Assistant to Chairman of Nanjing Gianda Construction Investment Group, a construction and real estate investment company, responsible for planning and coordinating the Chairman’s daily schedule. He was also assigned to co-manage the financial department and co-monitor cash flow on various construction projects with the CFO. From June 2006 to January 2008, Mr. He was the Import and Export assistant at Taizhou Kim-top Electromechanical Ltd. responsible for customer communication and trade relationship management.

Mr. He holds a Master of Business Administration degree from Vancouver Island University and a Bachelor’s degree in Chinese literature from Suzhou University.

Jian Shao – Chief Business Development Officer

Since July 2009, Mr. Shao has been the Vice President of Marketing of Nanjing Joymain. Mr. Xijian Zhou, our major stockholder, is also a board member of Nanjing Joymain. As Vice President of Marketing, Mr. Shao is responsible for developing marketing strategies, product promotions and sales incentive programs as well as developing new products for launching in the People’s Republic of China (“PRC”). From June 2008 to July 2009, Mr. Shao was the Marketing Director for Shaklee (China) Co. Ltd. a multi-level marketing company in China, responsible for designing and implementing marketing programs for nutrition products and household and personal care products. From August 2007 to May 2008, Mr. Shao was the CEO of Omnlife China Ltd., a multi-level marketing company in Hefei, Anhui, China. From November 2004 to August 2007, Mr. Shao was the Marketing Director of Pharmanex at NuSkin (China) Daily Health Products Co., Ltd. responsible for health food market programs; he launched Pharmanex products in 2005 and developed product pipelines for the China market. From 1996 to 2004, Mr. Shao was the Associate Product Manager of Pfizer Pharmaceutical Ltd. responsible for Zithromax, an antibiotic medicine, in China. From 1992 to 1995, Mr. Shao was a physician at Huashan Hospital.

Mr. Shao graduated from Shanghai Medical University with a Master’s degree in Clinical Medicine.

Identification of Significant Employees

We have no significant employees, other than Suqun Lin our president, chief executive officer, secretary, and director, and Chengjie He, our chief financial officer and treasure.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Code of Ethics

Our board of directors has not adopted a code of ethics due to the fact that we presently only have one director and we are in the development stage of our operations. We anticipate that we will adopt a code of ethics when we increase either the number of our directors and officers or the number of our employees.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

Audit Committee

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Committees of the Board

All proceedings of our board of directors were conducted by resolutions consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the state of Nevada and the bylaws of our company, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Our company currently does not have nominating, compensation committees or committees performing similar functions nor does our company have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes that the functions of such committees can be adequately performed by our directors.

Our company does not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. The directors believe that, given the early stage of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. Our company does not currently have any specific or minimum criteria for the election of nominees to the board of directors and we do not have any specific process or procedure for evaluating such nominees. Our directors assess all candidates, whether submitted by management or shareholders, and make recommendations for election or appointment.

A shareholder who wishes to communicate with our board of directors may do so by directing a written request addressed to our president, at the address appearing on the first page of this annual report.

We believe that the member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. We believe that retaining an independent director who would qualify as an "audit committee financial expert" would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development and the fact that we have not generated any material revenues to date. In addition, we currently do not have nominating, compensation or audit committees or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Our board of directors does not believe that it is necessary to have such committees because it believes the functions of such committees can be adequately performed by our board of directors.

FINANCIAL STATEMENTS

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
CONDENSED CONSOLIDATED BALANCE SHEETS

	October 31,	April 30,
	2014	2014
	(Unaudited)

ASSETS

CURRENT ASSETS:

Cash	$589,251	$1,301,748

Prepaid expenses	35,850	900

Advance to suppliers	864,471	-

Marketable securities	353,531	-

TOTAL CURRENT ASSETS	1,843,103	1,302,648

PROPERTY AND EQUIPMENT - Net	1,755	1,955

TOTAL ASSETS	$1,844,858	$1,304,603

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:

Accounts payable	$3,888	$12,688

Due to related parties	3,529	39,855

Advance from customers	715,600	-

Other payables	9,684	-

TOTAL CURRENT LIABILITIES	732,701	52,543

STOCKHOLDERS' EQUITY:

Common stock,1,500,000,000 shares authorized, par value $0.001, 956,365,000 and 953,830,000 shares issued and outstanding at October 31, 2014 and April 30, 2014, respectively	956,365	953,830

Additional Paid-in Capital	1,482,566	1,403,251

Accumulated deficit	(1,326,774)	(1,105,021)

TOTAL STOCKHOLDERS' EQUITY	1,112,157	1,252,060

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$1,844,858	$1,304,603

See accompanying notes to unaudited condensed consolidated financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
(Unaudited)

	For the Three Months Ended			For the Six Months Ended
	October 31,			October 31,
	2014	2013		2014		2013

REVENUE	$-	$-	$	- $		-

EXPENSES	91,110	15,711		227,059		45,373

Loss from operations	(91,110)	(15,711)		(227,059)		(45,373)

Other Income:

Interest income	1,257			1,775

Other income	3,396			3,531

Total other income	4,653	-		5,306		-

Loss before income taxes	(86,457)	(15,711)		(221,753)		(45,373)

Provision for income taxes	-	-

NET LOSS	$(86,457)	$(15,711)		$(221,753	) $	(45,373)

BASIC AND DILUTED:

Loss per common share	a	a		a		a

WEIGHTED AVERAGE NUMBER OF COMMON SHARES	956,316,141	953,830,000		955,099,049		937,744,130

a= Less than ($0.01) per share

See accompanying notes to unaudited condensed consolidated financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
CONDENSED CONSOLIDATED STATEMENT OF CASHFLOWS
(Unaudited)

	For the Six Months Ended
	October 31,
	2014	2013
OPERATING ACTIVITIES:
Net loss	$(221,753)	$(45,373)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation and amortization	200	-
Stock issued for consulting fees	35,850	-
Expenses paid directly by related parties	8,290	-
Unrealized gain on marketable securities	(3,531)	-
Changes in operating assets and liabilities
Prepaid expenses	900	1
Advance to suppliers	(864,471)	-
Accounts payable	(8,800)	189
Advance from customers	715,600	-
Other payable	9,684	-

NET CASH USED IN OPERATING
ACTIVITIES	(328,031)	(45,183)

INVESTING ACTIVITIES:
Purchase of marketable securities	(350,000)	-

NET CASH USED IN INVESTING ACTIVITIES	(350,000)	-

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	10,150	1,479,900
Payments of common stock offering costs	-	(31,104)
Repayments to related parties	(44,676)	-
Proceeds from related parties	60	58,437

NET CASH (USED IN) PROVIDED BY
FINANCING ACTIVITIES	(34,466)	1,507,233

Net (Decrease) Increase in Cash	(712,497)	1,462,050
Cash, Beginning of Period	1,301,748	-

CASH, END OF PERIOD	$589,251	$1,462,050

SUPPLEMENTAL DISCLOSURES OF CASHFLOW INFORMATION
Cash paid during the period for:
Interest	$-	$-

Income Taxes	$-	$-

Non-cash investing and financing activities:
Common stock issued for future services included in prepaid expenses	$35,850	$-

See accompanying notes to unaudited condensed consolidated financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
Notes to Unaudited Condensed Consolidated Financial Statements
October 31, 2014

NOTE 1.	ORGANIZATION AND BUSINESS OPERATIONS.

Joymain International Development Group Inc. (f/k/a Advento, Inc.), a development stage company, (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 4, 2010. The Company is a development stage company and initially planned to commence operations in the distribution of shower cabinets. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

On March 12, 2013, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of the Company’s common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liang Wei Wang resigned as the Company’s president, secretary, treasurer, and director of the Company; (b) Mr. Suqun Lin, was appointed as the Company’s sole director, president, secretary and treasurer. Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to the Company’s Articles of Incorporation to change the Company’s name from Advento, Inc. to Joymain International Development Group Inc. and to increase its authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001. These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 10, 2013, pursuant to a 300 new for one (1) old forward split, the Company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001. Information regarding shares of common stock (except par value per share), discount on stock issued, and net (loss) income per common share for all periods presented reflects the three hundred-for-one forward split of the Company’s common stock.

In connection with the change of control, the Company changed its business operation plan to develop, source, market and distribute healthcare related consumer products in the global market and possibly acquire an existing target company or business in the related field which operates in the United States. Activities during the development stage include developing a business plan and raising capital. Until additional funding is raised through selling the Company common shares, the majority shareholder anticipates funding the Company’s operating costs. There is no assurance that the Company will be able to successfully raise additional funds.

In May 2014, The Company acquired a HK trading company, Dao Sheng Trading Limited (“Dao Sheng”) for HK$10,000. Dao Sheng was incorporated in December 2013 and had no assets or liabilities at the time of the acquisition. The Company also set up Joymain International Intellectual Property Limited in Hong Kong in May 2014. The Company considers Hong Kong as an ideal location to connect to all Asian markets and it provides a comprehensive and advanced legal system for trading and intellectual property protection.

NOTE 2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES.

Basis of Presentation.

The accompanying unaudited condensed consolidated financial statements have been prepared by the Company in accordance with the instructions to Form 10-Q of the Securities and Exchange Commission. The financial information has not been audited and should not be relied upon to the same extent as audited financial statements. Certain information and footnote disclosures normally included in audited financial statements prepared in accordance with generally accepted accounting principles have been condensed or omitted. Accordingly, these unaudited condensed consolidated financial statements should be read in conjunction with the Company’s financial statements and related notes contained in the Form 10-K for the year ended April 30, 2014.

The Company’s unaudited condensed consolidated financial statements included the financial statements of its wholly-owned subsidiaries, Dao Sheng and Joymain International Intellectual Property Limited. All significant intercompany accounts and transactions have been eliminated in consolidation.

In the opinion of management, the unaudited condensed consolidated financial statements reflect all adjustments, including normal recurring adjustments, necessary for fair presentation of the interim periods presented. The results of operations for the three and six months ended October 31, 2014 are not necessarily indicative of the results of operations to be expected for the full fiscal year and are presented in US dollars.

Going Concern.

The unaudited condensed consolidated financial statements have been prepared on a going concern basis, which assumes that the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception and an accumulated deficit of $1,326,774 as of October 31, 2014. Further losses are anticipated in the development of its business, raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or obtaining the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and either loans from its major stockholder and or the sale of common stock.

The Company will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company. The Company has a registration statement on Form S-1, effective on August 1, 2014, pursuant to which the Company plans to raise up to $12 million in equity. The registration statement expired on November 28, 2014.

The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments.

Cash and Cash Equivalents.

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents.

Use of Estimates and Assumptions.

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

Marketable Securities.

Marketable securities consist of trading and available-for-sale securities. Trading securities are bought and held principally for the purpose of selling them in the near term. Available-for-sale securities are not classified as either trading securities or as held-to-maturity securities. Unrealized holding gains and losses for trading securities are included in earnings. Unrealized holding gains and losses for available-for-sale securities are excluded from earnings and reported in other comprehensive income until realized.

Fair Value of Financial Instruments.

The Company adopted ASC 820, Fair Value Measurements and Disclosure (“ASC 820”) for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing GAAP that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1:	Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2:	Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3:	Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The following table sets forth by level within the fair value hierarchy the Company’s financial assets that were accounted for at fair value on a recurring basis as of October 31, 2014 and April 30, 2014:

		October 31, 2014				April 30, 2014
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Marketable securities	$353,531	$—	$—	$353,531	$—	$—	$—	$—
Total assets at fair value	$353,531	$—	$—	$353,531	$—	$—	$—	$—

The carrying values of accounts payables and debts approximate their fair values due to the short maturities of these instruments.

Stock-based Compensation.

Stock-based compensation is accounted for at fair value in accordance with ASC 718, Stock Compensation. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes.

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

Basic and Diluted Loss Per Share.

The Company computes loss per share in accordance with ASC 260, Earnings per Share, which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and, accordingly, basic loss and diluted loss per share are equal.

Fiscal Periods.

The Company's fiscal year end is April 30.

Related Parties.

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of the Company’s principal owners and management, and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to the related party.

Foreign Currency Translation.

The reporting currency of the Company is the U.S. dollar. The functional currency of the parent company is the U.S. dollar and the functional currency of the Company’s subsidiaries is the Hong Kong Dollar. For the subsidiaries, whose functional currencies are the RMB, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive income. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. During the six months ended October 31, 2014, the Company’s subsidiaries have minimal assets or liabilities and they did not have business activities. There was no cumulative translation adjustment and no effect of exchange rate changes on cash for the three and six months ended October 31, 2014.

Recent Accounting Pronouncements.

In May 2014, the Financial Accounting Standards Board (“FASB”) issued a comprehensive new revenue recognition standard that will supersede virtually all existing revenue guidance. Under the new standard, revenue will be recognized when control of the promised goods or services is transferred to customers in an amount that reflects the consideration to which the Company expects to be entitled in exchange for those goods and services. The standard creates a five-step model that will generally require companies to use more judgment and make more estimates than under current guidance when considering the terms of contracts along with all relevant facts and circumstances. These include the identification of customer contracts and separating performance obligations, the determination of transaction price that potentially includes an estimate of variable consideration, allocating the transaction price to each separate performance obligation, and recognizing revenue in line with the pattern of transfer. The standard also requires extensive additional disclosures to provide greater insight into revenues recognized and deferred, including quantitative and qualitative information about significant judgments and changes in those judgments made to determine the timing and amount of revenues recognized.

The standard will be effective for the Company in its fiscal year 2018 first quarter. The standard allows for adoption under either "full retrospective" in which prior periods presented are recast under the new guidance or "modified retrospective" in which it would be applied only to the most current period presented along with a cumulative-effect adjustment at the date of adoption. The Company is currently evaluating the impact that this standard will have on our financial statements.

The Company has adopted Accounting Standards Update (ASU) No. 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation. The amendments in this ASU remove all incremental financial reporting requirements from U.S. GAAP for development stage entities, including the removal of Topic 915, Development Stage Entities, from the FASB Accounting Standards Codification.

A development stage entity is one that devotes substantially all of its efforts to establishing a new business and for which: (a) planned principal operations have not commenced; or (b) planned principal operations have commenced, but have produced no significant revenue. For example, many start-ups or even long-lived organizations that have not yet begun their principal operations or do not have significant revenue would be identified as development stage entities.

For public business entities, the presentation and disclosure requirements in Topic 915 will no longer be required for the first annual period beginning after December 15, 2014. The revised consolidation standards are effective one year later, in annual periods beginning after December 15, 2015. Early adoption is permitted.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on the Company's financial position, results of operations or cash flows.

NOTE 3.	MARKETABLE SECURITIES.

Marketable securities consist of certificate of deposits and mutual funds for which fair values were based on quoted prices in active markets and were therefore classified within Level 1 of the fair value hierarchy. The following table is a summary of marketable securities recorded in the Company’s Consolidated Balance Sheets:

	October 31, 2014	April 30, 2014
Certificate of deposits	$100,227	$—
Mutual funds	253,304	—
Total	$353,531	$—

NOTE 4.	PREPAID ASSETS.

At October 31, 2014, prepaid assets consisted of prepaid consulting fees of $35,850. At April 30, 2014, prepaid assets consisted of prepaid rent of $900.

NOTE 5.	ADVANCE TO SUPPLIERS AND ADVANCE FROM CUSTOMERS

The Company makes advance payments to suppliers for goods ordered but yet to be delivered, and receives advance payments from customers for goods ordered but yet to be received by the customer. Advanced payments to suppliers and advanced payments from customers were $864,471 and $715,600 as of October 31, 2014, respectively. The Company did not have any advanced payments to suppliers and advanced payments from customers at April 30, 2014.

On June 25, 2014, the Company entered into a distribution agreement with Right Fortune International Limited (“Right Fortune”) to obtain the exclusive distribution right of Yolexury and Yolexury Travel Pack, a health juice product which increases energy and stamina, helps to maintain healthy cardio vascular function and promotes healthy digestive system. The term of exclusivity will be automatically renewed annually if the Company meets the annual Yolexury Minimum Order Quantities (the “Minimum Order”). The annual Minimum Order for calendar year 2014 is 400,000 bottles of 750ml Yolexury, which the Company has fulfilled as of October 31, 2014.

NOTE 6.	COMMON STOCK.

The Company has authorized 1,500,000,000 shares of common stock, par value $0.001 per share. On April 28, 2011, the Company issued 750,000,000 shares of common stock at a price of $0.000003 per share for total cash proceeds of $2,500. In March and April, 2012, the Company issued 154,500,000 shares of common stock at a price of $0.00016 per share for total cash proceeds of $25,750. On July 30, 2014, the Company issued a total of 2,390,000 shares of common stock to a consultant. The shares were valued at $0.03 per share, the fair market value on the date of issuance. During the six months ended October 31, 2014, the Company recorded stock-based compensation of $35,850 and prepaid expense of $35,850 which will be amortized in fiscal 2015.

In August 2014, the Company sold a total of 110,000 shares of common stock at a price of $0.07 per share to two investors. The shares were sold pursuant to the Company’s registration statement on Form S-1, file number 333-197508, effective on August 1, 2014. The Company did not engage a placement agent with respect to the sale. The net proceeds received by the Company from the sale of the shares were $7,700.

In September 2014, the Company sold a total of 35,000 shares of common stock at a price of $0.07 per share to two investors. The shares were sold pursuant to the Company’s registration statement on Form S-1, file number 333-197508, effective on August 1, 2014. The Company did not engage a placement agent with respect to the sale. The net proceeds received by the Company from the sale of the shares were $2,450.

NOTE 7.	INCOME TAXES.

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled. As of October 31, 2014, the Company had net operating loss carry forwards of $412,870 that may be available to reduce future years’ taxable income through 2034.

NOTE 8.	RELATED PARTY TRANSACTIONS.

For the three and six months ended October 31, 2014, the Company’s majority shareholder advanced the Company $0 and $60, respectively, for general expenses and the Company made repayments of shareholder’s advances in the amount of $553, and $44,676, respectively. In addition, the Company’s majority shareholder paid the payroll expense and other general expenses with the total amount $0 and $8,290, respectively on behalf of the Company for the three and six months ended October 31, 2014. The advances are non-interest bearing, due upon demand and unsecured. At October 31, 2014 and April 30, 2014, the Company’s advances from a shareholder amounted to $3,529 and $39,855, respectively.

NOTE 9.	SUBSEQUENT EVENTS.

The Company has a registration statement on Form S-1, effective on August 1, 2014, pursuant to which the Company plans to raise up to $12 million in equity. The registration statement expired on November 28, 2014.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Shareholders and Directors
Joymain International Development Group Inc.
(formerly known as Advento, Inc.)

We have audited the accompanying balance sheets of Joymain International Development Group Inc. (a Development Stage Company) (formerly known as Advento, Inc.) (the “Company”) as of April 30, 2014 and 2013 and the related statements of operations, changes in stockholders’ deficiency and cash flows for each of the two years in the period ended April 30, 2014, and for the period from August 4, 2010 (date of inception) through April 30, 2014. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States).Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purposes of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2014 and 2013 and the results of its operations and its cash flows for each of the two years in the period ended April 30, 2014, and for the period August 4, 2010 (date of inception) through April 30, 2014, in conformity with accounting principles generally accepted in the United States. The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has incurred significant losses since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans, with respect to these matters are also described in Note 2 to the financial statements. The financial statements do not include any adjustments that might result should the Company be unable to continue as a going concern.

/s/ RBSM, LLP
Certified Public Accountants

New York, NY
July 1, 2014

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
BALANCE SHEETS

	April 30,	April 30,
	2014	2013
ASSETS
CURRENT ASSETS:
Cash	$1,301,748	$-
Prepaid expenses	900	1,945
TOTAL CURRENT ASSETS	1,302,648	1,945
PROPERTY AND EQUIPMENT - Net	1,955	-

TOTAL ASSETS	$1,304,603	$1,945
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
Accounts payable	$12,688	$5,909
Due to related parties	39,855	27,113
TOTAL CURRENT LIABILITIES	52,543	33,022

STOCKHOLDERS' EQUITY (DEFICIT):
Common stock,1,500,000,000 shares authorized, par value $0.001, 953,830,000 and 904,500,000 shares issued and outstanding at April 30, 2014 and 2013, respectively	953,830	904,500
Additional Paid-in Capital	1,403,251	3,785
Deficit accumulated during the development stage	(1,105,021)	(939,362)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	1,252,060	(31,077)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$1,304,603	$1,945

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
STATEMENT OF OPERATIONS

			For the Period From
			August 4, 2010
			(Inception)
	For the Years Ended		Through
	30 April		April 30,
	2014	2013	2014

REVENUE	$-	$-	$-

EXPENSES	167,465	44,796	230,577

Loss from operations	(167,465)	(44,796)	(230,577)
Other Income:
Interest income	1,806		1,806
Total other income	1,806	-	1,806

Loss before income taxes	(165,659)	(44,796)	(228,771)
Provision for income taxes	-	-	-
NET LOSS	$(165,659)	$(44,796)	$(228,771)
BASIC AND DILUTED:
Loss per common share	a	a
WEIGHTED AVERAGE NUMBER OF COMMON SHARES	945,720,959	904,500,000

a= Less than ($0.01) per share

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY (DEFICIT)
For the Years Ended April 30, 2014 and 2013

				Deficit
				Accumulated
	Common Stock			During the	Total
	Number of		Additional	Development	Stockholders'
	Shares	Amount	Paid-in Capital	Stage	Equity (Deficit)
Balance, April 30, 2012	904,500,000 $	904,500	$-	$(894,566)	$9,934
Forgiveness of loans from shareholders	-	-	3,785	-	3,785
Net loss	-	-	-	(44,796)	(44,796)
Balance, April 30, 2013	904,500,000 $	904,500	$3,785	$(939,362)$	(31,077)
Common shares offering costs	-	-	(31,104)	-	(31,104)
Net loss	-	-	-	(165,659)	(165,659)
Balance, April 30, 2014	953,830,000 $	953,830	$1,403,251	$(1,105,021)	$1,252,060

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(FORMERLY KNOWN AS ADVENTO, INC.)
(A Development Stage Company)
STATEMENTS OF CASHFLOWS

			For the Period from
			August 4, 2010
	For the Years Ended		(Inception) Through
	April 30,		April 30,
	2014	2013	2014
OPERATING ACTIVITIES:
Net loss	$(165,659)	$(44,796)	$(228,771)
Adjustments to reconcile net loss from operations to net cash used in operating activities
Depreciation and amortization	97	-	97
Decrease in inventory	-	916	-
Decrease (Increase) in prepaid expenses	1,045	(1,945)	(900)
Increase in accounts payable	6,779	4,592	12,688

NET CASH USED IN OPERATING ACTIVITIES	(157,738)	(41,233)	(216,886)

INVESTING ACTIVITIES:
Purchase of property and equipment	(2,052)	-	(2,052)

NET CASH USED IN INVESTING ACTIVITIES	(2,052)	-	(2,052)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock	1,479,900	-	1,508,150
Payments of common stock offering costs	(31,104)	-	(31,104)
Repayment of shareholders loans	(48,040)	(5,663)	(53,703)
Loans from shareholders	60,782	27,713	97,343
NET CASH PROVIDED BY FINANCING ACTIVITIES	1,461,538	22,050	1,520,686

Net Increase (Decrease) in Cash	1,301,748	(19,183)	1,301,748

Cash, Beginning of Period	-	19,183	-
CASH, END OF PERIOD	$1,301,748	$-	$1,301,748
SUPPLEMENTAL DISCLOSURES OF CASHFLOW
INFORMATION
Interest	$-	$-	$-
Income Taxes	$-	$-	$-
Non-cash financing activities:
Forgiveness of loans from shareholders	$-	$3,785	$3,785

See accompanying notes to financial statements

JOYMAIN INTERNATIONAL DEVELOPMENT GROUP INC.
(f/k/a ADVENTO, INC.)
(A Development Stage Company)
Notes to Financial Statements
April 30, 2014

NOTE 1 ORGANIZATION AND BUSINESS OPERATIONS

Joymain International Development Group Inc. (f/k/a Advento, Inc.), a development stage company, (“the Company”) was incorporated under the laws of the State of Nevada, U.S. on August 4, 2010. The Company is a development stage company and initially planned to commence operations in the distribution of shower cabinets. The Company is in the development stage as defined under Accounting Codification Standard, Development Stage Entities (“ASC-915”). The Company has not generated any revenue to date and consequently its operations are subject to all risks inherent in the establishment of a new business enterprise.

On March 12, 2013, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of the Company’s common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liang Wei Wang resigned as the Company’s president, secretary, treasurer, and director of the Company; (b) Mr. Suqun Lin, was appointed as the Company’s sole director, president, secretary and treasurer. Effective March 28, 2013, the Nevada Secretary of State accepted for filing of a Certificate of Amendment to the Company’s Articles of Incorporation to change the Company’s name from Advento, Inc. to Joymain International Development Group Inc. and to increase its authorized capital from 75,000,000 to 1,500,000,000 shares of common stock, par value of $0.001 These amendments became effective on April 10, 2013 upon approval from the Financial Industry Regulatory Authority (“FINRA”). Also effective April 10, 2013, pursuant to a 300 new for one (1) old forward split, the Company’s issued and outstanding shares of common stock increased from 3,015,000 to 904,500,000 shares, par value of $0.001. Information regarding shares of common stock (except par value per share), discount on stock issued, and net (loss) income per common share for all periods presented reflects the three hundred-for-one forward split of the Company’s common stock.

In connection with the change of control, the Company changed its business operation plan to develop, source, market and distribute healthcare related consumer products in the global market and possibly acquire an existing target company or business in the related field which operates in the United States. Activities during the development stage include developing a business plan and raising capital. Until additional funding is raised through selling the Company common shares, the majority shareholder anticipates funding the Company’s operating costs. There is no assurance that the Company will be able to successfully raise additional funds.

NOTE 2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America and are presented in US dollars.

Development Stage Company

The Company has not generated significant revenues to date; accordingly, the Company is considered a development stage enterprise as defined in ASC 915, "Accounting and Reporting for Development Stage Companies." The Company is subject to a number of risks similar to those of other companies in an early stage of development.

Going Concern

The financial statements have been prepared on a going concern basis which assumes the Company will be able to realize its assets and discharge its liabilities in the normal course of business for the foreseeable future. The Company has incurred losses since inception resulting in an accumulated deficit of $1,105,021 as of April 30, 2014 and further losses are anticipated in the development of its business raising substantial doubt about the Company’s ability to continue as a going concern. The ability to continue as a going concern is dependent upon the Company generating profitable operations in the future and/or to obtain the necessary financing to meet its obligations and repay its liabilities arising from normal business operations when they come due. Management intends to finance operating costs over the next twelve months with existing cash on hand and loans from directors and or sale of common stock.

The Company will depend almost exclusively on outside capital to complete the development of a business plan. Such outside capital will include proceeds from the issuance of equity securities and may include commercial borrowing. There can be no assurance that capital will be available as necessary to meet these development costs or, if the capital is available, that it will be on terms acceptable to the Company.

The issuances of additional equity securities by the Company may result in a significant dilution in the equity interests of its current stockholders. Obtaining commercial loans, assuming those loans would be available, will increase the Company's liabilities and future cash commitments.

Cash and Cash Equivalents

The Company considers all highly liquid instruments with a maturity of three months or less at the time of issuance to be cash equivalents. The company maintains cash and cash equivalents with a financial institution in the U.S. Cash and cash equivalents consisted of cash and money market accounts at April 30, 2014.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. In management’s opinion, all adjustments necessary for a fair statement of the results for the interim periods have been made, and all adjustments are of a normal recurring nature.

Fair Value of Financial Instruments

The Company adopted ASC 820, Fair Value Measurements and Disclosure (“ASC 820”) for assets and liabilities measured at fair value on a recurring basis. ASC 820 establishes a common definition for fair value to be applied to existing generally accepted accounting principles that require the use of fair value measurements, establishes a framework for measuring fair value and expands disclosure about such fair value measurements. The adoption of ASC 820 did not have an impact on the Company’s financial position or operating results, but did expand certain disclosures.

ASC 820 defines fair value as the price that would be received upon sale of an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. Additionally, ASC 820 requires the use of valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs. These inputs are prioritized below:

Level 1: Observable inputs such as quoted market prices in active markets for identical assets or liabilities
Level 2: Observable market-based inputs or unobservable inputs that are corroborated by market data
Level 3: Unobservable inputs for which there is little or no market data, which require the use of the reporting entity’s own assumptions.

The Company did not identify any assets and liabilities that are required to be presented on the condensed balance sheets at fair value in accordance with the relevant accounting standards.

The carrying values of accounts payables and debts approximate their fair values due to the short maturities of these instruments.

Stock-based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Income Taxes

Income taxes are accounted for under the assets and liability method. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and operating loss and tax credit carry forwards. Deferred tax assets and liabilities are measured using enacted tax rates in effect for the year in which those temporary differences are expected to be recovered or settled.

	For the Years Ended April 30,
	2014	2013
Expected income tax expense(recovery) at the statutory rate of 34%	$(165,659)	$(15,231)
Tax effect of expenses that are not deductible for income tax purposes (net of other amounts deductible for tax purposes)	-	-
Change in valuation allowance	165,659	15,231
Provision for income taxes	$-	$-

The components of deferred income taxes are as follow:

	For the Years Ended April 30,
	2014	2013
Deferred income tax asset:
Net operating loss carryforwards	$191,117	$21,458
Valuation allowance	(191,117)	(21,458)
Deferred income taxes	$-	$-

As of April 30, 2014, the Company has a net operating loss carryforward (“NOL”) of approximately $191,000 available to offset future taxable income through 2033. The NOL is limited under Section 382 of the Internal Revenue Code of 1986 if a change in control or ownership should occur. On March 12, 2013, a change of control occurred which will substantially limit the use of our current NOL in the future. The increases in the valuation allowance at April 30, 2014 and 2013 from their immediate prior year end was $165,659 and $15,231, respectively.

Basic and Diluted Loss Per Share

The Company computes loss per share in accordance with “ASC-260”, “Earnings per Share” which requires presentation of both basic and diluted earnings per share on the face of the statement of operations. Basic loss per share is computed by dividing net loss available to common shareholders by the weighted average number of outstanding common shares during the period. Diluted loss per share gives effect to all dilutive potential common shares outstanding during the period. Dilutive loss per share excludes all potential common shares if their effect is anti-dilutive. The Company has no potential dilutive instruments and accordingly basic loss and diluted loss per share are equal.

Fiscal Periods

The Company's fiscal year end is April 30.

Related Parties

Parties are considered to be related to the Company if the parties, directly or indirectly, through one or more intermediaries, control, are controlled by, or are under common control with the Company. Related parties also include principal owners of the Company, its management, members of the immediate families of principal owners of the Company and its management and other parties with which the Company may deal if one party controls or can significantly influence the management or operating policies of the other to an extent that one of the transacting parties might be prevented from fully pursuing its own separate interests. The Company discloses all related party transactions. All transactions shall be recorded at fair value of the goods or services exchanged. Property purchased from a related party is recorded at the cost to the related party and any payment to or on behalf of the related party in excess of the cost is reflected as a distribution to related party.

Recent Accounting Pronouncements

In July 2013, the Financial Accounting Standards Board issued ASU No. 2013-11, Presentation of an Unrecognized Tax Benefit When a Net Operating Loss Carryforward, a Similar Tax Loss, or a Tax Credit Carryforward Exists , which concludes an unrecognized tax benefit should be presented as a reduction of a deferred tax asset when settlement in this manner is available under the tax law. The amendments are effective for reporting periods beginning after December 15, 2013. Early adoption is permitted. The Company does not expect the adoption of ASU No. 2013-11 will have a significant effect on its financial statements.

Other accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures.

NOTE 3 RELATED PARTY TRANSACTIONS

For the year ended April 30, 2014, the Company’s majority shareholder loaned the Company $58,449 for general expenses and professional fees and the Company repaid the controlling shareholder $48,040. The loans are non-interest bearing, due upon demand and unsecured. For the year ended April 30, 2013, a former Director had loaned the Company $600 for professional fees and the Company’s majority shareholder loaned the Company $27,113 for general expenses and professional fees. The loans are non-interest bearing, due upon demand and unsecured. In connection with the change of control on March 12, 2013, a former director forgave the loans of $3,785 and the amount was recorded by the Company as contributed capital. At April 30, 2014 and 2013, the Company’s loans from the controlling shareholder amounted to $37,522 and $27,113, respectively.

Other payables-related parties consist of accrued salary payable to the Company’s officers. The amounts are expected to be repaid in the form of cash. At April 30, 2014 and 2013, the Company’s other payable- related parties to $2,333 and $0, respectively.

NOTE 4 STOCKHOLDERS’ EQUITY (DEFICIT)

The authorized capital of the Company is 1,500,000,000 common shares with a par value of $0.001 per share.

On March 12, 2013, in connection with the change in control, a former director forgave loans of $3,785 and this was recorded by the Company as contributed capital.

On July 19, 2013, the Company issued 49,330,000 shares of common stock at a price of $0.03 per share for total gross cash proceeds of $1,479,900 in a private placement transaction. The Company incurred $31,104 offering costs related to the private placement.

On March 31, 2014, the Company received written consent from the board of directors to carry out a private placement of up to 170,000,000 shares of common stock at a price of $0.07 per share for maximum gross proceeds of $11,900,000 (the “Private Placement”).

NOTE 5 SUBSEQUENT EVENTS

On May 30, 2014, the Company acquired Dao Sheng Trading Limited (“Dao Sheng”), a limited liability company incorporated in Hong Kong on December 5, 2013, for HKD 10,000 (USD1,290). Dao Sheng is a product trading company based in Hong Kong. On May 19, 2014, the Company incorporated Joymain International Intellectual Property Limited (“Joymain Intellectual”), a limited liability company, in Hong Kong. Joymain Intellectual is a product research and development company based in Hong Kong.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)	principal executive officer;

(b)	each of our two most highly compensated executive officers who were serving as executive officers at the end of the years our ended April 30, 2014 and April 30, 2013; and

(c)

up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended April 30, 2014 and April 30, 2013, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE

Name and	Year	Salary	Bonus	Stock	Option	Non-Equity	Nonqualified	All Other	Total ($)
Principal		($)	($)	Awards	Awards	Incentive Plan	Deferred	Compensation
Position				($)	($)	Compensation ($)	Compensation	($)
							Earnings ($)
Suqun Lin(1)	2013	0	0	0	0	0	0	0	0
President,
Chief	2014	833	0	0	0	0	0	0	833
Executive
Officer,
Secretary
and
Director
Chengjie
He(2)	2013	0	0	0	0	0	0	0	0
Chief
Financial	2014	750	0	0	0	0	0	0	750
Officer and
Treasure
Jian Shao(2)	2013	0	0	0	0	0	0	0	0
Chief
Business	2014	750	0	0	0	0	0	0	750
Development
Officer

(1)	Appointed on March 12, 2013. The Company modified its compensation policy and started to compensate Mr. Lin on April 1, 2014.

(2)	Appointed on April 1, 2014.

There are no current employment agreements between our company and our sole officer. The compensation discussed herein addresses all compensation awarded to, earned by, or paid to our named executive officer. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officers and directors other than as described herein.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal years ended April 30, 2014 and 2013 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the years ended April 30, 2014 and 2013.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table provides certain information regarding the ownership of our common stock, as of February 4, 2015 by:

•	each of our executive officers;
•	each director;
•	each person known to us to own more than 5% of our outstanding common stock; and
•	all of our executive officers and directors and as a group.

	Name and Address of	Amount and Nature of
Title of Class	Beneficial Owner	Beneficial Ownership(1)	Percentage

Common Stock	Suqun Lin(2)	Nil	0%
	No. 30 N. Zhongshan Road,	shares of common stock
Floor 40,
Guluo District, Nanjing ,
Jiangsu
Province, P.R.C. 210008

Common Stock	Xijian Zhou	750,000,000(3)	66.9%
	No. 30 N. Zhongshan Road,	shares of common stock
	Floor 38,	(direct)
Guluo District, Nanjing
Jiangsu Province, P.R.C.
210008

(1)

The number and percentage of shares beneficially owned is determined under rules of the SEC and the information is not necessarily indicative of beneficial ownership for any other purpose. Under such rules, beneficial ownership includes any shares as to which the individual has sole or shared voting power or investment power and also any shares which the individual has the right to acquire within 60 days through the exercise of any stock option or other right. The persons named in the table have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes to this table.

(2)	Suqun Lin is our president, secretary, treasurer and director.

(3)	The percent of class is based on 1,120,343,373 shares of common stock issued and outstanding as of February 4, 2015.

CHANGES IN CONTROL

On March 12, 2013, pursuant to the terms of a share exchange agreement, Mr. Xijian Zhou acquired an aggregate of 750,000,000 shares of our common stock, representing 82.92% of our issued and outstanding shares as of March 12, 2013. Effective March 12, 2013, (a) Mr. Liang Wei Wang resigned as president, secretary, treasurer, and director of our company; (b) Mr. Suqun Lin, was appointed as our sole director, president, secretary and treasurer. Our company did not receive any proceeds from the transaction. In accordance with the terms of the agreement our company at the closing of the agreement had no assets and liabilities.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS; AND DIRECTOR INDEPENDENCE

We have not entered into any transaction during the last two fiscal years with any director, executive officer, director nominee, 5% or more shareholder, nor have we entered into transaction with any member of the immediate families of the foregoing person (including spouse, parents, children, siblings, and in-laws) or is any such transaction proposed, except as follows: For the year ended April 30, 2014, our majority shareholder loaned us $58,449 for general expenses and professional fees and we repaid the controlling shareholder $48,040. The loans are non-interest bearing, due upon demand and unsecured. For the year ended April 30, 2013, a former Director had loaned us $600 for professional fees and our majority shareholder loaned us $27,113 for general expenses and professional fees. The loans are non-interest bearing, due upon demand and unsecured. In connection with the change of control on March 12, 2013, a former director forgave the loans of $3,785 and the amount was recorded by us as contributed capital. At April 30, 2014 and 2013, our loans from the controlling shareholder amounted to $37,522 and $27,113, respectively. For the three and six months ended October 31, 2014, the Company’s majority shareholder advanced the Company $0 and $60, respectively, for general expenses and the Company made repayments of shareholder’s advances in the amount of $553, and $44,676, respectively. In addition, the Company’s majority shareholder paid the payroll expense and other general expenses with the total amount $0 and $8,290, respectively on behalf of the Company for the three and six months ended October 31, 2014. The advances are non-interest bearing, due upon demand and unsecured. At October 31, 2014 and April 30, 2014, the Company’s advances from a shareholder amounted to $3,529 and $39,855, respectively.

Other payables-related parties consist of accrued salary payable to our officers. The amounts are expected to be repaid in the form of cash. At April 30, 2014 and 2013, our other payable- related parties was $2,333 and $0, respectively. At October 31, 2014, our other payable-related parties was $7,000.

Director Independence

We currently act with one director, consisting of Suqun Lin. We have determined that our sole director is not an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our board of directors acts in such capacities. We believe that our sole member of our board of directors is capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

ITEM 11 A. MATERIAL CHANGES

None.

ITEM 12. INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

None.

ITEM 12A. DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by one of our directors, officers or controlling persons in the successful defense of any action, suit or proceeding) is asserted by that director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether that indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

     The following table sets forth estimated expenses we expect to incur in connection with the sale of the shares being registered. All such expenses are estimated except for the SEC and FINRA registration fees.

SEC registration fee	$171.96
Printing expenses	$3,000.00
Fees and expenses of counsel for the Company	$25,000.00
Fees and expenses of accountants for Company	$8,000.00
Blue Sky fees and expenses	$-
*Total	$36,171.96

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes (‘NRS”) and our bylaws.

Under the NRS, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company’s articles of incorporation that is not the case with our articles of incorporation. Excepted from that immunity are:

(1) a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

(2) a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

(3) a transaction from which the director derived an improper personal profit; and

(4) willful misconduct.

Our Articles of Incorporation permits us to indemnify our officers and directors to the fullest extent authorized or permitted by law in connection with any proceeding arising by reason of the fact any person is or was our officer or director. Notwithstanding this indemnity, a director shall be liable to the extent provided by law for any liability incurred by him by his own fraud or willful default.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law. Our bylaws provide that we will advance all expenses incurred to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request. This advance of expenses is to be made upon receipt of an undertaking by or on behalf of such person to repay said amounts should it be ultimately determined that the person was not entitled to be indemnified under our bylaws or otherwise.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

     During the past three years, we effected the following transactions in reliance upon exemptions from registration under the Securities Act as amended. Unless stated otherwise; (i) that each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (ii) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; (iii) the transactions did not involve a public offerings; and (iv) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Act and setting forth the restrictions on the transferability and the sale of the securities.

     On July 19, 2013, we closed an offering ( the “Reg. S Offering”) of $1,479,900 in which we issued a total of 49,330,000 shares of common stock, par value $0.001 per share to 856 investors at a purchase price of $0.03 per share in reliance upon the exemption from securities registration afforded by Regulation S (“Regulation S”) as promulgated under the Securities Act of 1933. The Investors in the Reg. S Offering are individuals and independent third-party distributors to a multi-level marketing company in China, Nanjing Joymain Science and Technology Development Co., Ltd (“Nanjing Joymain”). Nanjing Joymain is considered as a related party to us because its director Mr. Xijian Zhou is our controlling shareholder. However, we determined that those investors were not related parties to us because they were independent distributors to Nanjing Joymain. None of the investors was issued more than 5% of the shares of the Company in the Reg. S offering.

     On July 18, 2014, we filed a registration statement on Form S-1 (the “Form S-1”) pursuant to which we intended to offer and sell up to 172,000,000 shares of our common stock at a fixed price of $0.07 per share (the “Offering” and “Share(s)”). The Offering is being conducted on a self-underwritten, best efforts basis, which means our management and/or controlling shareholders will attempt to sell the Shares pursuant to the Form S-1 directly to the public, with no commission or other remuneration payable to them for any Shares they may sell. In offering the Shares on our behalf, management and controlling shareholder will rely on the safe harbor from broker-dealer registration set forth in Rule 3a4-1 under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”). The Shares will be offered for a period of 120 days from the effective date of the Form S-1. The Offering shall terminate on the earlier of (i) the date when we decide to do so, or (ii) when the Offering is fully subscribed for. The Form S-1 went effective on August 1, 2014. On the same day, we commenced the Offering. As of the date of this filing, we have sold 145,000 Shares in the Offering. The registration statement expired on November 28, 2014.

Item 16.	Exhibits

Exhibit No.	Description

3.1	Articles of Incorporation (incorporated by reference as Exhibit 3.1 to our Registration Statement on Form S-1 filed on May 31, 2011)

3.2	Amended Articles of Incorporation (incorporated by reference as Exhibit 3.1 to our Current Report on Form 8-K filed on April 11, 2013)

3.3	Bylaws (incorporated by reference as Exhibit 3.2 to our Registration Statement on Form S-1 filed on May 31, 2011)

5.1*	Opinion of Hunter Taubman Weiss LLP

10.1	Private Placement Subscription for Non-U.S. Subscriber (incorporated by reference as Exhibit 10.3 to our Annual Report on Form 10-K filed on July 1, 2014)

10.2	Subscription Agreement (incorporated by reference to our Registration Statemetn on Form S-1 filed on July 18, 2014)

10.3	Distribution Corporation Agreement dated June 25, 2014 by and between Right Fortune International Limited and Joymain International Development Group, Inc. (incorporate by reference to our Annual Report on Form 10-K filed on July 1, 2014)

10.4	Exclusive Right of Resale Agreement dated January 1, 2014 by and between Right Fortune International Limited and Joymain International Development Group, Inc. (incorporated by reference as Exhibit 10.2 to our Annual Report on Form 10-K filed on July 1, 2014)

10.5	Consulting Agreement dated May 10, 2014 between the Company and LP Funding LLC (incorporate by reference as Exhibit 10.1 to our Interim Report on Form 10-Q filed September 12, 2014)

23.1*	Consent of RBSM, LLP, Independent Registered Public Accounting Firm.

23.3*	Consent of Hunter Taubman Weiss LLP (included in Exhibit 5.1)

101**	Interactive Data Files
101.	INS XBRL Instance Document
101.	SCH XBRL Taxonomy Extension Schema Document
101.	CAL XBRL Taxonomy Extension Calculation Linkbase Document
101.	DEF XBRL Taxonomy Extension Definition Linkbase Document
101.	LAB XBRL Taxonomy Extension Label Linkbase Document
101.	PRE XBRL Taxonomy Extension Presentation Linkbase Document

*	Filed herewith.

**	Furnished herewith. Pursuant to Rule 406T of Regulation S-T, the Interactive Data Files on Exhibit 101 hereto are deemed not filed or part of any registration statement or prospectus for purposes of Sections 11 or 12 of the Securities Act of 1933, are deemed not filed for purposes of Section 18 of the Securities and Exchange Act of 1934, and otherwise are not subject to liability under those sections.

ITEM 17.	UNDERTAKINGS.

The undersigned registrant hereby undertakes to:

          (1) File, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to:

               (i) Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

               (ii) Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of the securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement, and

               (iii) Include any additional or changed material information on the plan of distribution.

          (2) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

          (3) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

          (4) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

          In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and authorized this Registration Statement on Form S-1 to be signed on its behalf by the undersigned, thereunto duly authorized, on February 10, 2015.

Joymain International Development Group Inc.

By:	/s/ Suqun Lin
Suqun Lin
President, Chief Executive Officer,
Secretary and Director

By:	/s/ Chengjie He
Chengjie He
Chief Financial Officer, Principal Accounting
Officer

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints CEO her true and lawful attorney-in-fact, with full power of substitution and resubstitution for her and in her name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or her substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Signature	Title	Date

/s/ Suqun Lin	President, Chief Executive Officer	February 10, 2015
Suqun Lin	Secretary and Director

/s/ Chengjie He	Chief Financial Officer and	February 10, 2015
Treasurer
Chengjie He	( Principal Accounting Officer)

/s/Jian Shao
Jian Shao	Chief Business Development	February 10, 2015
Officer